UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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West Pharmaceutical Services, Inc.
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101 Gordon Drive
Lionville, Pennsylvania 19341

NOTICE OF 2011 ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder,

The 2011 Annual Meeting of Shareholders of West Pharmaceutical Services, Inc. will be held at our headquarters, 101 Gordon Drive, Lionville, Pennsylvania 19341, on Tuesday, May 3, 2011, at 9:30 AM.  The items of business at the meeting are:

1.               to elect Donald E. Morel Jr., John H. Weiland, Robert C. Young and Mark A. Buthman as Class III Directors, each for a term of three years, and to elect Douglas A. Michels as a Class II Director for a term of two years;

2.               to amend our Amended and Restated Articles of Incorporation to declassify our Board of Directors so that all of our directors stand for election each year;

3.               to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2011 fiscal year;

4.               to hold an advisory vote on executive compensation;

5.               to hold an advisory vote on the frequency of the executive compensation vote;

6.               to approve the adoption of the West Pharmaceutical Services, Inc. 2011 Omnibus Incentive Compensation Plan; and

7.               to transact any other business that may properly come before the meeting and any adjournment or postponement.

The Board of Directors unanimously recommends a vote “FOR” proposals 1, 2, 3, 4 and 6 above and unanimously recommends that an advisory vote on executive compensation be held on an annual basis.

Only shareholders of record on March 18, 2011 may vote at the meeting.

Your vote is important.  Please vote your shares promptly.  You can vote your shares electronically via the Internet or by completing and returning the proxy card or voting instruction card.  You may also vote in person at the Annual Meeting.  You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in this proxy statement.

By Order of the Board of Directors,

JOHN R. GAILEY III
Vice President, General Counsel and Secretary

March 24, 2011

Important Notice Regarding the Availability of Proxy Materials for

the Shareholder Meeting May 3, 2011:

Our proxy statement and annual report are available at http://www.westpharma.com/na/en/Investors/Pages/ProxyMaterials.aspx

2011 PROXY STATEMENT

i

Note on Incorporation by Reference:

We include the names, ages and background information about our directors from our 2010 Form 10-K Annual Report by incorporating that information by reference to the heading in this proxy statement where the information can be found.

ii

WEST PHARMACEUTICAL SERVICES, INC.

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE MEETING

Proxy Solicitation

Our Board of Directors is soliciting your vote on matters that will be presented at our 2011 Annual Meeting of Shareholders and at any adjournment or postponement.  This proxy statement, the accompanying proxy card or voting instructions and our 2011 annual report are being mailed on or about March 24, 2011.  This proxy statement contains information on these matters to assist you in voting your shares.

Shareholders Entitled to Vote

If you were a shareholder of record of our common stock, par value $.25 per share, at the close of business on March 18, 2011, you can vote.  For each matter presented for vote, you have one vote for each share you own.

Shareholders of Record and Beneficial Owners

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the “shareholder of record” of those shares.  We have mailed these proxy materials directly to you.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name.  These proxy materials have been forwarded to you by your broker, bank or other holder of record who is considered the shareholder of record of those shares.  As the beneficial owner, you may direct your broker, bank or other holder of record on how to vote your shares by using the proxy card included in the mailing or by following their instructions for voting on the Internet.

Voting Methods

You may vote using any of the following methods:

Proxy Card or Voting Instruction Card.  Be sure to complete, sign and date the card and return it in the prepaid envelope.

Via the Internet.  The Internet voting procedure is designed to authenticate votes cast by use of a personal identification number.  The procedure allows shareholders to appoint a proxy and confirms that your actions have been properly recorded.  The website for Internet voting is www.voteproxy.com.  The enclosed proxy card contains specific instructions on Internet voting and additional instructions are provided on the website.  Please have your proxy card available when you go online.  Internet voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 PM Eastern Time on May 2, 2011.

In Person at the Meeting.  If you are a shareholder of record and attend the meeting, you may deliver your completed proxy card in person.  If you are a beneficial owner, you must obtain a proxy from your broker, bank or other holder of record and present it to the judge of elections with your ballot in order to vote.

Voting Shares Held in Qualified Plans.  Any shares you may hold in the West Pharmaceutical Services, Inc. 401(k) Plan or the Tech Group Puerto Rico, Inc. Savings and Retirement Plan have been added to your other holdings on your proxy card.  Your completed proxy card serves as voting instructions to the trustee of those plans.  You may direct the trustee how to vote your plan shares by submitting your proxy vote for those shares, along with the rest of your shares, by Internet or mail, all as described on the enclosed proxy card.  If you do not instruct the trustee how to vote, your plan shares will be voted by the trustee in the same proportion that it votes shares in other plan accounts for which it received timely voting instructions.

Quorum and Vote Required

We must have a quorum to conduct business at the annual meeting.  A quorum consists of the presence at the meeting either in person or represented by proxy of the holders of a majority of the outstanding shares of our common stock entitled to vote.  You are part of the quorum if you have voted by proxy.  As of the record date for the meeting, March 18, 2011,        shares of our common stock were issued and outstanding.

For the purpose of establishing a quorum, abstentions, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, and broker non-votes are considered shareholders who are present and entitled to vote, and count toward the quorum.  A broker non-vote occurs when a broker or other nominee that holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares.  Although there is no controlling precedent under Pennsylvania law regarding the treatment of broker non-votes in certain circumstances, we intend to apply the following principles.

Proposal	Votes Required	Treatment of Abstentions and Broker Non-Votes	Broker Discretionary Voting?

Proposal 1 - Election of Directors	Plurality of the votes cast	Abstentions and broker non-votes will not be taken into account in determining the outcome of the proposal	No

Proposal 2 - Declassification of our Board of Directors	80% of the shares issued and outstanding and entitled to vote generally in the election of directors	Abstentions and broker non-votes will have the effect of negative votes	Yes

Proposal 3 - Ratification of Auditors for 2011	Majority of the shares present and entitled to vote on the proposal in person or represented by proxy	Abstentions and broker non-votes will have the effect of negative votes	Yes

Proposal 4 - Advisory Vote on Executive Compensation	Majority of the shares present and entitled to vote on the proposal in person or represented by proxy	Abstentions will have the effect of negative votes and broker non-votes will not be taken into account in determining the outcome of the proposal	No

Proposal 5 - Frequency of Advisory Vote on Executive Compensation	Plurality of the votes cast	Abstentions and broker non-votes will not be taken into account	No

Proposal 6 - Approval of 2011 Omnibus Incentive Compensation Plan	Majority of the shares present and entitled to vote on the proposal in person or represented by proxy	Abstentions will have the effect of negative votes and broker non-votes will not be taken into account in determining the outcome of the proposal	No

How Your Shares Will Be Voted

In each case, your shares will be voted as you instruct.  If you return a signed card but do not provide voting instructions, your shares will be voted for the nominees for election as directors, FOR the approval of the amendment to our Amended and Restated Articles of Incorporation to declassify our Board of Directors, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2011, FOR the approval of our executive compensation of our named executive officers, FOR an annual advisory vote on executive compensation of our named executive officers, and FOR the approval of the West Pharmaceutical Services, Inc. 2011 Omnibus Incentive Compensation Plan.

Changing Your Vote

Even after you have submitted your proxy, you may revoke or change your vote at any time before the proxy is exercised by filing with our corporate secretary either a notice of revocation or a duly executed proxy bearing a later date.  You may also vote in person at the meeting, although attendance at the meeting will not by itself revoke a previously granted proxy.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Director Nominees

Our Board of Directors is currently divided into three classes, as nearly equal in number as possible.  Each year, the directors in one class are elected to serve a three-year term.  Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Donald E. Morel, Jr., John H. Weiland, Robert C. Young and Mark A. Buthman for election as Class III directors and Douglas A. Michels as a Class II Director.  If the shareholders approve Proposal 2 to declassify the Board, all director terms would expire at the 2012 Annual Meeting and all directors would stand for election at that time.

Each of the nominees has agreed to be named and to serve, and we expect each nominee to be able to serve if elected.  If any nominee is unable to serve, the Nominating and Corporate Governance Committee will recommend to our Board a replacement nominee.  The Board may then designate the other nominee to stand for election.  If you voted for the unavailable nominee, your vote will be cast for his or her replacement.

On February 22, 2011, the Board increased the size of the Board to 12 and elected Mr. Buthman and Mr. Michels to serve until the 2011 Annual Meeting and, if elected by shareholders, through the balance of their terms.  The Board chose the classes to which they were assigned in order to keep the director classes equal in anticipation of the August 2011 retirement of Class II directors John P. Neafsey and Geoffrey F. Worden under the Board’s retirement policy.

Director Qualifications and Biographies

As a leading manufacturer of pharmaceutical packaging and delivery systems with global operations, we believe that our Board of Directors should include a mix of backgrounds and expertise that enhances the ability of the directors collectively to understand the issues facing us and to fulfill the Board’s and the Board committees’ responsibilities.  Board members should have high standards of integrity and commitment, exhibit independence of judgment, be willing to ask hard questions of management and work well with others.  Directors are expected to devote sufficient time to our affairs and be free of conflicts of interest; engage in constructive discussion with each other and management and demonstrate diligence and faithfulness in attending Board and committee meetings.

The Nominating and Corporate Governance Committee reviews annually with the Board the size and composition of the Board as a whole to determine the qualifications and areas of expertise needed to further enhance the composition of the Board.  As a result of this process, the Nominating and Corporate Governance Committee has identified the following specific criteria as important for potential director candidates: (1) senior level executive leadership at public companies, particularly companies with international operations; (2) leadership in the healthcare or public health fields; (3) science or technology backgrounds; and (4) financial expertise.  The Committee works with management and the other directors to attract candidates with those qualifications.  The goal of the Committee is to achieve a Board that reflects the appropriate balance and diversity of knowledge, experience, skills and expertise.  The following chart shows the current mixture of our Board of Directors.

Mix of Qualifications, Skills and Experience

The information that follows includes each director’s (1) age and tenure on our Board; (2) experience, qualifications, attributes and skills that the led the Board to conclude that each director and nominee should serve on our Board; and (3) service on the boards of directors of other public companies during the past five years.

Nominees For Directors In Class III For Terms To Expire In 2014

Mark Buthman, 50, has served as a director since February 2011.  He has been Chief Financial Officer of Kimberly-Clark since 2003.  He is an active participant in the Standard & Poor Corporate Rating Issuers Council and the Dallas Area CFO Roundtable and serves as a member of the board of directors of K-C de Mexico.

Having served since 2003 as the Senior Vice President and Chief Financial Officer of Kimberly-Clark, a global producer of branded products for the consumer, professional and healthcare markets, Mr. Buthman provides expertise in the fields of finance and accounting as well as additional experience with real estate, investor relations and information-technology services.  Throughout his tenure at Kimberly-Clark, he has served a wide range of leadership roles in the areas of analysis, strategy and mergers and acquisitions.

Donald E. Morel, Jr., Ph.D., 53, has served as a director since March 2002.  He has been our Chief Executive Officer since April 2002 and Chairman of the Board since March 2003.  Dr. Morel was our President from April 2002 to June 2005.  He serves as a director of Fox Chase Cancer Center and Kensey Nash Corporation and as a member of the board of trustees of The Franklin Institute and of Lafayette College.

Dr. Morel has significant biomedical and pharmaceutical experience with over 20 years’ experience developing and managing programs involving advanced materials for aerospace, biomedical and pharmaceutical applications.  In addition, having served with us in a variety of increasingly responsible roles, including Chief Operating Officer, head of our drug-delivery division, and Vice President of Research and Development, Dr. Morel has considerable experience identifying and implementing strategic priorities.

Robert C. Young, M.D., 71, has served as a director since July 2002.  He has been President of RCY Medicine, a healthcare policy consulting firm, since July 2009.  He served as Chancellor of Fox Chase Cancer Center from June 2007 to his retirement in July 2009 and as its President from December 1988 to June 2007.  Dr. Young previously served as a chairman of the Board of Scientific Advisors of the National Cancer Institute and currently serves as director of Human Genome Sciences and AVEO Pharmaceuticals, Inc.  He is also a past President of the American Society of Clinical Oncology, the American Cancer Society and the International Gynecologic Cancer Society.

Dr. Young brings to our Board extensive experience and knowledge of the healthcare field, having been a medical oncologist with over 40 years’ of healthcare experience. He is internationally known for his work in the treatment of lymphoma and ovarian cancer.  He previously served as a President of the American Cancer Society, the American Society of Clinical Oncology, one of the world’s largest oncology societies, and of the International Gynecologic Cancer Society.  Dr. Young is a former member of the National Cancer Policy Board of the Institute of Medicine.

John H. Weiland, 55, has served as a director since May 2007.  He has been President and Chief Operating Officer of C. R. Bard, Inc., a medical-device company, since August 2003, and served as its Group President from April 1997 to August 2003 and its Group Vice President from March 1996 to April 1997.

Mr. Weiland has considerable expertise in the area of healthcare with 25 years of experience in the healthcare industry and brings to our Board executive leadership in medical-device company operations with significant international business expertise.  As Bard’s President and Chief Operating Officer, Mr. Weiland has responsibility for all of its business operations.

Nominee For Director In Class II For A Term To Expire In 2013

Douglas A. Michels, 54, has served as a director since February 2011.  Since June 2004, he has served as President and Chief Executive Officer of OraSure Technologies, Inc.  He also serves as a member of the board of directors of St. Luke’s Hospital and Health Network in Bethlehem, Pennsylvania.

Mr. Michels brings considerable expertise and executive leadership skills in the pharmaceutical, medical device and diagnostic industry having spent seven years with Orasure Technologies, Inc., 19 years with Johnson & Johnson and seven years with Abbott Laboratories. In February 2010, Mr. Michels was appointed to the Presidential Advisory Council on HIV/AIDS (PACHA). PACHA provides advice, information and recommendations to the President of the United States through the Secretary of Health and Human Services on domestic and global HIV/AIDS policy issues. Mr. Michels previously served on the Board of the National Blood Foundation, the Board of the National Committee for Quality Health Care, and the Coalition to Protect America’s Health Care.

Continuing Class I Directors Whose Terms Expire In 2012

Paula A. Johnson, M.D., MPH, 51, has served as a director since October 2005.  She is a cardiologist and has been the Executive Director of the Connors Center for Women’s Health and Gender Biology and Chief of the Division of Women’s Health at Brigham and Women’s Hospital since January 2002.  Dr. Johnson also is an Associate Professor at Harvard Medical School.

Dr. Johnson brings a wealth of leading healthcare expertise to our Board.  She is a nationally recognized expert in cardiology and women’s and minority healthcare issues.  In her role as Chief of the Division of Women’s Health at Brigham and Women’s Hospital,  Dr. Johnson has built a novel, interdisciplinary research, education, clinical and policy program in women’s health whose mission is to improve the health of women and to transform their medical care.  Dr. Johnson is the recipient of many awards recognizing her contributions to women’s and minority health and is featured as a national leader in medicine by the National Library of Medicine.  She has an extensive background in quality and safety in healthcare and in public health systems.

Anthony Welters, 56, has served as a director since March 1997.  He has been Executive Vice President, UnitedHealth Group Inc., a diversified health and well-being company, since November 2006 and President of the Public and Senior Markets Group since September 2007.  Mr. Welters was President and Chief Executive Officer of AmeriChoice Corporation, a UnitedHealth Group Company, and its predecessor companies from 1989 until November 2006.  Mr. Welters also serves as Vice Chair of New York University, Chairman of Morehouse School of Medicine, a director of C. R. Bard, Inc. and Qwest Communications International, Inc., the Chair of the New York University School of Law Board of Trustees and a trustee of the New York University School of Medicine and the Library of Congress.

Mr. Welters brings to our Board considerable financial and management expertise, having distinguished himself as a visionary yet practical business leader, with demonstrated entrepreneurial, operations and management expertise.  As CEO of AmeriChoice Corporation, he directed a highly successful managed care plan while pursuing new market opportunities in the field of managed healthcare.  Mr. Welters is the recipient of the prestigious Horatio Alger award and serves as a director of the Horatio Alger Association.

Patrick J. Zenner, 64, has served as a director since July 2002.  He is retired from Hoffmann-La Roche Inc., North America, the prescription drug unit of the Roche Group, a leading research-based healthcare enterprise, where he served as President and Chief Executive Officer from 1993 to January 2001.  He was a director and the Chairman of the Board of Exact Sciences Corporation until July 2010, and from July 2007 until March 2008, served as its Interim CEO.  He also served as Interim Chief Executive Officer of CuraGen Corporation from May 2005 through March 2006.    Mr. Zenner serves as Chairman of the Board and a director of ArQule, Inc. and is a director of Par Pharmaceuticals Companies, Inc.

Mr. Zenner provides to the Board over 40 years of experience and expertise in the pharmaceutical industry.  Since retiring from Hoffmann-La Roche, Mr. Zenner has devoted his considerable industry expertise and corporate-governance knowledge to small and early-stage pharmaceutical and technology companies in various capacities, including board member, chairman and interim CEO.

Continuing Class II Directors Whose Terms Expire In 2013

Thomas W. Hofmann, 59, has served as a director since October 2007.  He is the retired Senior Vice President and CFO of Sunoco, Inc., an oil refining and marketing company, where he served in that capacity from January 2002 until December 2008.  Mr. Hofmann was Sunoco’s Vice President and Chief Financial Officer from July 1998 to January 2002 and its Comptroller from July 1995 to July 1998.  He is a director of Penn Virginia Resource Partners, L.P., Fox Chase Cancer Center and Scholar Academies and is a member of the Advisory Board of the Boys & Girls Clubs of Philadelphia.

Mr. Hofmann provides substantial financial, corporate governance and management experience with expertise in all areas of finance, including tax, accounting, auditing, treasury, investor relations and budgeting, and he is well-versed in strategic planning, risk-management and capital-market issues.  Over the course of his distinguished career with Sunoco, Inc., Mr. Hofmann was involved in a number of unique transactions, including significant acquisitions and divestitures.

L. Robert Johnson, 69, has served as a director since March 1989.  He is Managing Partner of Founders Capital Partners, a venture capital angel group he established in 1988.  He is a life member of the Corporation of the Massachusetts Institute of Technology, a director of the Scholarship Foundation of Santa Barbara, the Santa Barbara Center for the Performing Arts, Affinity Biosensors, LLC and iTMP Technology, Inc.

Mr. Johnson is a seasoned investment and biotechnology business professional, with over 40 years’ experience.  He has invested in and operated technology-based companies in a variety of fields, including medical care and genomics.  He brings a wealth of technology, financial and transactional expertise to our Board.

Mr. Johnson spent 16 years developing his expertise in research, private equity and venture capital activities through his affiliations with the firms of Donaldson, Lufkin & Jenrette, Inc. and Kidder Peabody & Co., Incorporated, and 22 years in technology investing through Founders Capital Partners.  In addition, Mr. Johnson has served on numerous private and public company boards of directors.

John P. Neafsey, 71, has served as a director since November 1987.  He is President of JN Associates, an investment consulting firm he formed in November 1993, and was President and CEO of Greenwich Capital Markets from August 1990 to November 1993.  Mr. Neafsey is Chairman of the Board of Alliance Resource Partners, L.P.  He is a trustee emeritus and presidential counselor of Cornell University and a former member of the Board of Overseers of Weill Cornell Medical College.  Mr. Neafsey is also a director of Stepping Stones Museum for Children and the Cornell Club of New York City.

Mr. Neafsey has an extensive background in finance and international business.  He served as head of Greenwich Capital Markets, an investment banking firm specializing in the trading of government and asset-backed securities and derivatives, which he left to form his own investment consulting firm.  He also had a distinguished 23-year career with Sun Company (now Sunoco, Inc.) where, after rising through the ranks, he served as Chief Financial Officer and Executive Vice President for Canadian operations, coal and financial services activities.

Geoffrey F. Worden, 71, has served as a director since November 1993.  He has been President of South Street Capital, Inc., an investment company, since 1991.  He is a director of Princess House, Inc., a privately owned direct sales company, and a director or trustee of the following not-for-profit organizations:  New York City Outward Bound School; The Episcopal Academy; and Bridges Outreach Inc.

Mr. Worden has significant expertise in the financial industry with over 40 years’ experience with financial and investment matters, including strategic, corporate and financial planning, mergers, acquisitions and divestitures and their implementation, and the public and private placement of debt and equity securities.  Prior to forming South Street Capital, Mr. Worden built his financial career over 27 years at Kidder, Peabody & Co., Incorporated.

The Board of Directors unanimously recommends a vote FOR the election of each of the nominated directors.

CORPORATE GOVERNANCE MATTERS

Development and implementation of best practices throughout our corporate governance structure is fundamental to our strategy to enhance performance by creating an environment that increases operational efficiency and ensures long-term productivity and growth.  Sound corporate governance practices also ensure alignment with shareholder interests by promoting fairness, transparency and accountability in business activities among employees, management and the Board.  Our corporate governance practices and policies are established, monitored and regularly assessed by our Board of Directors with assistance and guidance from our Nominating and Corporate Governance Committee.

Corporate Governance Documents

Our principal governance documents are our Corporate Governance Principles, Board Committee Charters, Independence Standards and Code of Business Conduct.  These documents are available in the “Corporate Governance” section of our website at www.westpharma.com and copies of these documents may be requested by writing to our Corporate Secretary, West Pharmaceutical Services, Inc., 101 Gordon Drive, Lionville, PA 19341.

Aspects of our governance documents are summarized below.  We encourage our shareholders to read our governance documents, as they present a comprehensive picture of how the Board addresses its governance responsibilities to ensure our vitality and success.

Corporate Governance Principles

Our Board has adopted Corporate Governance Principles to provide guidance to our Board and its committees on the Board’s and committees’ roles, director qualifications and responsibilities, Board and committee composition, organization and leadership.  The Nominating and Corporate Governance Committee assesses the Principles in light of corporate governance developments and makes recommendations to the Board on any changes to implement.  Our Principles address, among other things:

•                  director qualifications, including our director independence standards;

•                  the requirement to hold separate executive sessions of the non-management directors and of the independent directors;

•                  the role of non-management directors in executive succession planning;

•                  the Board’s policy on setting director compensation and director stock-ownership guidelines;

•                  guidelines on Board organization and leadership, including the number and structure of committees and qualifications of committee members;

•                  policies on access to management;

•                  director orientation and continuing education; and

•                  the annual self-assessment of board and committee performance to determine their effectiveness.

Code of Business Conduct

All of our employees, officers and directors are required to comply with our Code of Business Conduct.  The Code of Business Conduct covers fundamental ethical and compliance-related principles and practices such as accurate accounting records and financial reporting, avoiding conflicts of interest, the protection and use of our property and information and compliance with legal requirements.  The Board has adopted a comprehensive corporate compliance and ethics program and has named John R. Gailey III our Chief Compliance Officer.  Mr. Gailey delivers semi-annual reports on the corporate compliance and ethics program to the Audit Committee.

Board Leadership Structure

The Board has determined that combining the CEO and Chairman positions is currently the appropriate leadership structure for the Company.  The Board believes that our CEO is best situated to serve as Chairman because, given his day-to-day involvement with and intimate understanding of our business, industry and management team, he is the director most capable of effectively identifying and implementing strategic priorities.

Independent directors and management have different perspectives and roles in strategy development.  Our independent directors bring experience, oversight skills and expertise from outside our organization and industry, while our CEO brings Company-specific experience and expertise.  The Board believes that the combined role of Chairman and CEO promotes strategy development and implementation, and facilitates information flow between management and the Board, which are essential to effective governance.  The Board further believes that combining these roles fosters clear accountability, effective decision-making and alignment on the development and execution of corporate strategy.

One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for implementing the strategy once it is developed.  The Board also believes the combined role of Chairman and CEO is an effective structure for the Board to understand the risks associated with the Company’s strategic plans and objectives.  Combining these positions places the Company’s senior-most executive in a position to guide the Board’s agenda in setting priorities for the Company and addressing the risks and challenges the Company faces.  Additionally, maintaining an independent board with a Chairman, Independent Director permits open discussion and assessment of the Company’s ability to manage these risks and provides the appropriate balance between strategy development and independent oversight of management.

Chairman, Independent Directors

Thomas W. Hofmann, an independent director who serves as Chairman of the Nominating and Corporate Governance Committee, was selected by the Board last year to serve as the Chairman, Independent Directors for all meetings of non-management directors held in executive session.  The Chairman, Independent Directors confers with the CEO on Board agenda items, meeting schedules, presentations and other communications; acts as chairman for Board discussions on any subject where the CEO would not be the appropriate person to chair such discussions; and serves as principal liaison between the CEO and the independent directors.

The CEO and the Chairman, Independent Directors create the agenda for each Board meeting.  Each independent director may add items to the agenda.  Independent directors meet in regularly scheduled executive sessions and in special executive sessions called by the Chairman, Independent Directors.

The Board’s Role in Risk Oversight

The Board’s role in risk oversight is consistent with the Company’s leadership structure, with management having day-to-day responsibility for assessing and managing the Company’s risk exposure and the board taking an active role in overseeing management of our risks—both at the Board and committee level.

The Board regularly reviews and monitors the risks associated with our financial condition and operations and specifically reviews the enterprise risks associated with the Company’s five-year plan.  In particular, the Board reviews the Company’s risk portfolio, confirms that management has established risk management processes that are functioning effectively and efficiently and are consistent with the Company’s corporate strategy, reviews the most significant risks and determines whether management is responding appropriately.

The Board performs its risk oversight role by using several different levels of review.  Each board meeting begins with a strategic overview by the CEO that describes the most significant issues, including risks, affecting the Company and also includes business updates from each reporting segment.  In addition, at least quarterly, the Board reviews in detail the business and operations of each of the Company’s reporting segments, including the primary risks associated with that segment.

The Board focuses on the overall risks affecting the Company.  Each committee has been delegated the responsibility for the oversight of specific risks that fall within its areas of responsibility.  For example:

•                  The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation policies, plans and arrangements and the extent to which those policies or practices increase or decrease risk for the company.

•                  The Audit Committee oversees management of financial reporting, compliance and litigation risks as well as the steps management has taken to monitor and control such exposures.

•                  The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors, potential conflicts of interest and the effectiveness of the Board.

•                  The Innovation and Technology Committee reviews risks associated with intellectual property, innovation efforts and our technology strategy.

Although each committee is responsible for evaluating certain risks and overseeing the management of those risks, the full Board of Directors is regularly informed about those risks through committee reports.

Director Independence

Our Board of Directors has adopted a formal set of categorical director qualification standards used to determine director independence.  The standards meet or exceed the independence requirements of the NYSE corporate governance listing standards.  Under the standards, a director must be determined to have no material relationship with us other than as a director.  The standards specify the criteria for determining director independence, including strict guidelines for directors and their immediate families regarding employment or affiliation with us or our independent registered public accounting firm.  The standards also prohibit Audit Committee members from having any direct or indirect financial relationship with us.  The full text of our standards may be found under the “Investors — Corporate Governance” captions on our website at www.westpharma.com.

With the assistance of our General Counsel, the Nominating and Corporate Governance Committee has reviewed the applicable legal standards for Board and committee member independence, our standards of independence and the criteria applied to determine “audit committee financial expert” status.  The Committee has also reviewed a summary of the answers to annual questionnaires completed by each director.  On the basis of this review, the Nominating and Corporate Governance Committee has reported its findings to the full Board, and the Board has affirmatively determined that each of its non-employee directors is independent of us and our management under our standard of independence.  In making its determination, the Board considered relevant facts and circumstances, including direct and indirect transactions and relationships between each director and us.

Director Mandatory Retirement

Non-employee directors are ineligible for election or reelection after age 71 and must retire at age 72.  Employee directors must submit their resignation upon employment termination.

Stock Ownership Goal for Directors

To encourage significant stock ownership by our directors, and to further align their interests with the interest of our shareholders, directors are expect to acquire within three years of appointment, and to retain during their tenure on the Board, shares of our common stock equal in value to at least five times the amount of the annual retainer.  In 2010, the annual retainer was $40,000.  The Board has set stock ownership goals for senior executive management, which are set forth in “Compensation Discussion and Analysis—Other Compensation Policies.”

Executive Sessions of Non-Management Directors

Our Board also holds regular executive sessions of only non-management directors to conduct a self-assessment of its performance and to review management’s strategy and operating plans, the criteria by which our CEO and other senior executives are measured, management’s performance against those criteria and other relevant topics.  Last year, non-management directors held three executive sessions in conjunction with regularly scheduled Board meetings, and the independent directors held two separate meetings.

Communicating with the Board

Interested parties may communicate with the Chairman, Independent Directors or the non-management directors as a group by sending a letter addressed to our Board of Directors, c/o Vice President, General Counsel and Secretary, West Pharmaceutical Services, Inc., 101 Gordon Drive, Lionville, PA 19341.  Communications to a particular director should be addressed to that director at the same address.

Our corporate secretary maintains a log of all communications received through this process.  Communications to specific directors are forwarded to those directors.  All other communications are transmitted directly to the Chairman, Independent Directors who decides whether they should be forwarded to a particular Board committee or to management for further handling.

Nomination of Director Candidates

Candidates for nomination to our Board of Directors are selected by the Nominating and Corporate Governance Committee in accordance with the Committee’s charter, our Amended and Restated Articles of Incorporation, our Bylaws and our Corporate Governance Principles.  All persons recommended for nomination to our Board, regardless of the source of the recommendation, are evaluated in the same manner by the Committee.

The Board and the Nominating and Corporate Governance Committee consider, at a minimum, the following factors in recommending potential new Board members or the continued service of existing members:

•                  A director is nominated based on his or her professional experience.  A director’s traits, expertise and experience add to the skill-set of the Board as a whole and provide added value in areas needed for the Board to operate effectively.

•                  A director must have high standards of integrity and commitment, and exhibit independence of judgment, a willingness to ask hard questions of management and the ability to work well with others.

•                  A director should be willing and able to devote sufficient time to the affairs of the Company and be free of any disabling conflict.

•                  All of the directors, except for the chief executive officer, should be “independent” as outlined in West’s Independence Standards.

•                  A director should exhibit confidence and a willingness to express ideas and engage in constructive discussion with other Board members, Company management and all relevant persons.

•                  A director should actively participate in the decision-making process, be willing to make difficult decisions, and demonstrate diligence and faithfulness in attending Board and committee meetings.

•                  The Board generally seeks active or former senior level executives of public companies, particularly companies with international operations, leaders in the healthcare or public health fields and individuals with financial expertise.

When considering nominees, the Nominating and Corporate Governance Committee may also consider whether the candidate possesses the qualifications, experience and skills it considers appropriate in the context of the Board’s overall composition and needs.  In addition, the Nominating and Corporate Governance Committee considers the value of diversity on the Board of Directors in the director nominee identification and nomination process.

Accordingly, the Committee’s evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the Board.  The Committee regularly assesses the effectiveness of this approach as part of its review of the Board’s composition.

To assist it with its evaluation of the director nominees for election at the 2011 Annual Meeting, the Committee took into account the factors listed above and used a skills matrix highlighting the experience of our directors in areas such as pharmaceutical and biopharmaceutical services, medical device components, leadership, financial literacy, risk management expertise, and independence.  Under the heading “Director Qualifications and Biographies,” we provide an overview of each nominee’s principal occupation, business experience and other directorships of publicly-traded companies, together with the qualifications, experience, key attributes and skills the Committee and the Board of Directors believe will best serve the interests of the Board, the Company and our shareholders.

Shareholders who wish to recommend or nominate director candidates must provide information about themselves and their candidates and comply with procedures and timelines contained in our Bylaws.  These procedures are described under “Other Matters—2012 Shareholder Proposals or Nominations” in this proxy statement.

Policy on Review of Related Person Transactions

The Board has adopted a written policy and procedures relating to the Nominating and Corporate Governance Committee’s review and approval of transactions with related persons that are required to be disclosed in proxy statements under SEC regulations.  A “related person” includes our directors, officers, 5% shareholders and immediate family members of these persons.  Under the policy, the Nominating and Corporate Governance Committee reviews the material facts of all related person transactions, determines whether the related person has a material interest in the transaction and may approve, ratify, rescind or take other action with respect to the transaction.  In approving the transactions, the Committee will take into account, among other factors, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transactions.

The Committee reviews and pre-approves certain types of related person transactions, including (1) director and executive officer compensation that is otherwise required to be reported in our proxy statement under SEC regulations; (2) certain transactions with companies at which the related person is an employee only; and (3) charitable contributions that would not disqualify a director’s independent status.  The policy and procedures can be found in the “Investors—Corporate Governance—Related Party Transaction Policies and Procedures” section of our website www.westpharma.com.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Meetings

During 2010, our Board met eight times.  Each director except Mr. Welters attended at least 75% of the Board meetings and the meetings of the Board committees on which he or she served.  All directors are expected to attend the annual meeting of shareholders, and all except one of our directors attended the 2010 annual meeting.

Board Committees

The Board has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Innovation and Technology Committee, each of which consists solely of independent directors.  Each of our committees has a written charter, which is posted in the “Investors—Corporate Governance” section of our website at www.westpharma.com.  You may request a printed copy of each committee’s charter from our corporate secretary.  The following table sets forth the members of our board committees as of December 31, 2010 and the number of meetings held last year.

2010 Committee Membership and Number of Committee Meetings Held in 2010

Name	Audit	Compensation	Nominating and Corp. Governance	Innovation and Technology
Thomas W. Hofmann	M		C
L. Robert Johnson				C
Paula A. Johnson				M
John P. Neafsey	C		M
John H. Weiland		C
Anthony Welters		M
Geoffrey F. Worden	M
Robert C. Young				M
Patrick J. Zenner		M	M

Number of 2010 Meetings	7	6	3	2

M = Member         C = Chair

In May 2010, our committee membership changed.  Mr. Zenner left the Audit Committee and joined the Nominating and Corporate Governance Committee, replacing Dr. Young.  Mr. Johnson left the Compensation Committee, and Mr. Weiland assumed the chairmanship from Mr. Johnson.  Mr. Johnson assumed the chairmanship of the Innovation and Technology Committee from Dr. Young, and Mr. Hofmann was appointed chairman of the Nominating and Corporate Governance Committee following his appointment as Chairman, Independent Directors which he assumed from Mr. Welters.  Mr. Welters left the Nominating and Corporate Governance Committee.

Audit Committee

The Audit Committee assists our Board in its oversight of (1) the integrity of our financial statements; (2) the independence and qualifications of our independent auditors; (3) the performance of our internal audit function and independent auditors; and (4) our compliance with legal and regulatory requirements.  In carrying out these responsibilities, the Audit Committee, among other things:

•                  Reviews and discusses our annual and quarterly financial statements with management and the independent auditors;

•                  Manages our relationship with the independent auditors, including having sole authority for their appointment, retention and compensation; reviewing the scope of its work; approving non-audit and audit services; and confirming the independence of the independent auditors; and

•                  Oversees management’s implementation and maintenance of disclosure controls and procedures and internal control over financial reporting.

Audit Committee Financial Experts.  The Board has determined that each current member of the Audit Committee is an “audit committee financial expert” within the meaning of SEC regulations.

Compensation Committee

The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to compensation of the Company’s executive officers.  In discharging its duties, the Committee monitors the effectiveness of our executive compensation programs in realizing our compensation philosophy; reviews and approves corporate goals and objectives relevant to the compensation of our executive officers and evaluates their performance against those goals and objectives.

In addition, the Compensation Committee develops our overall compensation philosophy and, either as a committee or together with the other independent directors, determines and approves our executive compensation programs, makes all decisions about the compensation of our executive officers, including the named executive officers, and oversees our cash and equity-based incentive compensation plans.  The Compensation Committee reviews and discusses our CEO’s compensation with the independent directors in executive session before making a final decision on his compensation.  Each year, the Compensation Committee reviews the nature and amounts of all elements of the named executive officers’ compensation, both separately and in total, to ensure that compensation levels continue to support our pay-for-performance philosophy and accomplish the Committee’s goals of linking compensation with shareholder value.

The Compensation Committee approves guidelines for grants of equity-based awards under our incentive plans and has adopted policy and procedures that govern equity grants.  Under that policy, the Compensation Committee makes all equity awards once per year at a committee meeting in February or March, following the release of earnings for the prior fiscal year.  The Compensation Committee has delegated limited authority to a plan committee comprised of the CEO, Vice President, Human Resources, General Counsel and Corporate Controller to grant equity awards in connection with the hiring or promotion of employees or for retention purposes.  The policy also confirms that the grant date of any equity award is the date the award is approved at a meeting of the Compensation Committee or plan committee and that the exercise price of any stock option is determined as of the grant date in compliance with the terms of the applicable incentive plan.

Additional information about the processes and procedures the Compensation Committee follows in considering and setting executive compensation is provided under “Compensation Discussion and Analysis.”

Risk Considerations in Our Compensation Programs.  The Compensation Committee has reviewed our compensation policies and practices for our employees and concluded that any risks arising from our policies and programs are not reasonably likely to have a material adverse effect.  The Compensation Committee believes that the mix and design of the elements of our compensation program are appropriate and encourage executive officers and key employees to strive to achieve goals that benefitover the long term.  Our compensation policies and procedures are applied uniformly to all eligible participants.  By targeting both company-wide and business-unit performance goals in our annual bonus plans and long-term compensation, we believe we have allocated our compensation between base salary and short- and long-term target opportunities in a way that does not encourage excessive risk-taking by our employees.

Incentive Compensation Recovery Policy.  To further mitigate risk, in February 2010, our Board adopted an incentive compensation recovery policy –”clawback” policy– which applies to both annual and long-term equity-based and performance-based compensation for all employees.  The clawback policy allows us to cancel or seek repayment of incentive awards from any employee who engages in conduct materially harmful to us or whose fraud or misconduct gives rise to a significant or material restatement of financial results.

It also allows us to seek repayment of award amounts that were overpaid due to mathematical errors, fraud, misconduct or gross negligence.  Recovery may be obtained from any award recipient during the three-year period following payment of the award.  The clawback policy applies to all awards made on or after February 2010 and will be incorporated into all future awards.

The Compensation Committee has the sole and absolute authority to exercise discretion in the application of the clawback policy with respect to all executive officers and directors.  We believe the clawback policy preserves value for our shareholders by providing the Compensation Committee with a specific method to recover amounts that should not have been paid.

Compensation Consultant and 2010 Fees.  Since 2004, the Compensation Committee has used Towers Watson (previously named Towers Perrin) as its compensation consultant.  The individual primarily responsible for performing executive compensation consulting services for us left Towers Watson in July 2010 and joined Pay Governance LLC, a newly formed advisory firm that solely provides executive compensation advice.  Pay Governance is primarily composed of former partners and employees of Towers Watson (and its predecessors).  In July 2010, the Committee decided to retain Pay Governance.  Factors in the Committee’s decision were the Committee’s comfort with the individual consultant and his knowledge of our compensation programs, and the fact that the firm would be considered completely independent.  Both Towers Watson and Pay Governance reported directly to the Compensation Committee.

During the period that Towers Watson provided executive compensation consulting services, it also provided non-executive compensation consulting services to us.  The executive compensation consulting services provided by Towers Watson Services during 2010 totaled $137,315.  The non-executive compensation consulting services provided by Towers Watson Services during 2010 totaled $379,552, of which $289,427 were incurred prior to Pay Governance LLC Services becoming our independent consultant.  The remaining $90,125 of the non-executive compensation consulting fees were incurred after we engaged Pay Governance as our consultant.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee identifies qualified individuals to serve as board members; recommends nominees for director and officer positions; determines the appropriate size and composition of our Board and its committees; monitors a process to assess Board effectiveness; reviews related-party transactions; and considers matters of corporate governance.  After review by the independent directors, the Nominating and Corporate Governance Committee formally recommends to our Board a successor to our CEO.  The committee also reviews and makes recommendations to the Board on the form and level of director compensation.  The Nominating and Corporate Governance Committee administers director equity-based compensation awards.

Innovation and Technology Committee

The Innovation and Technology Committee provides guidance to our Board on technical and commercial innovation strategies; reviews emerging technology trends that may affect our business; reviews our major innovation and technological programs and overall patent strategies; and assists our Board in making well-informed choices about investments in new technology.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Director Compensation For Fiscal 2010

Our non-employee directors receive annual grants of deferred stock and cash compensation, in the form of an annual retainer, meeting and committee fees.  The following table shows the meeting fees and retainers we paid to non-employee directors for 2010:

Compensation Item	Amount
Annual Retainers
Board	$40,000
Audit Committee Chair	$15,000
Compensation Committee Chair	$7,500
Nominating and Corporate Governance Committee Chair	$7,500
Innovation and Technology Committee Chair	$7,500
Chairman, Independent Directors	$20,000
Per-Meeting Fees
Board	$1,500
Committee	$1,000

The total 2010 compensation of our non-employee directors is shown in the following table.  All directors are currently serving on our Board.  Mr. Buthman and Mr. Michels received no compensation as non-employee directors with respect to 2010.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Thomas W. Hofmann	77,333	109,992	5,233	192,558
L. Robert Johnson	61,139	109,992	20,339	191,470
Paula A. Johnson	52,000	109,992	7,010	169,002
John P. Neafsey	72,277	109,992	48,997	231,266
John H. Weiland	61,000	109,992	7,515	178,507
Anthony Welters	62,478	109,992	21,555	194,025
Geoffrey F. Worden	60,389	109,992	35,575	205,956
Robert C. Young	56,390	109,992	18,569	184,951
Patrick J. Zenner	60,000	109,992	10,900	180,892

Fees Earned or Paid in Cash.  The amounts in the “Fees Earned or Paid in Cash” column are retainers and meeting fees earned for serving on our Board, board committees and as committee chairs and Chairman, Independent Directors.  All annual retainers and meeting fees are paid quarterly.  The amounts do not reflect elections to defer fees under the Non-Qualified Deferred Compensation Plan for Non-Employee Directors (“Director Deferred Compensation Plan”).  Mr. Welters and Mr. Weiland deferred 100% of their cash compensation and Dr. Young deferred 50% of his cash compensation during 2010.

Stock Awards.  The amounts in the “Stock Awards” column reflect the grant date fair value for deferred stock awards made in 2010.  The grant date fair value is determined under Financial Accounting Standards board (“FASB”) Accounting Standards Codification Topic 718.  In 2010, each non-employee director was awarded 2,617 shares of deferred stock.  The 2010 deferred stock had a grant date fair market value of $42.03 per share based on the closing price of our common stock on the award date, May 4, 2010.  For a more detailed discussion on the grant date fair value for our deferred stock awards, refer to Note 15, to the consolidated financial statements contained in our 2010 Form 10-K.  Deferred-stock awards are made on the date of our annual meeting and vest pro rata on a monthly basis through the date of the next annual meeting when the award will become fully vested.  Vesting ceases upon termination for any reason, and the entire award is forfeited immediately if a director is removed from the Board for cause.

All deferred stock is credited to an account under the Director Deferred Compensation Plan and is distributed as shares of common stock according to the terms of that plan, as described below.  When dividends are paid on common stock, additional shares of deferred stock are credited to each director’s deferred stock account as if those dividends were used to purchase additional shares.

Stock Options.  Prior to 2007, non-employee directors received annual grants of stock options, which vested on the first anniversary of the grant date.  After benchmarking this practice, our Board of Directors stopped granting stock options to directors.  All stock options are vested and expire 10 years after the original date of grant.

The following table presents information on stock awards and stock options as of December 31, 2010 for each person who served as a non-employee director last year.

Outstanding Director Stock Awards and Stock Options at Fiscal Year-End 2010

Name	Vested Deferred Stock Awards (#)	Unvested Deferred Stock Awards (#)	Total Deferred Stock Awards (#)	Stock Options Outstanding (#)
Thomas W. Hofmann	7,408	1,120	8,528	—
L. Robert Johnson	8,074	1,120	9,194	19,200
Paula A. Johnson	8,074	1,120	9,194	6,400
John P. Neafsey	8,074	1,120	9,194	6,400
John H. Weiland	8,074	1,120	9,194	—
Anthony Welters	8,074	1,120	9,194	28,200
Geoffrey F. Worden	8,074	1,120	9,194	23,700
Robert C. Young	8,074	1,120	9,194	16,268
Patrick J. Zenner	8,074	1,120	9,194	23,950

All Other Compensation.  The amounts in the “All Other Compensation” column are the sum of: (i) the dividend equivalents credited to accounts under the Director Deferred Compensation Plan and (ii) with respect to Mr. Hofmann, Mr. Neafsey, Mr. Worden, Dr. Young and Mr. Zenner, charitable contributions of $1,000 each made under our charitable contribution matching program, which is available to our employees, retirees and directors on a non-discriminatory basis.

Director Deferred Compensation Plan

All non-employee directors may participate in the Director Deferred Compensation Plan, which permits participants to defer all or a part of their annual cash retainers and meeting fees until their Board service terminates.  Deferred fees may be credited to a “stock-unit” account that is deemed invested in our common stock or to an account that earns interest at the prime rate of our principal commercial bank.  The stock-unit accounts also are credited with dividend equivalents based on the number of stock units credited to the account as of the dividend record date.

The value of a director’s account balance is distributed on termination of Board service.  The value of a director’s stock-unit account is determined by multiplying the number of stock units credited to the account by the fair market value of our common stock on the termination date.

Directors may receive their distribution as a lump sum or in up to 10 annual installments.  Separate elections apply to amounts earned and vested before 2005 and amounts earned and vested after December 31, 2004.  Deferred stock is distributed in shares of stock and deferred stock units are distributed in cash.  If a director elects the installment option, any cash-account balances during the distribution period will earn interest at the prime rate of our principal commercial bank and deferred stock will be credited with dividends until paid.  Partial shares are distributed in cash.  The following table summarizes the amounts credited to each Director Deferred Compensation Plan account as of December 31, 2010:

Name	Stock Units Value(1) ($)	Deferred Stock Value (1) ($)	Amount Invested in Cash Account (2) ($)	Total Account Balance ($)
Thomas W. Hofmann	-0-	351,370	-0-	351,370
L. Robert Johnson	941,037	378,804	-0-	1,319,841
Paula A. Johnson	140,960	378,804	-0-	519,764
John P. Neafsey	2,601,084	378,804	-0-	2,979,888
John H. Weiland	211,904	378,804	-0-	590,708
Anthony Welters	1,051,024	378,804	-0-	1,429,828
Geoffrey F. Worden	1,795,461	378,804	68,908	2,243,173
Robert C. Young	793,113	378,804	-0-	1,171,917
Patrick J. Zenner	314,430	378,804	-0-	693,234

(1)          Value is determined by multiplying the number of stock units or shares of deferred stock, as applicable, times $41.20, the fair market value of a share of stock on December 31, 2010.  Stock units relate to deferred compensation that has previously been reported in the “Fees Earned or Paid in Cash” column for the year the compensation was earned.

(2)          Mr. Worden is the only director with amounts invested in the interest-bearing account.  This account earned interest at a rate of 3.35%, compounded quarterly, which resulted in $2,249 being credited to his account in 2010.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors and officers file reports of holdings and transactions in our shares with the SEC and the New York Stock Exchange.  Based on our records and other information, we believe that in 2010 our directors and officers met all applicable Section 16(a) filing requirements during 2010, with the exception that Joseph E. Abbott, Michael A. Anderson, John R. Gailey III and John Paproski each filed a single late report with respect to shares withheld to satisfy tax payments resulting from the vesting of restricted stock shares under our incentive compensation plan.  The required reports were filed one day after their due date.  The late filings were due to an administrative error of the Company.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table shows the number of shares of our common stock beneficially owned by (a) each of our directors; (b) each named executive officer; (c) all current directors and executive officers as a group; and (d) each person or group known by us to own more than five percent of the outstanding shares of our common stock.  The information is stated as of February 23, 2011.  Unless otherwise noted, the beneficial owners exercise sole voting and/or dispositive power over their shares.

Name	Common Stock (1)		Options Exercisable Within 60 Days	Percent of Class
Mark A. Buthman	-0-		—	*
Steven A. Ellers	175,464		230,517	1.2%
William J. Federici	82,644		131,202	*
Thomas W. Hofmann	7,409		—	*
L. Robert Johnson	20,838		19,200	*
Paula A. Johnson	8,074		—	*
Heino Lennartz	-0-		13,175	*
Donald E. Morel, Jr.	294,193		810,735	3.3%
Douglas A. Michels	-0-		—	*
John P. Neafsey	8,074		6,400	*
Ron van Dijk	7,606		12,550	*
John H. Weiland	8,074		—	*
Anthony Welters	11,000		28,200	*
Geoffrey F. Worden	15,598		23,700	*
Robert C. Young	15,074		16,268	*
Patrick J. Zenner	10,824		23,950	*

All directors and executive officers as a group (22) (2)	747,979	(3)	1,641,886	6.4%

Franklin Advisory Services, Inc. One Parker Plaza, Ninth Floor Fort Lee, NJ 07024	3,537,423	(4)	—	10.6%

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	2,441,887	(5)	—	7.3%

Neuberger Berman Group LLC 605 Third Avenue New York, NY 10158	1,757,269	(6)	—	5.3%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19341	1,737,715	(7)	—	5.2%

NFJ Investment Group LLC 2100 Ross Avenue, Suite 700 Dallas, TX 75201	1,705,100	(8)	—	5.1%

* Less than one percent of the outstanding shares of our common stock.

(1)          For executive officers, the common stock column includes (a) vested shares held in employee participant accounts under our 401(k) plan, Non-Qualified Deferred Compensation Plan for Designated Employees and Employee Stock Purchase Plan and (b) incentive shares (time-vested restricted stock held in various incentive plan accounts), unless those shares have been deferred under the Employee Deferred Compensation Plan.  For non-employee directors, the common stock column includes vested deferred stock awarded under the Director Deferred Compensation Plan, which are distributed in shares of common stock upon termination of Board service.  The following table shows how these shares are held:

Name	Deferred Stock	401(k) Plan	Employee Deferred Compensation Plan	Employee Stock Purchase Plan	Incentive Shares (Restricted Stock)

Mark A. Buthman	-0-	—	—	—	—
Steven A. Ellers	—	3,498	23,391	8,142	1,098
William J. Federici	—	489	12,854	5,362	363
John R. Gailey III	—	699	9,528	-0-	-0-
Thomas W. Hofmann	7,408	—	—	—	—
L. Robert Johnson	8,074	—	—	—	—
Paula A. Johnson	8,074	—	—	—	—
Heino Lennartz	—	—	—	-0-	-0-
Donald E. Morel, Jr.	—	1,199	28,553	3,966	1,359
Douglas A. Michels	-0-	—	—	—	—
John P. Neafsey	8,074	—	—	—	—
Ron van Dijk	—	—	—	-0-	-0-
John H. Weiland	8,074	—	—	—	—
Anthony Welters	8,074	—	—	—	—
Geoffrey F. Worden	8,074	—	—	—	—
Robert C. Young	8,074	—	—	—	—
Patrick J. Zenner	8,074	—	—	—	—
All directors and executive officers as a group (22)	71,999	20,096	95,290	35,277	4,355

(2)   In anticipation of his retirement, Mr. Ellers resigned from his position on January 2, 2011 and Mr. van Dijk left his position on December 31, 2010.  They are considered “named executive officers” because they were among the three most highly compensated executive officers other than the CEO and CFO during 2010, but their holdings are excluded from the calculation of the group beneficial ownership because SEC rules require disclosure of the directors and executive officers in office as of the date of this proxy statement.

(3)   Includes 34,803 shares held by our charitable foundation.  Paula A. Johnson, a member of our Board, and Richard D. Luzzi, one of our executive officers, are trustees of the foundation and, in that capacity, are each deemed to be the beneficial owner of the shares held by the foundation because they share voting and dispositive power over those shares.  Dr. Johnson and Mr. Luzzi disclaim any economic interest in shares held by the foundation.

(4)   Based on information contained in a Schedule 13G filing dated February 9, 2011 made by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, LLC.  Represents shares beneficially owned by one or more open or closed-end investment companies or other managed accounts, which are advised by direct and indirect investment advisory subsidiaries of FRI.  Charles B. Johnson and Rupert H. Johnson, Jr. are principal owners of FRI, and they, along with FRI and each of FRI’s advisory subsidiaries, including FAS, disclaim any economic interest or beneficial ownership in any of the shares covered by the Schedule.  They disclaim the existence of a group.  FAS has sole dispositive power with respect to 3,537,423 of the shares and sole voting power with respect to 3,515,323 of the shares.

(5)   Based on information contained in a Schedule 13G filing dated February 9, 2011 made by BlackRock, Inc.

(6)   Based on information contained in a Schedule 13G filing dated February 14, 2011 made by Neuberger Berman Group LLC and Neuberger Berman LLC.  Neuberger Berman LLC and Neuberger Berman Management LLC serve as a sub-advisor and investment manager of Neuberger Berman Group LLC’s various registered mutual funds. Neuberger Berman Group LLC has shared dispositive power with respect to 1,757,269 of the shares and shared voting power with respect to 1,526,029. Neuberger Berman Group LLC does not have sole power to vote or dispose of the shares.

(7)   Based on information contained in a Schedule 13G filing dated February 10, 2011 made by The Vanguard Group, Inc.  Vanguard has sole dispositive power with respect to 1,693,985 of the shares, shared dispositive power with respect to 43,730 and sole voting power with respect to 43,730 of the shares.

(8)   Based on information contained in a Schedule 13G filing dated February 14, 2011 made by Allianz Global Investors Capital LLC and its wholly owned subsidiary NFJ Investment Group LLC.  Allianz Global Investors Capital LLC is a wholly-owned subsidiary of Allianz Global Investors of America L.P.  Represents shares held by investment advisory clients or discretionary accounts of which Allianz Global Investors Capital LLC or NFJ is the investment adviser.  They disclaim the existence of a group.  NFJ has sole dispositive power with respect to 1,705,100 of the shares and sole voting power with respect to 1,684,000 of the shares.

PROPOSAL 2 — AMEND OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION TO DECLASSIFY OUR BOARD OF DIRECTORS

Current Classified Board Structure

Article 8 of our Amended and Restated Articles of Incorporation currently requires that our Board of Directors be divided into three classes of approximately equal size (Class I, Class II and Class III), each with a three-year term.  Generally, absent the earlier resignation or removal of a director, the terms of the classes are staggered, meaning that only one of the three classes stands for re-election at each annual meeting of shareholders.

Proposal to Declassify our Board Structure

In February 2011, our Board unanimously approved and recommended that our shareholders approve an amendment to our Articles to declassify our Board of Directors.  This will allow you to vote on the election of our entire Board each year, rather than on a staggered basis as with our current classified board structure.

Declassification of the Board requires an amendment to Article 8 of our Articles to delete the references to the classified board structure.  A marked copy of the Certificate of Amendment of the Articles reflecting the revisions is attached to this proxy statement as Appendix A.  If approved by our shareholders, the amendment will become effective upon the filing of a certificate of amendment with the Secretary of the Commonwealth of Pennsylvania, which will occur shortly after the 2011 Annual Meeting.  Each director will then stand for election at the 2012 Annual Meeting (and thereafter) for a one-year term.  You are requested in this Proposal 2 to approve the proposed amendment to our Articles to declassify the Board of Directors effective at the 2012 Annual Meeting.

Each director whose term does not expire at the 2012 Annual Meeting has executed a letter shortening his or her respective term.  The letters are contingent on shareholder approval of this Proposal and will become effective at the 2012 Annual Meeting.  If you do not approve this Proposal 2, our Board will remain classified, the contingent letters will be ineffective, and you will instead be asked to elect only three Class I directors at the 2012 Annual Meeting.

Rationale for Declassification

In determining whether to propose declassifying the Board to our shareholders, our Board considered the arguments in favor of and against continuation of the classified board structure and determined that it would be in the best interests of the Company and our shareholders to amend our Articles to declassify our Board.

Our Board recognizes that a classified structure may offer several advantages, such as promoting board continuity and stability, encouraging directors to take a long-term perspective, and ensuring that a majority of our Board will always have prior experience with the Company.  Additionally, classified boards provide effective protection against unwanted takeovers and proxy contests as they make it difficult for a substantial shareholder to gain control of the Board without the cooperation or approval of incumbent directors.

However, our Board also recognizes that a classified structure may appear to reduce directors’ accountability to shareholders, because such a structure does not enable shareholders to express a view on each director’s performance by means of an annual vote.  Moreover, many institutional investors believe that the election of directors is the primary means for shareholders to influence corporate governance policies and to hold management accountable for implementing those policies.

The Board of Directors unanimously recommends a vote FOR the amendment to our Amended and Restated Articles of Incorporation to declassify the Board of Directors.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis.  Based on its review and discussions with management, the Compensation Committee recommended to the Company’s Board of Directors, and the Board approved, that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Compensation Committee

John H. Weiland, Chairman
Anthony Welters
Patrick J. Zenner

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the Board of Directors determines the compensation for our executive officers.  The Committee develops our overall compensation philosophy, considers, adopts, reviews and revises executive officer compensation plans, programs and guidelines and reviews and determines all components of each executive officer’s compensation.  The Committee also oversees our cash and equity-based incentive compensation plans and approves guidelines for grants of awards under these plans.  As discussed under “Meetings and Committees of the Board of Directors—Compensation Committee,” the Committee engaged Towers Watson and Pay Governance LLC as the Committee’s outside consultants.

The “Executive Compensation” section presents compensation earned by the named executive officers in 2010, 2009 and 2008.

2010 Compensation Program Review

The essential features of our compensation design and program elements have remained substantially the same over the last four years, and we believe the program has successfully linked executive pay with performance and provided appropriate incentive to meeting established financial and strategic goals.  During 2010, we conducted a comprehensive review of compensation program pay and philosophy.  As a result of that review, we made the following improvements to program elements to better align our executive compensation structure and governance with current trends and practices:

•                  We adopted a broad “clawback” policy covering incentive compensation paid to any employee.  For a description of this policy, see “Compensation Committee—Risk Considerations in Our Compensation Programs.”

•                  We reaffirmed the appropriateness of the two industry groups used for benchmarking executive compensation and rebalanced the make-up of our primary peer group to realign that group with our current size and to better reflect a number of companies often used for comparison by external constituents.  The realigned group will be used in our 2011 executive compensation reviews.  How we use these groups in making our compensation decisions is discussed under “Comparator Groups” below.

•                  We eliminated income-tax gross-ups for imputed income on executive perquisites.

•                  We eliminated the “single-trigger” feature and golden-parachute excise-tax gross-ups in any change-in-control agreements offered to future executives.

•                  We amended our compensation philosophy to expressly state our position that incentive plans should appropriately balance risk and reward.  We conducted a risk assessment of our incentive plan designs, policies and practices.  For further information on the Compensation Committee’s role in the oversight of incentive-plan risk management, see “Meetings and Committees of the Board of Directors— Compensation Committee—Risk Considerations in Our Compensation Program.”

Also as a result of this review, we declined to establish a formal pay mix philosophy.  Our Compensation Committee confirmed its belief that it is reasonable to continue our current approach, which is to set incentive opportunities consistent with the market, monitor pay mix when making compensation decisions and disclose actual pay mix for the named executive officers to ensure effective communication with investors.

In addition, in July 2010, our Compensation Committee retained Pay Governance LLC as its compensation consultant.  Pay Governance LLC was created through a spin-off of the executive compensation consultant business of Towers Watson, which was the Compensation Committee’s former consultant.  Pay Governance LLC, whose business is limited to executive compensation consulting, was retained by and works directly for the Committee and performs no other services for us.

Executive Summary

The goal of our executive compensation programs is to motivate our executive officers to improve our financial performance, profitably grow our business and increase shareholder value, and to reward them if they attain these goals.  To do that, we need to attract and retain exceptional managers and employees, and compensate them in a way that encourages and rewards their performance.  Our executive compensation programs include base salary, a cash bonus management incentive plan (“MIP”) that rewards annual performance, and long-term compensation in the form of performance vesting share units (“PVSUs”) and time-based stock options that are dependent on reaching key financial measures over a three-year period.  All long-term incentive compensation is paid out under a shareholder-approved long-term incentive plan (“LTI plan”).

Our compensation packages are largely performance-based, with between 62% and 81% of compensation for our most senior executives performance-based and/or equity-linked.  Awards are balanced between short-term and long-term compensation to encourage our executives to achieve superior operating and financial results every year while achieving long-term measures that drive shareholder value.

Our philosophy is to closely align our executive’s incentive compensation with the performance of the company on both a short-term and long-term basis by setting performance goals that support our annual budget and three-year strategic plan financial goals without promoting excessive risk.  In 2010 these goals were to:

During 2010:

1.               Increase operating cash flow, on an adjusted basis, by 20% to $168.5 million;

2.               Increase earnings per share (“EPS”), on an adjusted basis, by 8% to $2.30; and

3.               Increase operating-profit margin by 0.7 percentage points, to 11.2%.

Over the three-year period 2010-2012:

4.               Achieve a return on invested capital (“ROIC”) of 10%, based on exceeding our weighted average cost of capital; and

5.               Achieve a compound annual revenue growth (“CAGR”) rate of 5.8%.

Our position in the broader healthcare and pharmaceutical packaging industries puts us in a highly competitive talent market.  We believe it is important to provide competitive compensation packages to ensure that we attract and retain executives who will achieve these goals.  As a way of confirming the competitiveness of our compensation programs, the Compensation Committee conducts comparative reviews of our executive pay with two peer groups.  Comparisons are performed by salary, total cash compensation (“TCC”), consisting of salary, plus annual cash bonus opportunity, and total direct compensation (“TDC”), consisting of salary, bonus and long-term incentive compensation opportunities.

2010 Financial Performance and Compensation Highlights

As a global manufacturer of components and systems for the pharmaceutical, healthcare and consumer products industries, we operate in a very competitive, regulated and technologically complex environment.  We experienced particular near-term challenges in the last two years, including dampened demand due to pharmaceutical customers’ tightened inventory management practices and anticipated lower requirements, a slow economic recovery and an uncertain impact of U.S. healthcare reform on the pharmaceutical industry.  In the face of increased government oversight and a marked economic slowdown, our pharmaceutical customers are consolidating operations and beginning to manage globally and actively seek new sources while aggressively reducing cost by exerting pressure on established suppliers.

To compete and grow in this environment, we are investing in a global quality initiative to differentiate our products, new-product innovation and expansion into lower-cost manufacturing locations.  We also are taking steps to better align pricing, market strategies and competitive positioning in an effort to respond to our customers in a single voice.  Although we expect modest growth in the near-term, we anticipate growth to accelerate as these investments result in greater sales of high-value products and our innovative products are brought to market.

Our 2010 operating results improved compared to 2009 despite the difficulties described above.  Net sales were 4.6% higher than prior-year sales.  Cash from operations in 2010 was $138.3 million compared to $137.7 million in 2009.  Our reported diluted earnings per share declined 10.8% from 2009.  Excluding acquisition-related contingencies and the effects of restructuring and related items and discrete tax items in both years, however, 2010 adjusted diluted earnings per share increased by 1.9% on a constant currency basis.

We paid bonuses to our named executive officers of between 90.2% and 92.3% of target under the MIP, reflecting our performance versus expectations in 2010.  We also reinstated modest base salary increases for most of our executives after suspending annual increases for almost all of our executives in 2009.  We also increased long-term incentive awards following a substantial reduction in 2009 to bring our executives closer to median practice and to provide incentives to successfully implement our investment growth strategy over the next three years

At the same time, the continuing effects of the global economic recession and consolidation in the pharmaceutical industry reduced revenue growth and negatively impacted stock-price performance, resulting in lower long-term incentive compensation during 2010.  This negative impact was reflected in the following:

•                  Only 43% of the target number of performance-vesting share units (“PVSUs”) vested for the 2008-2010 period primarily due to below-threshold revenue performance.

•                  As of December 31, 2010, the stock options awarded under the LTI plan in four out of the last five years were still “underwater” (or “out-of-the-money”)—our stock price was less than the exercise price of the options.

2010 Named Executive Officers

The financial performance discussed above were a direct result of the leadership of our named executive officers and other senior executive management.  Our named executive officers for 2010 were:

•                  Donald E. Morel, Jr., Chairman and CEO;

•                  William J. Federici, Vice President and CFO;

•                  Steven A. Ellers, President and Chief Operating Officer;

•                  John R. Gailey III, Vice President, General Counsel and Secretary;

•                  Ron van Dijk, President, Pharmaceutical Packaging Systems, Asia Pacific Region; and

•                  Heino Lennartz, President, Pharmaceutical Packaging Systems, Europe Region.

As required by SEC rules, the named executive officers are our CEO, CFO and the three other most highly compensated executive officers in office as of the end of our fiscal year.  Although Mr. van Dijk’s compensation qualifies him as a named executive officer under SEC rules, his assignment as regional president ended on December 31, 2010.  To provide continuity in our public disclosures, we are also including Mr. Lennartz because he was a named executive officer last year and is expected to be included in future years.  In addition, Mr. Ellers announced in January 2011 that he intended to retire from the Company, agreeing to stay in a transition role through the first half of the year.

Compensation Program Objectives and Design Features

This section provides additional detail on our compensation program objectives and how our programs are designed to support those objectives.  It also discusses and analyzes each element of compensation and includes information on MIP and LTI plan incentive payouts earned with respect to 2010.

To further our goal of producing superior financial returns for our shareholders, the components of our compensation program are intended to achieve the following objectives:

Objective	How We Support Our Objective

Have a strong pay-for-performance element with a significant portion of executive pay “at risk” based on financial performance.	TDC includes both fixed and variable, at-risk components tied to stock price appreciation and short- and long-term financial performance.

Support achievement of both operating performance and strategic objectives.

Annual bonuses reward performance against key budgeted targets, while long-term incentives keep management focused on profitable growth and effective use of capital during a period of significant investment.

Link management compensation with the interests of shareholders.

Weight executive compensation program in favor of incentive and equity-based compensation elements, especially equity incentives in the form of stock options and performance-vesting share units; maintain a stock ownership goal for all corporate officers and encourage each officer to retain shares acquired under LTI plan awards until his or her goal is met.

Be fair and competitive.	Use comparison peer group and survey data as a point of reference in evaluating target levels for TDC.

Provide compensation opportunities that are consistent with each executive’s responsibilities, experience and performance.

Make decisions on salary and targeted incentive compensation largely on job level and experience, with higher incentive opportunities reserved for executives in positions to make the most impact on our performance.

Offer compensation opportunities that promote a sensible balance of risk and reward, and that do not encourage unnecessary or unreasonable risk-taking.

Design compensation elements that deliver a reasonable mix of fixed and at-risk pay, cash and equity and reward an appropriate combination of stock price growth versus other measures of operational and financial performance.

Our pay-for-performance programs include performance-based cash compensation that rewards strong financial and operational performance, and equity awards that reward stock-price appreciation.  Annual incentive cash compensation under the MIP is determined by our annual financial results and is not linked to our stock price performance.  We designed our long-term equity compensation program to complement the objectives of the MIP by encouraging longer-term sales growth and profitable investments.  Long-term incentives also are intended to align executive and investor interests, assist in retaining key executive personnel, and give executives an opportunity to create wealth over time based on increasing stock value.

Consistent with our compensation philosophy, annual bonuses and long-term incentive awards generally represent a greater percentage of the total compensation of the executives who have the most influence over and responsibility for the achievement of performance objectives.  The following chart illustrates for each named executive officer the allocation of targeted 2010 TDC:

2010 Fixed versus At-Risk Pay Mix

Compensation Elements and 2010 Incentive Compensation Achievement

Additional information about each element of our executive officers’ compensation is set forth below.

Base Salary

Base salary represents the only fixed component of the three main elements of our executive compensation program.  It is intended to provide a baseline, minimum amount of annual compensation for our executives that is fair and market-competitive.

Annual Incentive Bonus Plan

The MIP is formula-based and designed to motivate our senior executives by rewarding them with a cash bonus when they achieve or exceed annual financial performance targets.  The MIP contains multiple financial metrics, weighted to emphasize the importance of the financial target.  The targets and weighting may vary according to organization unit.  The Compensation Committee determines the annual incentive performance criteria and weighting based on proposals from our CEO and CFO.

The Compensation Committee assigns a target bonus opportunity to each named executive officer, expressed as a percentage of his base salary.  Target bonus opportunities range from 50% to 100%.

An executive’s MIP award is calculated by multiplying his base salary times his bonus opportunity times the applicable “payout factor” for each performance metric times the weighting for that performance metric.  The following formula illustrates the calculation of the bonus payout for each performance measure:

Base Salary	x	Target Bonus Opportunity (i.e., % of salary)	x	Payout Factor (based on achievement against target)	x	Weighting	=	Performance Measure Bonus Payout

The “payout factor” is based on the level of performance versus the targeted performance.  If actual performance matches 100% of the performance metric target, the payout factor for that metric is 100%.  If actual performance exceeds 100% of targeted performance, the payout factor will be greater than 100%.  Payouts are capped at 150% of the target bonus opportunity for achievement of 115% of the performance target.  The payout factor is 50% for performance at 85% of the target level and executives receive no payout below the 85% target level.  The payout curve is structured to reflect our philosophy that management should be rewarded for exceeding goals and penalized when targets are missed.  The following chart shows the payout factor for the MIP.  Performance between points is straight-line interpolated.

The Compensation Committee selected earnings per share (“EPS”) and operating cash flow on a non-GAAP basis as performance metrics for the 2010 MIP for the U.S.-based named executive officers Dr. Morel, Mr. Federici, Mr. Ellers and Mr. Gailey.  The Committee weighted adjusted EPS more heavily to emphasize the relative importance of improving earnings versus cash flow during the company’s current period of investment.  To reflect the globalization of the pharmaceutical packaging business the Compensation Committee selected a balanced weighting between regional, divisional and corporate-wide measures for the other named executive officers.  These measures apply to Mr. Lennartz and Mr. van Dijk, who run regional business units.  The Committee chose these metrics to focus the regional presidents on improving revenues and operating profit performance in the region over which they have control, contributing to the pharmaceutical packaging division and taking actions that will increase our consolidated earnings and shareholder value.  All targets are adjusted to budgeted foreign-exchange rates and may exclude the impact of certain items such as acquisitions and restructuring gains or losses.  The following charts illustrate the performance metrics and their relative weighting applicable to the named executive officers.

2010 MIP

Corporate and Regional Performance Metrics and Weighting

Corporate	Regional

(1)          The adjusted regional results metric consists of regional GAAP revenue (10% weight), regional operating income (20% weight) and regional cash flow (10% weight) adjusted for budgeted exchange rates.

(2)          The adjusted Pharmaceutical Packaging Systems Division results metric consists of GAAP division revenue (10.05% weight) and division operating income (19.95% weight), adjusted for budgeted exchange rates.

The Compensation Committee reviewed and approved the proposed 2010 financial performance targets based on our Board-approved budget because it believed the proposed goals represented appropriate “stretch” targets and were aligned with shareholder interests.  Performance targets for the corporate unit—which included Dr. Morel, Mr. Federici, Mr. Ellers and Mr. Gailey—were adjusted EPS of $2.30 (weighted 65%) and adjusted operating cash flow of $168.5 million (weighted 35%).  Regional performance targets and weighting for Mr. Lennartz (European Region) and Mr. van Dijk (Asia Pacific Region) are set forth in the following table.

2010 MIP Pharmaceutical Packaging Systems Segment

Regional Performance Metrics, Weight and Targets

(In U.S. dollar millions, except per-share data)

Performance Metric	Metric Weighting	Asia Pacific Region Performance Target	European Region Performance Target

Regional Measures:
Adjusted Regional Revenue	10.00%	$71.5	$431.2
Adjusted Regional Operating Income	20.00%	$12.4	$89.9
Adjusted Regional Cash Flow	10.00%	$14.0	$107.2
Total Regional Measures Weighting	40.00%

Division Measures:
Adjusted Division Net Sales	10.05%	$808.6	$808.6
Adjusted Division Operating Income	19.95%	$149.7	$149.7
Total Division Measures Weighting	30.00%
Adjusted Consolidated EPS	30.00%	$2.30	$2.30

2010 MIP Achievement and Payouts

The 2010 MIP targets, their weighting and performance against target as they apply to each of the named executive officers are shown in the following charts.  The Corporate Unit applies to Dr. Morel, Mr. Federici, Mr. Ellers and Mr. Gailey.  The Asia Pacific Regional Unit applies to Mr. van Dijk and the European Regional Unit applies to Mr. Lennartz.

Corporate Unit Achievement and Payouts

Asia Pacific Regional Unit Achievement and Payouts

European Regional Unit Achievement and Payouts

Long-Term Incentive Program

We generally use two types of long-term incentive awards: PVSUs, which entitle the recipient to receive a number of shares of our common stock dependent on achievement of multi-year financial targets; and non-qualified stock options that vest over time.

PVSUs.  Each PVSU award agreement contains a target payout for the recipient.  For PVSU awards to our named executive officers, the Committee generally selects a targeted payout that would deliver shares with an expected value within the 50th percentile of market (as represented by the Business or Talent Market Comparator Groups) if 100% of the performance target is achieved.  The number of shares an executive earns at the end of a performance period is calculated by multiplying the target number of PVSUs awarded at the beginning of the period times the applicable “payout factor” for each performance metric times the weighting for that performance metric.  The following formula illustrates the calculation of the PVSU payout for each performance measure:

Target PVSUs (i.e., number of shares to be earned if performance equals 100% target)	x	Payout Factor (based on achievement against target)	x	Weighting (50% for each metric)	=	Number of Shares Earned

As in our MIP, our long-term incentive program includes a “payout factor” based on the actual performance versus the performance targets.  If actual performance matches 100% of the performance metric targeted level, the payout factor for that metric is 100%.  If actual performance exceeds target performance, the payout factor is greater than 100%.  The PVSU payout opportunity is capped at 200% and actual payouts may range from 0% to 200% based on actual results.  Executives receive a 50% payout for achieving 70% of both the CAGR and ROIC targets and no payouts are made if actual performance falls below the 70% level.  The following table shows the payout factor for the PVSUs.  Performance between points is straight-line interpolated.

We believe our shareholders place a premium on growing our business while carefully managing capital.  To help further these objectives, the Compensation Committee selected compound-annual-revenue-growth-rate (“CAGR”) and return-on-invested-capital (“ROIC”) performance metrics for determining PVSUs payouts.  We believe CAGR and ROIC are equally important in creating shareholder value, and, therefore, each metric is weighted equally.  We also believe that performance should be measured over an extended period so CAGR and ROIC are measured over a three-year period.

For the 2010-2012 performance period, the Compensation Committee selected an ROIC target of 10%, which remained unchanged from the last two years.  The target was selected after considering projected growth rates contained in the first three years of the Board-approved strategic plan, sensitized to reflect commercialization risks of our innovation programs.  The Committee also reviewed data that showed the target exceeding our weighted average cost of capital.  The Committee selected a 5.8% CAGR target, which it believes is a suitable “stretch” target versus sensitized five-year plan forecasts.

Stock Options.  Option awards are granted to reward executives for long-term stock price appreciation and to align their interests with shareholders’ interest.  The following table describes the principal features of stock options granted to our named executive officers and how those provisions support our compensation philosophy.

Stock Option Feature	Provision	Link to Compensation Philosophy
Exercise price	Fair market value on grant date	Value of options is linked to share price increases.

Option term	10 years	Encourages executives to make long-term decisions to benefit us and our shareholders.

Vesting period	Vest over four years	Helps us retain key employees.

Exercise period after employment termination	May be exercised for 90 days	Ensures that executives do not share in stock value increases after they terminate for reasons other than retirement.

Exercise period after retirement	May be exercised for the full 10-year term	Rewards long service and provide income security and to encourage executives to think long-term as they near the end of their career.

2008 - 2010 Long-Term Achievement

For PVSUs awarded for the three-year performance period ended December 31, 2010, the Compensation Committee set a target CAGR and ROIC goal of 10% each.  Management achieved 9.2% ROIC, or  92% of the ROIC target, and 3.2% CAGR, or 32% of CAGR target.  In setting the 2008-2010 CAGR and ROIC targets, the Committee considered past performance, our weighted average cost of capital and sales growth expectations in the markets in which we operate.  The following table shows the PVSU targets, performance and payouts for the three-year performance period ended December 31, 2010.

2008-2010 PVSU Awards
Corporate Achievement and Payouts

How We Determine Executive Compensation

The Committee uses the named executive officers’ current level of compensation as the starting point for determining base salary.  Adjustments are based primarily on benchmarking to comparator-group companies and the individual’s performance as evaluated by the CEO (other than for himself).  Secondary considerations include internal factors such as the time between salary increases, promotion, expansion of responsibilities and advancement potential.  The Committee has discretion to set levels that may be higher or lower than peer group target levels.  The Committee considers benchmarking data and the consultant’s suggestions when setting the CEO’s salary, and reviews the CEO’s performance with the full Board before making a decision.

To assure that executive compensation is fair and market-competitive, base salaries and an expected value of target annual and long-term incentive opportunities are generally set at or near (i.e., +/- 15%) median pay levels of the market as represented by peer-group pay practices.  The Committee believes that targeting TCC and TDC at the 50th percentile is appropriate for named executive officers, with higher relative compensation versus peer groups based on individual and company performance.  The Compensation Committee also may adjust individual components to take into account such factors as an executive’s role in overall corporate policy-making, potential for advancement and/or development, relative experience and the length of time in his position.  When setting equity-compensation, the Committee also considers a number of other factors, including share utilization, “burn rate,” and the desired life of remaining shares eligible for award under the LTI plan, accounting and cost implications, internal equity and individual performance.  Long-term grants do not affect the amount of an employee’s retirement benefits.

Comparator Groups

To assist the Compensation Committee in its review of executive compensation, the compensation consultant provides compensation data compiled from compensation of similar positions in two peer groups, which are intended to represent companies with which we compete for business, and more broadly, those with which we compete for talent.  The primary reference—referred to as the “Business Segment Comparator Group”—is a group of specific companies intended to reflect businesses and industries in the healthcare and pharmaceutical supplies industries that are similar in size (i.e., one-half to three times our revenues), complexity as measured by global footprint, manufacturing capabilities, materials, intellectual-property profile and customer base.  The companies in the Business Segment Group are identified by the compensation consultant and approved by the Compensation Committee after discussions with the CEO.

The Committee also considers compensation data from a broad survey of companies that participate in the Towers Watson annual executive compensation database —referred to as the “Talent Market Comparator Group”— with revenues between $500 million and $3 billion and which operate in the chemicals, electronics and scientific equipment, healthcare/medical products, industrial manufacturing or pharmaceuticals industries.  The Talent Market Group data are used as a way of confirming that our executive pay is competitive, and when information on particular executive positions within the Business Segment Group is unavailable.  The Talent Market Comparator Group members vary from year-to-year.

The Business Segment Group and Talent Market Group for 2010 consisted of the following companies:

2010 Business Segment Comparator Group

Abbott Medical Optics Inc.	Cooper Industries plc	Edwards Lifesciences LLC	Pall Corporation
AptarGroup, Inc.	C. R. Bard, Inc.	Hospira, Inc.	Respironics, Inc.
Arrow International, Inc.	Covidien plc	Invacare Corporation	Rochester Medical Corporation
Baxter International Inc.	Dade Behring	Kinetic Concepts, Inc.	Theragenics Corporation
Beckman Coulter, Inc.	Datascope Corp.	Mentor Corporation	Varian Medical Systems, Inc.
Becton, Dickinson & Company	Dentsply International Inc.	Millipore Corporation

2010 Talent Market Comparator Group

Ameron International Corporation	Graco Inc.	MSC Industrial Direct Co. Inc.
Bio-Rad Laboratories, Inc.	H. B. Fuller Company	Omnova Solutions Inc.
Brady Corporation	IDEXX Laboratories Inc.	Plexus Corp.
Cephalon, Inc.	King Pharmaceuticals, Inc.	Polymer Group, Inc.
Covance, Inc.	Matthews International Corporation	ShawCor Ltd.
Cubic Corporation	Millipore Corporation	The Toro Company
Endo Pharmaceuticals Holdings Inc.	Mine Safety Appliances Company	Watts Water Technologies, Inc.
Gentek Inc.

The Compensation Committee reviews the Business Segment Comparator group periodically to ensure that they continue to meet the selection criteria, and companies have come into or out of the group over the years due to going public, going private or being acquired.  For example, in 2010 the Committee removed the two largest companies, Baxter International Inc. and Covidien plc, because their size was more than five times our revenue, and removed the two smallest companies, Theragenics Corporation and Rochester Medical, with revenues that are 20% or less than ours.  IDEXX Laboratories, Inc., CONMED Corporation, Haemonetics Corp., Greatbatch, Inc. and American Medical Systems Holdings Inc. were added to the group, and will be used for 2011.

Use of Tally Sheets

The Compensation Committee annually reviews tally sheets for each of our executive officers.  The tally sheets include salary, equity and non-equity incentive compensation, perquisites and the value of compensation that would be paid in various termination scenarios.  The Committee uses the tally sheets as one of the tools to help assess the alignment of executives’ pay with our performance and compensation philosophy.  In its review of these tally sheets in 2010, the Committee noted that the compensation shown was at the lower end of the range for comparable positions in the Towers Watson materials prepared for the Committee and the amounts were consistent with our compensation decisions and reflected the relative value of each position.  The Committee concluded that the tally sheets confirmed that our compensation programs worked correctly during the previous year.

Management’s Role

The Committee interacts with management regarding our executive compensation programs.  Dr. Morel, Mr. Federici and our vice president of human resources participate in MIP and LTI plan design discussions, including recommendations with respect to performance targets, the results of which are presented to the Committee for consideration and determination.  Dr. Morel makes annual merit salary recommendations and may propose changes in annual or long-term incentive opportunities for the senior executives (other than himself), which the Committee considers in addition to data and recommendations presented by the compensation consultant.

Independent Consultant’s Role

The Committee retained Towers Watson and Pay Governance LLC as independent compensation consulting firms during 2010.  Towers Watson and Pay Governance were engaged by, and reported directly to, the Committee.  See “Meetings and Committees of the Board of Directors—Compensation Committee” for additional information.

2010 Compensation Decisions

In the first quarter of 2010, the Compensation Committee set base salaries, approved the MIP bonus targets and three-year LTI plan financial metrics and targeted performance and determined equity awards for executive officers.  The Committee reviewed a competitive market analysis prepared by its consultant that showed that executives’ TCC was competitive with the 50th percentile of the Business Segment and Talent Market Comparator Groups while long-term incentive compensation and TDC lagged the market median.  The consultant also observed that current business line positions appeared low compared to corporate positions.  Based on these results, and also considering that management performed well in a difficult economic environment, the Committee decided to make modest selective salary adjustments while keeping target bonus levels unchanged for most executives.  The Committee also increased long-term incentive expected values for all of the named executive officers to better align them with its median pay philosophy, also taking into consideration that long-term values were reduced in 2009 by approximately 30% to conserve shares remaining available under our LTI plan.  Finally, the Committee concluded that positions in the European and Asia Pacific regions most critical to the Company’s future success should have greater incentive-based compensation.

Expected Value Methodologies.  The Committee has used various methods to calculate the expected value of PVSU and stock option awards.  For a number of years, the Committee used the Black-Scholes method to value stock options and the binomial lattice method to determine the size of PVSU awards.  Based on a recommendation of its consultant, the Committee used a 30-day average stock price to calibrate 2010 PVSU award sizes.  The values shown in “Committee Expected Value” columns in each of the following tables reflects these methods: 2009 PVSU award values were calculated based on a binomial lattice price of $26.36 per unit and stock options were valued based on a Black-Scholes option value of $8.35; and 2010 PVSU awards were valued at $37.63 per unit, the 30-day average of the closing price of our common stock, and stock options were valued at $7.93 based on a Black-Scholes value of $7.93.  In February 2011, the Committee agreed to use the closing price of our common stock on the date of grant and corresponding Black-Scholes value for calculating the expected value of all future awards in order to avoid any differences between expected values and grant date fair value.

Dr. Morel’s 2010 Compensation

Dr. Morel declined a salary increase for the second year in a row.  Based on a competitive analysis prepared by the compensation consultant, Dr. Morel’s base salary for 2010 was slightly below the 50th percentile of the Business Segment Comparator Group.  Dr. Morel’s total cash compensation increased 5% driven by a combined 92.3% of target achievement under the MIP bonus plan versus an 83.4% achievement in 2009, but still trailed the 50th percentile by 26%.  Dr. Morel was granted two forms of equity awards: PVSUs and stock options.  PVSUs are designed to reward Dr. Morel for three-year growth in revenue and ROIC, while options are intended to reward him for long-term stock price appreciation and to align his interests with the interests of shareholders.  Dr. Morel was awarded 138,714 stock options and a PVSU award with a target of 29,443 shares.  The Committee fixed the combined expected value of the awards at approximately $2.2 million.  Dr. Morel received a 34% increase in long-term value compared to 2009 awards, which had been reduced substantially to conserve available shares under the LTI plan.  As a result of the higher bonus payout and larger comparative expected value of his long-term incentive grants, Dr. Morel’s TDC increased 20% compared to 2009.  The Committee believes that his current TDC is well below the market median.

2009 and 2010 Salary, Bonus and Long-Term Incentive Expected Values — Dr. Morel

	Salary and MIP Cash Payments			Long-Term Equity Awards					Variance From Comparator Group
	Base			Option	Target	Committee			Median
	Salary	Bonus	TCC	Shares	PVSUs	Expected Value		TDC	Base	TCC	TDC
2009	$825,000	$687,832	$1,512,832	100,000	31,000	$1,652,160	(2)	$3,164,992	-7%	-26%	-9%
2010	$825,000	$761,834	$1,586,834	138,714	29,443	$2,207,942	(3)	$3,794,776	-7%	-26%	-33%
Change	0%	11%	5%	39%	-5%	34%		20%

Mr. Federici’s 2010 Compensation

After holding Mr. Federici’s base salary flat in 2009, the Committee in 2010 awarded Mr. Federici a 3% salary increase, which was slightly above the 50th percentile of the Business Segment Group and consistent with the consultant’s recommendation to continue to use restraint consistent with projected market expectations.  Based on the CEO’s recommendation, the Committee increased Mr. Federici’s MIP target bonus opportunity to 65% of salary from 50% to bring him closer to the 50th percentile market level and in recognition of his importance to the global operations of the Company.  The increased MIP cash bonus opportunity for Mr. Federici (and a similar increase for Mr. Ellers described below) was made against the backdrop of constraints in awarding additional long-term incentive compensation due to limits on the number of shares remaining available for issuance under our LTI plan.  Mr. Federici’s TCC increased 11%, which brings him closer to market median as represented by the Business Segment Group.  Mr. Federici received a PVSU grant with a target of 8,020 shares and 37,831 stock options, with a combined expected value of $600,000.  His TDC increased 23% compared to 2009 primarily as a result of the comparative higher expected value of his long-term grants and the impact of a larger MIP bonus opportunity.  The Committee believes that Mr. Federici’s total compensation is below the 50th percentile of CFOs in the Business Segment Group.

2009 and 2010 Salary, Bonus and Long-Term Incentive Expected Values — Mr. Federici

	Salary and MIP Cash Payments			Long-Term Equity Awards				Variance From Primary Comparator Group
	Base			Option	Target	Expected		Median
	Salary	Bonus	TCC	Shares	PVSUs	Value	TDC	Base	TCC	TDC
2009	$420,176	$232,162	$652,338	26,000	8,000	$427,980	$1,080,318	8%	-9%	-29%
2010	$436,818	$285,227	$722,045	37,831	8,020	$600,000	$1,322,045	10%	-7%	-20%
Change	4%	23%	11%	46%	0%	40%	22%

Mr. Ellers’s 2010 Compensation

Mr. Ellers received a salary increase of 3% compared to 2009 when he received no increase.  Based on the CEO’s recommendation, the Committee also increased Mr. Ellers’s MIP target bonus opportunity to 75% of salary from 60% to bring him closer to the 50th percentile market level and to reward him for agreeing to continue with the company beyond his expected retirement date.  Based on market data, the Committee that Mr. Ellers’s base salary for 2010 was below the 50th percentile for chief operating officers in the Business Segment Comparator Group.  His TCC increased 10%, driven by higher annual bonus plan performance versus 2009, and the Committee believes that level is slightly below the 50th percentile.  As it did for other executives, the Committee increased the expected value of his long-term equity to approximately $900,000, and granted him 56,747 options and PVSUs with a target of 12,054 shares.  Primarily because of the increases in annual incentive cash payments and his long-term equity awards, Mr. Ellers’s TDC increased 14% over 2009 levels.  The Committee believes that Mr. Ellers remains well below the 50th percentile of chief operating officers in the Business Comparator Group in salary, TCC and TDC.

2009 and 2010 Salary, Bonus and Long-Term Incentive Expected Values — Mr. Ellers

	Salary and Bonus Cash Payments			Long-Term Equity Awards				Variance From Primary Comparator Group
	Base			Option	Target	Expected		Median
	Salary	Bonus	TCC	Shares	PVSUs	Value	TDC	Base	TCC	TDC
2009	$502,918	$314,465	$817,383	40,000	12,500	$663,500	$1,480,883	-17%	-32%	-35%
2010	$517,987	$382,662	$900,649	56,747	12,045	$903,257	$1,803,906	-17%	-30%	-27%
Change	3%	22%	10%	42%	-4%	36%	22%

Mr. Gailey’s 2010 Compensation

The Compensation Committee decided to award Mr. Gailey a 3% salary increase last year after keeping his salary flat in 2009, following a recommendation by the CEO and after considering the consultant’s comparative analysis that showed his base salary to be slightly below the 50th percentile of general counsel positions within the Business Segment Comparator Group.  His 2010 TCC increased 6% as compared to 2009 primarily due to a higher percentage payout under the MIP and the Committee believes his TCC remains below the Business Comparator Group 50th percentile.  The Committee granted Mr. Gailey 18,916 stock options and PVSUs with a targeted payout of 4,015 shares, with an expected value of approximately $300,000.  The 2010 equity award value is 41% higher in expected value as compared to 2009, but the Committee believes that his TDC remains substantially below the 50th percentile.

2009 and 2010 Salary, Bonus and Long-Term Incentive Expected Values — Mr. Gailey

	Salary and Bonus Cash Payments			Long-Term Equity Awards					Variance From Comparator Group
	Base	MIP		Option		Expected			Median
	Salary	Payments	TCC	Shares	PVSUs	Value		TDC	Base	TCC	TDC
2009	$322,900	$134,600	$457,500	13,000	4,000	$213,990	(2)	$671,490	-10%	-17%	-48%
2010	$332,587	$153,563	$486,150	18,916	4,015	$301,088	(3)	$787,901	-8%	-17%	-43%
Change	3%	14%	6%	46%	0%	41%		17%

Mr. van Dijk’s 2010 Compensation

The Compensation Committee decided to give Mr. van Dijk a 3% base salary increase to keep him competitive with the 50th percentile of the Talent Market Comparator Group.  In July 2009 the Committee increased Mr. van Dijk’s target bonus opportunity to 60% of base salary from 40%, which was prorated for that bonus year.  His 2010 TCC increased 12% as compared to 2009 primarily due to a full year at the higher percentage payout level.  The Committee awarded Mr. van Dijk an equity grant with an expected value of $300,000, consisting of 18,916 stock options and PVSUs with a target payout of 4,015 shares.  The Committee observed that Mr. van Dijk’s base salary, TCC and TDC were in line with the 50th percentile of the Talent Market Comparator Group.  His 2010 TDC declined slightly because he received an additional equity award in connection with his promotion to regional president in July 2009.

2009 and 2010 Salary, Bonus and Long-Term Incentive Expected Values — Mr. van Dijk

	Salary and Bonus Cash Payments			Long-Term Equity Awards					Variance From Comparator Group
	Base	MIP		Option		Expected			Median (1)
	Salary	Payments	TCC	Shares	PVSUs	Value		TDC	Base	TCC	TDC
2009	$273,568	$113,244	$386,812	12,500	3,800	$389,933	(1)	$776,745	-22%	26%	30%
2010	$281,775	$152,191	$433,966	18,916	4,015	$301,088		$735,054	15%	-3%	10%
Change	3%	34%	12%	51%	6%	-23%		-5%

(1)          Mr. van Dijk received two awards in 2009—one at the ordinary grant cycle in February and another in July upon his promotion.  The amounts reflected in 2009 are a sum of both awards.  The February award was 2,500 SARs and 800 PVSUs.  The July award was 10,000 options and 3,000 PVSUs.  The Committee expected values for the July award were a $32.58 share value and $7.39 Black-Scholes value.

Mr. Lennartz’s 2010 Compensation

The Compensation Committee awarded Mr. Lennartz an 8% salary increase in 2010 based on his performance since his promotion (when he was given only a modest increase) and to bring him closer to market rates based on the Talent Market Comparator Group compensation data.  As it did with Mr. van Dijk, the Committee increased Mr. Lennartz’s target bonus opportunity to 60% of base salary in recognition of the importance of the regional to our future success.  His salary increase and a higher bonus payout lead to a 14% increase in TCC, which the Committee believes is slightly over the 50th percentile of the Talent Market Comparator Group.  The Committee granted him 18,916 stock options and a PVSU award with a target payout of 4,015 shares with a combined expected value of approximately $300,000, the same level as Mr. van Dijk and Mr. Gailey.

2009 and 2010 Salary, Bonus and Long-Term Incentive Expected Values — Mr. Lennartz

	Salary and Bonus Cash Payments			Long-Term Equity Awards					Variance From Comparator Group
	Base			Option		Expected			Median (1)
	Salary	Bonus	TCC	Shares	PVSUs	Value		TDC	Base	TCC	TDC
2009	$278,880	$131,968	$410,848	12,500	3,800	$389,933	(1)	$800,781	-11%	-13%	-7%
2010	$301,190	$166,349	$467,539	18,916	4,015	$301,088		$768,627	-7%	7%	17%
Change	8%	26%	14%	51%	6%	-23%		-4%

(1)          Mr. Lennartz received two awards in 2009 — one in February as part of the normal grant cycle and one in July upon his promotion.  The amounts reflected in 2009 are a sum of both awards.  The February award was 2,500 SARs and 800 PVSUs.  The July award was 10,000 options and 3,000 PVSUs.  The Committee expected values for the July award were a $32.58 share value and $7.39 Black-Scholes value.

Post-Employment Compensation Arrangements

Retirement Plans.  Dr. Morel, Mr. Federici, Mr. Ellers and Mr. Gailey participate in our defined benefit and defined contribution retirement programs for U.S.-based employees.  In addition to the standard benefits available to all eligible U.S.-based employees, we maintain non-qualified defined benefit plans in which these four executives participate.  All tax-qualified defined benefit plans have a maximum compensation limit and a maximum annual benefit, which restrict the benefit to participants whose compensation exceeds these limits.  The non-qualified plans provide benefits to key salaried employees, including those four named executives, using the same benefit formulas as the tax-qualified plans but without regard to the compensation limits and maximum benefit accruals for tax-qualified plans.

Mr. Lennartz and Mr. van Dijk participate in defined contribution plans maintained for our German employees.  One of those plans is broad-based for all of our German employees and the other plan, established in 2009, is maintained for the benefit of regional senior management employees paid by our European headquarters in Eschweiler, Germany.

Termination Payments.  We also provide our named executive officers with benefits when their employment terminates in various circumstances, as described under “Estimated Payments Following Severance—Current Named Executive Officers” and “Payments on Termination in Connection with a Change in Control” sections below.  We believe that existing arrangements are an important element in ensuring that the executives remain focused on our business in the event of a threat or occurrence of a change in control; encourage executives to act in the best interests of the shareholders in assessing a transaction; and protect our value by retaining key talent.

Other Compensation Policies

Personal Benefits.  We provide our named executive officers with other benefits that we believe are reasonable and competitive so that we may attract and retain talented senior executives.  In total, they represent a small percentage of the named executive officers’ overall compensation, and the Committee has reduced many of them in recent years.  As noted above, perquisite gross-ups were eliminated effective January 1, 2011.  These benefits are reflected in the “All Other Compensation” column of the 2010 Summary Compensation Table.

Stock Ownership Requirements.  Stock-ownership goals align executives with the interests of shareholders and encourage a longer-term focus.  First established in 1994, our policy is that executive officers must acquire a value equal to particular multiples of the executive’s base salary.  The CEO’s goal is 5x base salary and the goal for all other executive officers is 2x base salary.  The Compensation Committee reviews progress against these goals every year.  All of our named executive officers currently meet their guidelines.

Our Policy Regarding Hedging and Short Sales.  We prohibit directors, officers and employees from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, that would allow them to continue to own the securities, but without the full risks and rewards of ownership.  We also prohibit directors, named executive officers and other senior employees from engaging in short sales or other short-position transactions in our common stock.  There are limited exceptions from the restrictions on derivative securities for company-granted awards.

Accounting Impact on Executive Compensation.  We consider the accounting implications of our compensation decisions in the design of our compensation and benefit programs.  We seek to deliver cost-effective compensation and benefit programs that meet our needs while ensuring an appropriate impact on reported earnings and other financial measures that we deem important.

Deductibility of Executive Compensation.  Under Section 162(m) of the Internal Revenue Code, a publicly held corporation is denied a federal tax deduction for compensation in excess of $1,000,000, which is paid to its chief executive officer, chief financial officer and its three most-highly compensated executive officers other than those officers.  “Qualified performance-based compensation” and certain other compensation are not subject to the deduction limitation.  Our Board of Directors has taken action to cause cash bonus awards and grants of stock options, PVSUs and other stock awards under our LTI plans to be treated as qualified performance-based compensation and, therefore, not limited by Section 162(m).  We have also taken steps to ensure that all of our nonqualified deferred compensation plans and arrangements comply with the regulations under Section 409A of the Internal Revenue Code.

EXECUTIVE COMPENSATION

In this section we provide tabular and narrative information about the compensation of our named executive officers for 2010 and for each of the previous two years (except as noted).  For additional information see “Compensation Discussion and Analysis.”

2010 Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus (1) ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (2) ($)	All Other Compensation ($)		Total ($)

Donald E. Morel, Jr. Chairman of the Board and Chief Executive Officer	2010 2009 2008	825,028 809,162 811,180		-0- -0- -0-	1,256,627 994,790 1,520,007	1,457,922 695,000 979,011	890,091 766,042 653,400	387,180 398,218 155,337	129,137 65,695 163,898		4,945,985 3,728,907 4,282,833

William J. Federici Vice President and Chief Financial Officer	2010 2009 2008	436,818 420,176 425,830		-0- -0- -0-	342,720 256,720 445,106	397,614 180,700 267,006	320,207 253,492 220,540	118,969 119,408 61,886	67,750 44,060 100,483		1,684,078 1,274,556 1,520,851

Steven A. Ellers President and Chief Operating Officer	2010 2009 2008	512,782 493,246 492,794		-0- -0- -0-	514,081 427,054 657,610	496,427 278,000 400,508	435,132 346,460 298,723	331,942 320,975 115,037	68,868 46,874 97,091		2,359,232 1,912,609 2,061,763

John R, Gailey III Vice President, General Counsel, Secretary and Compliance Officer	2010 2009 2008	329,250 316,706 320,485		-0- -0- -0-	171,360 128,360 208,291	198,812 90,350 133,503	171,053 145,274 127,870	135,392 140,974 56,961	41,041 35,113 66,068		1,046,908 856,777 913,178

Ron van Dijk (3) President Pharmaceutical Packaging Systems, Asia-Pacific Region	2010	279,039	*	-0-	171,360	198,812	169,681	—	122,506	*	941,398

Heino Lennartz President Pharmaceutical Packaging Systems, Europe Region	2010 2009	293,509 247,965	* *	817 857	171,360 123,412	198,812 91,275	183,839 142,633	— —	56,025 46,783	* *	904,362 652,925

(1)          The amount reported in this column for Mr. Lennartz is his winter holiday bonus.

(2)          These amounts are an estimate of the increase in actuarial present value of our named executive officers’ age-65 accrued benefit under our retirement plans for 2010.  Amounts are payable only when a participant’s employment terminates, and may be reduced if benefits are commenced prior to retirement.  Assumptions underlying the estimates are described under the 2010 Pension Benefits Table.

(3)          Although we are not required to do so, we are including four named executive officers in addition to our CEO and CFO because Mr. van Dijk’s assignment ended on December 31, 2010.  Additionally, Mr. Gailey and Mr. Lennartz were named executive officers last year, and are expected to be named executive officers in future years.  We have, therefore, determined to include the next-highest-paid executive officer, Mr. Lennartz as a named executive officer.

*                 Amounts converted from euros to U.S. dollars at a rate of 1.328 U.S. dollars per euro in 2010 and 1.3941 U.S. dollars per euro in 2009.

Stock Awards

The amounts in the “Stock Awards” column reflect the aggregate grant date fair value of PVSUs and “incentive shares” granted to the named executive officer during each year, computed in accordance with Financial Accounting Standards Board (“FASB”) Codification topic 718.  These amounts reflect our calculation of the value of these awards on the grant date and do not necessarily correspond to the actual value that may ultimately be realized by the officer.

Executives may elect to receive a portion of his MIP award in common stock instead of cash.  For each four shares received, executives are granted one additional time-vested restricted share, referred to as an “incentive share.”  As an inducement to acquire and hold stock, incentive shares vest four years from the grant date, and only vest if the executive retains the underlying bonus share.  We pay dividends on incentive shares during the four-year vesting period.  Participants may receive dividends in cash or reinvest them in additional shares if the recipient participates in our dividend reinvestment plan.

The following table summarizes the grant date fair value for PVSU awards and incentive shares granted to each named executive officer for each year included on the table.

Stock Awards Grant Date Fair Value (Target) 2008-2010

	2010		2009		2008
	PVSU Awards	Incentive Shares	PVSU Awards	Incentive Shares	PVSU Awards	Incentive Shares
Name	($)	($)	($)	($)	($)	($)
Donald E. Morel, Jr.	1,256,627	-0-	994,790	-0-	1,489,774	30,233
William J. Federici	342,720	-0-	256,720	-0-	406,283	38,823
Steven A. Ellers	514,081	-0-	401,125	25,929	609,446	48,164
John R. Gailey III	171,360	-0-	128,360	-0-	203,162	5,129
Ron van Dijk	171,360	-0-	—	—	—	—
Heino Lennartz	171,360	-0-	123,412	-0-	—	—

The table below shows the maximum payout for PVSU awards made in 2010, 2009 and 2008.

Stock Awards PVSU Grant Date Maximum Value 2008-2010

	2010	2009	2008
Name	($)	($)	($)
Donald E. Morel, Jr.	2,513,254	1,989,580	2,979,548
William J. Federici	685,440	513,440	812,566
Steven A. Ellers	1,028,162	802,250	1,218,892
John R. Gailey III	342,720	256,720	406,324
Ron van Dijk	342,720	—	—
Heino Lennartz	342,720	246,824	—

Option Awards

The amounts in the “Option Awards” column reflect the grant date fair value in each year for awards of stock options and stock appreciation rights. Computed in accordance with FASB ASC Topic 718. For accounting purposes, we use the Black-Scholes option pricing model to calculate grant date fair value for options and stock appreciation rights. (only granted to Mr. van Dijk and Mr. Lennartz on or before February 2009) was calculated using the Black-Scholes option pricing model based on the following assumptions:

	March 2010	July 2009	February 2009	February 2008
Expected Life (Years)	5	5	5	5
Risk-Free Interest Rate	2.43%	2.37%	1.89%	2.92%
Dividend Yield	1.50%	1.84%	1.87%	1.34%
Expected Volatility	26.9%	27.2%	27.0%	24.7%

The per-share Black-Scholes value for the option awards made to all named executive officers on March 22, 2010 was $10.51.  For a more detailed discussion of the assumptions used to calculate grant date fair value for our options, refer to Note 15, to our audited financial statements included in our 2010 Form 10-K.

Non-Equity Incentive Plan Compensation

The amounts in the “Non-Equity Incentive Plan” column are the sum of MIP awards made with respect to 2010 performance and the portion of a supplemental award made to each named executive officer in July 2009 and earned during 2010.  MIP awards are paid in cash, except participants may elect to have up to 100% paid in our common stock (as described under “Stock Awards” above).  These supplemental awards are measured based on achieving annual operating profit margin goals over a 30-month performance period that began on July 1, 2009 and ends on December 31, 2011.  Forty percent of the award is based on operating profit margin achieved during 2010 and is considered earned with respect to 2010.  The operating profit margin target for 2010 was 11.20%, and we achieved 9.83%, which resulted in a 58.3% payout factor for the 2010 portion of the award.  The awards will be paid in cash in early 2012 if an individual remains employed for the entire performance period.

The table below shows the MIP Award and Supplemental Award, which together comprise the amount reflected in the Non-Equity Incentive Plan Compensation column.

	MIP Award	Supplemental Award	Total
Name	($)	($)	($)
Donald E. Morel, Jr.	761,834	128,260	890,094
William J. Federici	285,227	34,980	320,207
Steven A. Ellers	382,662	52,470	435,132
John R. Gailey III	153,563	17,490	171,053
Ron van Dijk	152,191	17,490	169,681
Heino Lennartz	166,349	17,490	183,839

All Other Compensation

The amounts in the “All Other Compensation” column consist of: (1) costs of providing a company-leased vehicle, including lease payments, gas, maintenance and insurance; (2) for Dr. Morel, Mr. Federici and Mr. Ellers the total of the Company matching contributions made in 2010 on cash deferrals to the Employee Deferred Compensation Plan and 401(k) plan and for Mr. van Dijk and Mr. Lennartz the total Company contribution to deferred compensation programs maintained in Germany; (3) the incremental cost of medical benefits provided to executives that are not available to other similarly-situated employees; (4) Company-paid life insurance premiums; (5) dividends credited in 2010 on unvested incentive shares and dividend equivalents credited in 2010 on unearned PVSUs, whether the awards are payable in cash or stock and whether or not those awards have been deferred; and (6) tax gross-ups.

For U.S.-based executives, the incremental cost of medical benefits was determined by subtracting the total amount that was paid by us in 2010 for salaried non-executive employees at our corporate headquarters from the total premium that was paid by us for coverage under the medical plan applicable to named executive officers in 2010.  For Mr. van Dijk, the incremental cost of medical benefits is equal to the amount reimbursed to him for coverage not available to other employees in Singapore, which is his principal place of employment.  For Mr. van Dijk only, “All Other Compensation” also includes financial planning and preparation costs and company contributions to the social security administration in the Netherlands.

The table below shows a breakdown of the total amount shown in the “All Other Compensation” column of the Summary Compensation Table.

Components of All Other Compensation — 2010

Name	Use of Company Car	Defined Contribution Plan Company Contributions	Company Paid Medical Plan Costs		Life Insurance	Dividends & Dividend Equivalents	Overseas Premium	Tax Gross-ups (1)	Other (2)	Total
Donald E. Morel, Jr.	$31,978	$9,800	$3,745		$4,233	$64,744	—	$14,637	—	$129,137
William J. Federici	24,754	9,800	3,745		961	17,978	—	10,012	—	67,750
Steven A. Ellers	19,937	9,800	-0-	(3)	1,120	28,000	—	10,011	—	68,868
John R. Gailey III	19,101	-0-	3,745		724	8,628	—	8,843	—	41,041
Ron van Dijk*	31,872	26,700	5,054		-0-	6,746	27,904	-0-	24,230	122,506
Heino Lennartz*	23,128	26,151	-0-		-0-	6,746	—	-0-	—	56,025

*                 The dollar amounts for Mr. Lennartz and Mr. van Dijk (other than dividends and dividend equivalents) were converted from Euros to U.S. Dollars, at an exchange rate of 1.3280 U.S. dollars per euro, the monthly average rate for 2010.

(1)          For all U.S.-based executives, tax gross-ups are for the imputed income associated with personal use of their company car.

(2)          For Mr. van Dijk, the “Other” column is comprised of: (a) contributions to the social security scheme of the Netherlands, which are not made for similarly-situated employees - $9,880, (b) premium amounts reimbursed for additional coverage for Mr. van Dijk and his family - $5,054, and (c) payments for financial planning and tax preparation - $9,396.

(3)          Based on Mr. Ellers’s medical plan coverage election, the Company’s annual contribution for healthcare for 2010 was $266 less than the contributions for similarly-situated non-executive employees.

2010 GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information on stock options and PVSUs granted to our named executive officers in 2010.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Options (#)	Awards ($/Sh)	Awards (3) ($)
Donald E. Morel, Jr.	02/19/10	412,514	825,028	1,237,542
	03/22/10				14,722	29,443	44,165			1,256,627
	03/22/10							138,714	42.68	1,457,884

William J. Federici	02/19/10	139,235	278,469	417,704
	03/22/10				4,010	8,020	12,030			342,293
	03/22/10							37,831	42.68	397,604

Steven A. Ellers	02/19/10	188,595	377,189	565,784
	03/22/10				6,023	12,045	18,068			514,081
	03/22/10							56,747	42.68	596,411

John R. Gailey III	02/19/10	62,742	125,484	188,226
	03/22/10				2,008	4,015	6,023			171,360
	03/22/10							18,916	42.68	198,807

Ron van Dijk	02/19/10	62,742	125,484	188,226
	03/22/10				2,008	4,015	6,023			171,360
	03/22/10							18,916	42.68	198,807

Heino Lennartz	02/19/10	67,723	135,445	203,168
	03/22/10				2,008	4,015	6,023			171,360
	03/22/10							18,916	42.68	198,807

(1)          These amounts represent the minimum, target and maximum awards under the MIP.  The amounts are not reduced to reflect any elections to defer receipt of an executive’s cash bonus or bonus shares under any deferred compensation plan.

(2)          These amounts represent PVSUs that may vest depending on attainment of performance targets over a three-year performance period.  All PVSUs granted on March 22, 2010 have a grant date fair value (under FASB ASC Topic 718) of $42.68 per share.  The amounts in this column are not reduced to reflect any elections to defer receipt of an executive’s PVSUs under any deferred compensation plan.

(3)          This column consists of the fair value of options and stock awards granted during 2010.  The per-option grant date fair value was $10.51 for all options and $42.68 for all PVSUs.  For the assumptions made in determining grant date fair values, refer to Note 15, Stock-Based Compensation, to the consolidated financial statements in our 2010 Form 10-K.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2010

The following table contains information on the current holdings of stock options, unearned PVSUs and unvested incentive shares held by our named executive officers on December 31, 2010.

		Option Awards						Stock Awards
								Incentive Shares (Restricted Stock)				PVSUs Equity Incentive Plan Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Donald E. Morel, Jr.								1,481	(2)	61,017	*	96,169	(3)	3,962,163	*
	4/30/2002	248,423	(1)			13.99	4/30/2012
	5/5/2004	136,000	(1)			19.37	5/5/2014
	4/11/2005	95,183	(1)			24.20	4/11/2015
	2/24/2006	74,257	(1)			32.59	2/24/2016
	2/27/2007	74,432	(1)	24,144		44.97	2/27/2017
	2/26/2008	50,412	(1)	50,413		41.70	2/26/2018
	2/24/2009	25,000	(1)	75,000		32.09	2/24/2019
	3/22/2010			138,714	(1)	42.68	3/22/2020

William J. Federici								1,315	(2)	54,178	*	25,773	(3)	1,061,848	*
	5/5/2004	24,600	(1)			19.37	5/5/2014
	3/5/2005	18,000	(1)			25.53	3/5/2015
	2/24/2006	19,183	(1)			32.59	2/24/2016
	2/27/2007	19,754	(1)	6,585		44.97	2/27/2017
	2/26/2008	13,749	(1)	13,749		41.70	2/26/2018
	2/24/2009	6,500	(1)	19,500		32.09	2/24/2019
	3/22/2010			37,831	(1)	42.68	3/22/2020

Steven A. Ellers								2,893	(2)	119,192	*	39,160	(3)	1,613,392	*
	5/5/2004	53,400	(1)			19.37	5/5/2014
	3/5/2005	40,000	(1)			25.53	3/5/2015
	2/24/2006	32,488	(1)			32.59	2/24/2016
	2/27/2007	29,631	(1)	9,877		44.97	2/27/2017
	2/26/2008	20,623	(1)	20,624		41.70	2/26/2018
	2/24/2009	10,000	(1)	30,000		32.09	2/24/2019
	3/22/2010			56,747	(1)	42.68	3/22/2020

John R. Gailey III								1,315	(2)	54,178	*	25,773	(3)	1,061,848	*
	5/5/2004	14,600	(1)			19.37	5/5/2014
	3/5/2005	11,000	(1)			25.53	3/5/2015
	2/24/2006	9,282	(1)			32.59	2/24/2016
	2/27/2007	9,876	(1)	3,293		44.97	2/27/2017
	2/26/2008	6,874	(1)	6,875		41.70	2/26/2018
	2/24/2009	3,250	(1)	9,750		32.09	2/24/2019
	3/22/2010			18,916	(1)	42.68	3/22/2020

Ron van Dijk								-0-		-0-		5,789	(3)	238,507	*
	2/27/2007	1,975	(4)	659		44.97	2/27/2017
	2/26/2008	2,750	(4)	1,375		41.70	2/26/2018
	2/24/2009	625	(4)	1,875		32.09	2/24/2019
	7/14/2009	2,500	(1)	7,500		32.58	7/14/2019
	3/22/2010			18,916	(1)	42.68	3/22/2020

Heino Lennartz								-0-		-0-		5,789	(3)	238,507	*
	2/27/2007	1,975	(4)	659		44.97	2/27/2017
	2/26/2008	2,750	(4)	1,375		41.70	2/26/2018
	2/24/2009	625	(4)	1,875		32.09	2/24/2019
	7/14/2009	2,500	(1)	7,500		32.58	7/14/2019
	3/22/2010			18,916	(1)	42.68	3/22/2020

*         The market value of the unvested incentive shares and unearned PVSUs is based on the closing price of our common stock on December 31, 2010, of $41.20.

(1)          Options are exercisable in 25% annual increments beginning one year from the grant date.

(2)          These incentive shares were granted on February 27, 2007, February 26, 2008, and February 24, 2009, and are 100% vested four years from the grant date if the bonus share to which the incentive share relates has not been sold and the employee has not terminated employment.  The incentive shares will also vest 25% per year upon retirement of a named executive officer.  Currently, only Mr. Ellers and Mr. Gailey are eligible to retire.  Dividends are paid on unvested incentive shares and distributed or reinvested as additional stock.  Unvested incentive shares are forfeited on employment termination.

(3)          These PVSUs were awarded on February 26, 2008, February 24, 2009, and March 22, 2010, and each covers a three-year performance period.  Although the performance period for the 2008 award ended on December 31, 2010, performance is not actually determined and certified by the Compensation Committee until the first quarter of 2011.  The 2009 and 2010 awards will be earned (if at all) on December 31, 2011 and December 31, 2012, respectively, subject to satisfaction of the applicable performance criteria and generally subject to the recipient’s continued employment through those dates.  As required by the SEC’s disclosure rules, the number of PVSUs shown assumes a target payout of 100% will be achieved for all three awards.   All of the awards are distributed in stock except those made to Mr. van Dijk and Mr. Lennartz on and before February 24, 2010, which are paid in cash.

(4)          Stock appreciation rights exercisable in 25% annual increments beginning one year from the grant date.  The SARs are settled and paid in cash rather than shares.

2010 OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides information about the value realized by our named executive officers on the exercise of stock options, SARs and vesting of stock awards and units during 2010.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting (2)	Value Realized on Vesting (3)
Name	(#)	($)	(#)	($)
Donald E. Morel, Jr.	60,424	1,598,475	14,673	560,802
William J. Federici	-0-	-0-	4,001	229,435
Steven A. Ellers	60,000	1,606,519	6,003	223,893
John R. Gailey III	-0-	-0-	2,001	76,478
Ron van Dijk	3,719	35,435	400	15,288
Heino Lennartz	-0-	-0-	400	15,288

(1)          The value realized is equal to the difference between the option or SAR exercise price and the fair market value of our common stock on the date of exercise, multiplied by the number of options exercised.  Mr. van Dijk exercised SARs during 2010 and did not exercise any options.  All other exercises were of stock options.

(2)          This column reflects incentive shares that were awarded in 2006 and vested in 2010, and PVSUs that were awarded in 2007 and earned in 2010, whether or not either award was deferred under the Employee Deferred Compensation Plan.  The total includes additional shares awarded pursuant to dividend equivalents, which are credited unvested PVSUs over the three-year vesting period at a rate that assumes the participant will earn the target award.  At the time of the payout, the credited dividend equivalents are then increased or decreased based on the payout factor earned for the applicable three-year performance period.  Because the payout factor earned for the 2007-2009 performance period was 51%, the number of dividend equivalents accrued over that period was multiplied by 51% and the remaining 49% of accrued dividend equivalents was forfeited.  The following table shows the number of vested incentive shares and PVSU payouts, and the number of additional shares distributed due to dividend equivalents.  The PVSU payouts for U.S.-based executives were made in stock and the PVSU payouts for Mr. Lennartz and Mr. van Dijk were made in cash.

	Vested Incentive Shares	PVSU Payouts	Dividend Equivalents Paid on PVSU Payouts
Name	(#)	(#)	(#)
Donald E. Morel, Jr.	935	14,046	627
William J. Federici	367	3,830	171
Steven A. Ellers	1,104	5,746	257
John R. Gailey III	133	1,915	86
Ron van Dijk	-0-	383	17
Heino Lennartz	-0-	383	17

All of the vested incentive shares for Dr. Morel, Mr. Federici and Mr. Ellers were deferred by the recipients under our Employee Deferred Compensation Plan.  These shares are distributable under the terms of that plan, which is described under the 2010 Nonqualified Deferred Compensation heading below.  Mr. Gailey did not defer any of his incentive shares.

(3)          The value of vested incentive shares was determined by multiplying the number of vested incentive shares by $38.65, the fair market value of our common stock on the vesting date, February 24, 2010.  The value of the PVSUs was determined by multiplying the number of vested units by $38.22, the fair market value of our common stock on the payout date, February 19, 2010.

2010 PENSION BENEFITS

Retirement Plan

Until December 31, 2006, we maintained a final average pay defined benefit pension plan, which calculated retirement benefits for salaried participants as a percentage of average annual earnings.  The normal retirement benefit equals 1.9% of the average of a participant’s five highest consecutive calendar years of compensation out of the participant’s last 10 calendar years of service, multiplied by his or her years of service up to 25 years, plus 0.5% of that average multiplied by his or her years of service in excess of 25 but not more than 35 years.  The benefit is reduced by the participant’s expected social security benefits.

Effective January 1, 2007, each participant’s accrued benefit under the retirement plan’s pension formula was frozen, and the pension benefits related to service on or after January 1, 2007 for all existing and new participants are expressed as a “cash balance” type formula.  Under the cash balance approach, an allocation is made at the end of each calendar year (or on employment termination, if earlier) to a participant’s hypothetical cash balance account.  The allocation is determined by the age of the participant and the percentage of annual compensation assigned to that age band pursuant to the basic cash balance formula.

For participants who have attained minimum age and service requirements, an additional annual allocation is made to their accounts to replace all or part of the benefit for participants who were participating in the retirement plan on December 31, 2006 (“transition benefit”).  The transition benefit percentage will remain for the duration of the transition period, which continues until December 31, 2018 or a participant’s retirement, whichever comes first.  The transition benefit is applicable only to employees who were actively employed on January 1, 2007 and the allocation percentage is based on the age of the participant on that date.  The transition benefit for each of our named executive officers eligible to participate is 8%.  Each year, the balance in the hypothetical account will be credited with interest at a rate equal to the average 30-Year Treasury Bond Rate for November of the year prior to the year the interest is credited.

In general, the compensation used for determining a participant’s benefits under the retirement plan consists of base salary, overtime, annual incentive awards (paid in cash or stock) and other cash remuneration, plus a participant’s contributions to our 401(k) plan.

Normal retirement age under the retirement plan is age 65.  Participants with 10 years of service may retire and commence payment of their frozen benefits upon reaching age 55, with reduced benefits based on age at the retirement date.  Of our named executive officers, with respect to frozen benefits, only Mr. Ellers and Mr. Gailey are currently eligible for early retirement under the retirement plan.  All participants may commence distribution of their cash balance benefits on employment termination, without regard to age or years of service, but will forego any future interest credits.

The retirement benefit that each participant will receive at retirement will be the sum of the accrued benefit under the old pension formula as of December 31, 2006, plus the amount allocated to the participant’s cash-balance account.  A participant vests in his or her combined benefit upon reaching three years of service.

SERP

IRS requirements currently limit the compensation that can be used to calculate a participant’s benefit under a qualified retirement plan to $245,000 and the annual benefit is limited to $195,000.  The SERP benefits are substantially equal to the difference between the total benefit accrued under the retirement plan and the amount of benefit the retirement plan is permitted to provide under the statutory limits on benefits and earnings.  The benefits are unfunded and paid out of our general assets.

Before January 1, 2009, SERP benefits were payable at the same time and in the same form as benefits payable under the qualified retirement plan, except that SERP participants could elect to receive their SERP benefits in a lump sum.  Due to changes in the tax laws, the SERP was amended effective January 1, 2009 to provide that benefits accrued on or after January 1, 2005 are payable in a lump sum on the date that is six months following termination of employment.  These benefits may be reduced to reflect early commencement of benefits before age 65.  Benefits accrued before 2005 are still payable according to the SERP rules in effect on December 31, 2004.

The following table shows the actuarial present value of accumulated pension benefits payable to our named executive officers under our retirement plan and the SERP.  Mr. Lennartz and Mr. van Dijk are not eligible to participate in U.S. company-sponsored defined benefit retirement plans or similar plans.  The benefits were determined using assumptions consistent with those used by us in our financial statements.

2010 Pension Benefits Table

		Number of Years Credited Service (1)	Present Value of Accumulated Benefit (2)	Payments During Last Fiscal Year
Name	Plan Name	(#)	($)	($)
Donald E. Morel, Jr.	Retirement Plan	18	403,397	-0-
	SERP	18	1,699,800	-0-
		Total	2,103,197	-0-
William J. Federici	Retirement Plan	7	172,112	-0-
	SERP	7	317,909	-0-
		Total	490,021	-0-
Steven A. Ellers	Retirement Plan	27	795,632	-0-
	SERP	27	1,448,151	-0-
		Total	2,243,783	-0-
John R. Gailey III	Retirement Plan	19	475,792	-0-
	SERP	19	337,852	-0-
		Total	813,644	-0-

(1)          Equals the number of full years of credited service as of December 31, 2010.  Credited service begins with a participant’s hire date and ends with the date of employment termination.

(2)          An actuarial present value of the benefits is calculated by estimating expected future payments starting at an assumed retirement age, weighting the estimated payments by the estimated probability of surviving to each post-retirement age, and discounting the weighted payments at an assumed discount rate to reflect the time value of money.  The actuarial present value represents an estimate of the amount which, if invested as of December 31, 2010 at a discount rate of 5.70%, would be sufficient on an average basis to provide estimated future payments based on the current accumulated benefit.  Estimated future payments are assumed to be in the form of a single lump-sum payment at retirement determined using interest-rate and mortality assumptions contained in the RP-2000 Mortality Table projected to 2025 using Scale AA with a linear phase-out.  The assumed retirement age for each named executive officer is 65 and the assumed cash balance crediting rate is 4.19%.  Actual benefit present values will vary from these estimates depending on many factors, including an executive’s actual retirement age, future-credited years of service, future compensation, applicable interest-rates and regulatory changes.

2010 NONQUALIFIED DEFERRED COMPENSATION

Employee Deferred Compensation Plan

The Employee Deferred Compensation Plan allows highly compensated employees, including executive officers, to defer up to 100% of salary and cash bonus.  We match at the rate of 100% of the first 3% of salary deferrals, plus 50% of the next 2%.  Employer matching contributions made before January 1, 2007 vest 20% per year of service and matching contributions made on or after January 1, 2007 are 100% vested.  Participants also may defer payout of annual bonus shares and PVSUs.  We contribute one time-vested incentive share for each four bonus shares deferred.

Deferred cash contributions may be invested in a selection of investment options that mirror the funds available under our 401(k) plan.  Incentive shares will vest on the fourth anniversary of the date of contribution or will vest pro rata on retirement, death and/or disability, if earlier.  During the time these awards are deferred, they are deemed invested in our common stock and receive additional credits for dividend equivalents.  All deferred stock awards are distributed in shares of common stock.

Amounts deferred in any year, except for matching contributions on cash contributions, will be distributed automatically in a lump sum five years after the year of deferral.  A participant may choose to defer these amounts to another date or until employment termination.  Matching contributions on cash contributions are only distributable on employment termination.  Participants may elect to receive their distributions on termination in a cash lump sum, stock lump sum, or in up to 10 substantially equal annual installments.

Current German Executive Deferred Compensation Plan

In 2009, we adopted a new deferred compensation plan for our European corporate headquarters senior employees, including Mr. Lennartz and Mr. van Dijk who was on assignment in Singapore but still considered eligible for the plan.  Under the plan, a contribution is made to a tax-deferred account for eligible employees.  The amount of the contribution equals 3% of their base compensation up to the limit on wages under the German social security system plus 13% of their base compensation in excess of that limit.  Base compensation includes a participant’s base salary plus the three-year average of the bonus earned under our MIP.

The account earns interest at the rate of 2.25%, compounding annually or at the average of a German government bond index, whichever is greater as measured at the time a participant commences distributions under the plan.  Distributions generally can begin when a participant is eligible to retire under the German social security system, death or permanent disability.  They are payable in three forms: (1) an annuity (purchased with the account balance), (2) a lump sum or (3) up to 10 annual installments.  Distributions do not require a participant to terminate employment.

Frozen German Executive Deferred Compensation Plan

Before 2009, we maintained a deferred compensation plan for senior employees in our European corporate headquarters that was different from the current plan.  The prior plan was frozen to new participants and future contributions as of December 31, 2008.  Mr. Lennartz was not eligible to participate in the frozen plan.  The frozen plan permitted participant contributions in cash of amounts payable under our annual bonus plans.  No contributions were made to this plan by us.  The deferred amounts are generally payable following retirement and earn interest based on returns of various funds offered by ABN AMRO.

The following table shows the executive contributions, earnings and account balances for the U.S.-based named executive officers in the Employee Deferred Compensation Plan, for Mr. Lennartz and Mr. van Dijk in the current German Deferred Compensation Plan and for Mr. van Dijk in the frozen German Deferred Compensation Plan.  Each executive is currently 100% vested in his entire account balance under each of the plans.

2010 Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last FY (1) ($)	Registrant Contributions in Last FY (2) ($)	Aggregate Earnings in Last FY (3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (4) ($)
Donald E. Morel, Jr.	-0-	-0-	161,288	178,531	1,931,679
William J. Federici	-0-	-0-	43,814	125,046	647,201
Steven A. Ellers	-0-	-0-	110,264	370,779	1,424,885
John R. Gailey III	-0-	-0-	107,485	22,309	988,898
Ron van Dijk (5)	-0-	26,799	8,413	-0-	475,740
Heino Lennartz (5)	-0-	26,151	1,557	-0-	82,075

(1)          As there were no employee deferrals in 2010, no amounts have been disclosed in prior year’s proxy statements.

(2)          No U.S.-based named executive officers received matching contributions in 2010.  For Mr. Lennartz and Mr. van Dijk, the amount in this column reflects our required contribution.

(3)          For U.S.-based executives, these amounts reflect the net gains attributable to the investment funds in which the executives have chosen to invest and for deferred shares of stock contributed to the Employee Deferred Compensation Plan.  For Mr. Lennartz and Mr. van Dijk, amounts deferred under the current German Deferred Compensation Plan are deemed to earn the minimum guaranteed rate of 2.25% per year.  With respect to the frozen German Deferred Compensation Plan, these amounts reflect the net gains attributable to the investment funds that Mr. van Dijk has selected.  For Mr. van Dijk, the aggregate earnings are the sum of $6,709 earned under the current plan and $1,704 earned under the frozen plan.

(4)          The total balance includes amounts contributed for prior years which have all been previously reported in the Summary Compensation Table for the year those amounts were deferred.  For Mr. van Dijk, this amount reflects the total of his account balances under the current plan - $261,159 and frozen plan - $214,581.

(5)          Amounts were converted at a rate of 1.3280 U.S. dollars per euro.

Payments on Disability

Each current U.S. named executive officer has long-term disability coverage, which is available to all eligible U.S. employees.  The coverage provides full salary continuation for six months and thereafter up to 60% of pay with a $25,000 monthly limit.  Eligible U.S. employees also continue to earn cash balance pay credits at the rate of pay in effect when they became disabled under the retirement plan and SERP.  Employees who are vested in our retirement plan also receive continued medical coverage while on disability on the same terms as active employees.  Deferred compensation is payable according to the executive’s election.  Outstanding unvested stock options would be forfeited and outstanding vested stock options would be exercisable for the term of the option.  Outstanding PVSUs and unvested incentive shares would be forfeited when an employee becomes disabled.

Mr. Lennartz and Mr. van Dijk are also covered by group disability coverage, which is generally available to all German-based employees.  This coverage entitles each of them to receive one million Euros ($1,328,000, converted at a rate of 1.3280 U.S. dollars per euro) if the covered person becomes permanently disabled under German social security laws.  Mr. Lennartz and Mr. van Dijk would also receive any amounts deferred under the German Executive Deferred Compensation Plans.

Payments on Death

Each U.S.-based named executive officer has group life insurance benefits, which are available to all eligible U.S. employees.  The benefit is equal to 1x pay with a maximum limit of $500,000, plus any supplemental life insurance elected and paid for by the named executive officer.  Dr. Morel’s beneficiaries will also receive a benefit of $1,750,000 payable under the terms of a term life insurance policy paid for by us.

For U.S.-based named executive officers, deferred compensation is payable according to the executive’s election on file.  Outstanding unvested stock options would be forfeited and outstanding vested stock options would be exercisable for the term of the option.  Outstanding PVSUs and unvested incentive shares would be forfeited when an employee dies.

Mr. Lennartz and Mr. van Dijk are covered by group life insurance coverage, which is generally available to all German-based employees at varying levels depending on position.  The insurance entitles their beneficiaries to receive one million euros ($1,328,000, converted at a rate of 1.3280 U.S. Dollars per euro) upon his death.  They would also receive any amounts deferred under the German Executive Deferred Compensation Plans.

Estimated Payments Following Severance—Current Named Executive Officers

We have agreements with Dr. Morel and Mr. Ellers that entitle them to severance benefits on certain types of employment terminations not related to a change in control.  Mr. Federici and Mr. Gailey are not covered under a general severance plan and any severance benefits payable to them under similar circumstances would be determined by the Compensation Committee in its discretion.  Mr. Lennartz and Mr. van Dijk have severance arrangements governed by their standard German employment contracts.

Dr. Morel.  Dr. Morel has an employment agreement that entitles him to a lump-sum severance payment if he is terminated involuntarily other than for cause.  The amount of the payment is equal to his annual base salary in effect on the termination date plus an amount equal to his salary for the next year if it has been set (or if not set, his current base salary).  The payment would be made six months following his termination date.  Dr. Morel’s employment agreement does not entitle him to additional payments or benefits if his employment is terminated for cause or as a result of his death or disability.  “Cause” means the conviction of a felony; the willful failure to perform his job duties; gross negligence or willful misconduct in the performance of his duties; willful misconduct that materially injures us; or the violation of the non-compete, the non-solicitation or the confidentiality obligations under the agreement.

Any severance pay would be contingent on execution of a release and other customary provisions, including compliance with non-competition, non-solicitation and confidentiality obligations contained in the agreement.

Mr. Ellers.  Mr. Ellers has an agreement that requires him not to compete with us for one year following his employment termination.  The agreement entitles him to one year of salary if he leaves us for any reason (including his retirement) other than a “for cause” termination by us.  Half of the amount is payable in a lump sum after six months and the remainder bi-weekly.  The agreement also provides him with medical, dental and life insurance coverage for the one-year period, so long as he pays required employee contributions.

Mr. Ellers is not entitled to any additional payments or benefits if his employment is terminated for cause or by reason of death or disability.  “Cause” is defined in the agreement as dishonesty; disloyalty; willful misconduct; gross negligence; theft, conviction of a crime; drunkenness; unethical business conduct; or refusal to perform his duties or a breach of the agreement.

If any of our named executive officers are entitled to payments under the agreements described above and under a change in control agreement described below, the named executive officer will be entitled to only one payment as described in the respective agreements.

Mr. van Dijk and Mr. Lennartz.  Under the employment agreements with Mr. van Dijk and Mr. Lennartz, each party must give six months’ notice of a termination.  This is a standard German employment agreement.  Severance pay equal to his monthly base compensation may be paid in lieu of six months’ notice.  Monthly base compensation is equal to each executive’s monthly base salary plus one-twelfth of his three-year average MIP bonus.  In addition, under German common law, if we terminate the executive without cause, Mr. Lennartz and Mr. van Dijk would be entitled to receive a payment equal to one month of salary per year of service.  As of December 31, 2010, Mr. Lennartz was eligible to receive 10 months’ total base compensation if we terminate him without cause and Mr. van Dijk was eligible to receive 19 months.

Estimated Severance Payments Table

The table below reflects amounts that executives would receive on certain terminations of employment other than following a change in control.  No named executive officer will receive any enhanced benefit as a result of a termination for cause.  The amounts do not include amounts payable through a plan or arrangement that is generally applicable to all salaried employees.

Name	Event	Cash Severance	Value of Stock Awards That Will Become Vested (1)	Continuation of Medical Benefits (2)	Additional Life Insurance (3)	Total
Donald E. Morel, Jr.	Involuntary (no cause)	$1,650,026	—	—	—	$1,650,026
	Death	—	—	—	$1,750,000	1,750,000
	Retirement	—	$2,490,252	—	—	2,490,252
William J. Federici	Retirement	—	660,436	—	—	660,436

Name	Event	Cash Severance	Value of Stock Awards That Will Become Vested (1)	Continuation of Medical Benefits (2)	Additional Life Insurance (3)	Total
Steven A. Ellers	Involuntary (no cause)	517,987	—	11,409	—	529,396
	Retirement	517,987	1,011,254	11,409	—	1,540,650

John R. Gailey III	Retirement	—	330,218	—	—	330,218

Ron van Dijk	Retirement	—	321,978	—	—	321,978

Heino Lennartz	Retirement	—	321,978	—	—	321,978

(1)          This amount is the total of unvested PVSUs that based on past practice would become accelerated due to retirement measured at their fair market value on December 31, 2010, $41.20, using an assumed 100% performance rate for the 2009-2011 and 2010-2012 performance periods.  These awards would still be payable at the same time and subject to the same performance conditions that apply to awards to participants who remain active, and thus may be greater than or less than the target amount.

(2)          This amount reflects the current premium incremental cost to us for continuation of elected benefits to the extent required under an applicable agreement.

(3)          The life insurance benefit represents additional life insurance paid for by us over the standard coverage level.

Payments on Termination in Connection With a Change in Control

Dr. Morel, Mr. Ellers, Mr. Federici and Mr. Gailey

We have entered into agreements with each of our U.S.-based named executive officers, as well as certain other of our officers, which provide the benefits described below on qualifying terminations of employment in connection with or within two years following a change in control.  For Dr. Morel, Mr. Federici, Mr. Ellers, and Mr. Gailey the agreements provide for the following compensation and benefits if their employment is terminated under certain circumstances following a change in control:

•                  Cash severance pay equal to three times the sum of the executive’s highest annual base salary in effect during the year of termination and the average annual bonus for the three years (or, if employed less than three years, the lesser period) immediately preceding the change in control.  Severance compensation will be reduced on a pro rata basis if an executive reaches normal retirement age or commences retirement within three years following the change in control.  The severance payments for Mr. Ellers, Mr. Federici and Mr. Gailey are payable in monthly installments, and the severance payments for Dr. Morel are payable in a lump sum.  If any of these individuals is a key employee at the time of his termination, payments will be delayed six months to the extent required by applicable tax law.

•                  Immediate vesting of any unvested benefits and matching contributions under our 401(k) plan and the Employee Deferred Compensation Plan as of the termination of the executive’s employment.

•                  Immediate vesting of all unvested stock options, stock appreciation rights, shares of stock, stock units and other equity-based awards awarded under any compensation or benefit plan or arrangement.

•                  Continued medical, dental, life and other benefits for 36 months after termination of the executive’s employment, or until his retirement or eligibility for similar benefits with a new employer.

•                  Outplacement assistance.

Employment terminations that entitle an executive to receive the severance benefits under a change in control, consist of (i) resignation following a constructive termination of his employment, (ii) employment termination other than by reason of death, disability, continuous willful misconduct or normal retirement, or (iii) voluntary resignation during a 30-day period beginning 12 months following the change in control.

Definition of “Change in Control.”  For each agreement, a “change in control” is defined generally as any such event that requires a report to the SEC, but also includes any of the following:

•                  Any person or entity other than us, any of our current directors or officers or a trustee or fiduciary holding our securities, becomes the beneficial owner of more than 50% of the combined voting power of our outstanding securities;

•                  An acquisition, sale, merger or other transaction that results in a change in ownership of more than 50% of the combined voting power of our stock;

•                  A change in the majority of our Board of Directors over a two-year period that is not approved by at least two-thirds of the directors then in office who were directors at the beginning of the period; or

•                  Execution of an agreement with us, which if consummated, would result in any of the above events.

Definition of “Constructive Termination.”  A “constructive termination” generally includes any of the following actions taken by us without the executive’s written consent following a change in control:

•                  Significantly reducing or diminishing the nature or scope of the executive’s authority or duties;

•                  Materially reducing the executive’s annual salary or incentive compensation opportunities;

•                  Changing the executive’s office location so that he must commute more than 50 miles, as compared to his commute as of the date of the agreement;

•                  Failing to provide substantially similar fringe benefits, or substitute benefits that were substantially similar taken as a whole, to the benefits provided as of the date of the agreement; or

•                  Failing to obtain a satisfactory agreement from any successor to us to assume and agree to perform the obligations under the agreement.

However, no constructive termination occurs if the executive:

•                  Fails to give us written notice of his intention to claim constructive termination and the basis for that claim at least 10 days in advance of the effective date of the executive’s resignation; or

•                  We cure the circumstances giving rise to the constructive termination before the effective date of the executive’s resignation.

Non-Competition.  To receive the severance benefits under the agreement, the named executive officer must agree not to be employed by any of our competitors or compete with us in any part of the United States (any market or territory, in the case of Dr. Morel) for up to one year (two years, in the case of Dr. Morel) following employment termination for any reason.

Excise-Tax Indemnification.  The named executive officers are entitled to full indemnification for any excise taxes that may be imposed by Section 4999 of the Internal Revenue Code in connection with the change in control, including interest and penalties, and payment of their legal fees and expenses if we contest the validity or enforceability of the agreement.  Currently, no named executive officer would receive a gross-up payment.

Mr. van Dijk and Mr. Lennartz

Mr. Lennartz and Mr. van Dijk are entitled to the same termination benefits they would receive in the absence of a change in control of the company.

Estimated Benefits on Termination Following a Change in Control

The following table shows potential payments to our named executive officers if their employment terminates following a change in control under existing contracts, agreements, plans or arrangements.  The amounts assume a December 31, 2010 termination date and use the closing price of our common stock as of that date, $41.20.   Currently, no executive would be entitled to a parachute tax gross-up payment.

Name	Aggregate Severance Pay (1)		PVSU Acceleration (2)	Early Vesting of Restricted Stock (3)	Early Vesting of Stock Options and SARs (4)	Acceleration and Vesting of Supplemental Award (5)	Welfare Benefits Continuation (6)	Outplacement Assistance (7)	Parachute Tax Gross-up Payment	Total
Donald E. Morel, Jr.	$4,720,384		$2,390,506	$61,017	$683,250	$206,470	$70,912	$25,000	-0-	$8,157,540
William J. Federici	2,061,741		639,465	54,178	177,645	56,310	61,157	25,000	-0-	3,075,496
Steven A. Ellers (8)	3,996,474		972,952	119,192	273,300	84,465	39,883	25,000	-0-	5,511,266
John R. Gailey III (8)	1,430,602		319,753	5,068	88,823	28,155	60,372	25,000	-0-	1,957,773
Ron van Dijk	955,348	(9)	199,641	-0-	81,731	28,155	—	25,000	—	1,287,875
Heino Lennartz	338,601	(9)	199,641	-0-	81,731	28,155	—	25,000	—	673,128

(1)          This amount represents three times the sum of the executive officer’s (a) highest annual base salary in effect during the year of termination and (b) the average annual bonus for the three years (or, if employed less than three years, the lesser period).  These amounts are based on the salary rates in effect on December 31, 2010 and MIP bonuses paid during the three years before the year containing the termination date (2007, 2008 and 2009).

(2)          This amount represents the payout of all outstanding PVSU awards on a change in control at the target payout level with each award then pro-rated based on the time elapsed for the applicable three-year performance period.

(3)          This amount represents the value of all unvested restricted awards, which would become vested on a change in control (whether or not the awards were deferred).  The amount was calculated by multiplying an executive’s number of unvested shares by the fair market value of a single share on December 31, 2010, which was $41.20.

(4)         This amount is the intrinsic value (fair market value on December 31, 2010 ($41.20 per share) minus the per share exercise price) of all unvested stock options for each executive.  Any option with an exercise price of greater than fair market value was assumed to be cancelled for no consideration and, therefore, had no intrinsic value.

(5)          This amount represents the immediate payout of the supplemental award on a change in control at the current performance payout level.  The final 12 months of the 30-month performance period is given no value.

(6)          This amount represents the employer-paid portion of the premiums for medical, dental and life insurance coverage for Dr. Morel, Mr. Federici, Mr. Ellers and Mr. Gailey.

(7)          This amount represents the cost of providing outplacement assistance.

(8)          Although Mr. Ellers and Mr. Gailey are eligible to retire under our Retirement Plan and SERP, and their agreements with us provide that severance pay would be reduced by payments made under those plans, we have calculated the severance pay without regard to this reduction.

(9)          Amount converted at a rate of 1.3280 U.S. dollars per euro.

AUDIT COMMITTEE REPORT

The Audit Committee reviewed the Company’s financial-reporting process on behalf of the Board.  Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.  PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm for 2010, is responsible for expressing its opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has reviewed and discussed with management and PwC the audited financial statements for the year ended December 31, 2010, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and PwC’s evaluation of the Company’s internal control over financial reporting.

The Committee has discussed with PwC the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended (AICPA, Professional Standards, Vol.  I AU §380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  PwC has provided to the Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence and the Committee has discussed with PwC that firm’s independence from the Company.

The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence.  The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.  Based on the considerations and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements for the year ended December 31, 2010 be included in the Company’s 2010 Form 10-K.

Audit Committee:

John P. Neafsey, Chairman

Thomas W. Hofmann

Geoffrey F. Worden

SERVICES PROVIDED BY THE INDEPENDENT AUDITOR AND FEES PAID

Fees Paid to PricewaterhouseCoopers LLP

The following table presents fees for audit and other services provided by PwC for fiscal years 2010 and 2009.  All of the services described in the following fee table were approved in conformity with the Audit Committee’s pre-approval process.

	2010	2009
Audit Fees	$1,466,697	$1,249,157
Audit-Related Fees	9,000	5,000
Tax Fees	128,632	134,854
All Other Fees	1,800	1,500
Total	$1,606,130	$1,390,511

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services

Our Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the Company’s independent registered public accounting firm.  As part of this responsibility, the Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.  Prior to engagement for the next year’s audit, management will submit a list of services and related fees expected to be rendered by the independent registered public accounting firm during that year for pre-approval by the Audit Committee.  Those services fall within one of the four following categories:

Audit Fees include fees for audit work performed on the financial statements and internal control over financial reporting, and work that generally only the independent registered public accounting firm can reasonably be expected to provide, including statutory audits or financial audits for our subsidiaries or affiliates; services associated with SEC registration statements; periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents); and assistance in responding to SEC comment letters.

Audit-Related Fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are traditionally performed by the independent registered public accounting firm, including due diligence related to potential business acquisitions/divestitures, financial statement audits of employee benefit plans and special procedures required to meet certain regulatory requirements.

Tax Fees include fees for all services, except those specifically related to the audit of the financial statements, which are performed by the independent registered public accounting firm’s tax personnel and may include tax advice, tax analysis and compliance, and review of income and other tax returns.

All other fees are fees for those services not captured in any of the above three categories.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011

The Audit Committee has appointed PwC as our independent registered public accounting firm for 2011.  Although shareholder approval for this appointment is not required, the Audit Committee and our Board are submitting the selection of PwC for ratification to obtain the views of shareholders and as a matter of good corporate governance.  If the appointment is not ratified, the Audit Committee will reconsider whether or not to retain that firm.  Representatives of PwC will be present at the 2011 annual meeting to answer questions.  They also will have the opportunity to make a statement if they desire to do so.

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2011.

PROPOSAL 4 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we include in this proxy statement a non-binding shareholder vote to approve the compensation of our named executive officers, as described in this proxy statement.  Under the Dodd-Frank Act, the shareholder vote on executive compensation is an advisory vote only, and it is not binding on us or the Board and neither the Board nor the Compensation Committee will be required to take any action as result of the outcome of the vote on this proposal.  Nonetheless, the Compensation Committee and the Board value the opinions of the shareholders and will consider the outcome of the vote when making future compensation decisions.

As described more fully in the “Compensation Discussion and Analysis” section, our executive compensation program is designed to provide competitive executive pay opportunities tied to our short-term and longer-term success and attract, motivate and retain the type of executive leadership that will help us achieve our strategic goals.

The Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices. As a result of its review process, in 2010 the Compensation Committee made the following changes to our executive compensation practices:

•                  We adopted a broad “clawback” policy covering incentive compensation paid to any employee.  For a description of this policy, see “Compensation Committee—Risk Considerations in Our Compensation Programs.”

•                  We reaffirmed the appropriateness of the two industry groups used for benchmarking executive compensation and rebalanced the make-up of our primary peer group to realign that group with our current size and to better reflect a number of companies often used for comparison by external constituents.  The realigned group will be used in our 2011 executive compensation reviews.  How we use these groups in making our compensation decisions is discussed under “Comparator Groups.”

•                  We eliminated income-tax gross-ups for imputed income on executive perquisites.

•                  We eliminated the “single-trigger” feature and golden-parachute excise-tax gross-ups in any change-in-control agreements offered to future executives.

•                  We amended our compensation philosophy to expressly state our position that incentive plans should appropriately balance risk and reward.  We conducted a risk assessment of our incentive plan designs, policies and practices.

Our Board strongly endorses our executive compensation program and recommends that the shareholders vote to approve the compensation of our named executive officers as described in this proxy statement under the “Executive Compensation” and “Compensation Discussion and Analysis” headings in this proxy statement.

The Board of Directors unanimously recommends a vote FOR the approval of the compensation of the named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K under the Securities Exchange Act of 1934, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

PROPOSAL 5 — FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables our shareholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers (as described in Proposal 4 of this proxy statement).  By voting on this Proposal 5, shareholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two or three years.

The frequency of the executive compensation vote is advisory only and is non-binding, however, the Compensation Committee and the Board value the opinions of the shareholders and will consider the outcome of the vote when determining the frequency of the shareholder vote on executive compensation.

After careful consideration of this Proposal 5, our Board has determined that an annual advisory shareholder vote on executive compensation is the most appropriate for us, and, therefore, our Board recommends that you vote for a one-year interval for the advisory vote on executive compensation.

In making its recommendation, our Board considered that an annual advisory vote on executive compensation will allow our shareholders to provide us with their direct input on our compensation philosophy, policies and practices, as disclosed in this proxy statement on an annual basis.  Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our shareholders on corporate governance matters and our executive compensation philosophy, policies and practices.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting.

The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by the shareholders.  However, because this vote is advisory only and not binding on the Board or us, the Board may decide that it is in the best interests of our shareholders and us to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

The Board of Directors unanimously recommends a vote FOR the option of once every year as the frequency with which shareholders are provided an advisory vote on executive compensation, as disclosed pursuant to Item 402 of Regulation S-K under the Securities Exchange Act of 1934, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

PROPOSAL 6 — APPROVAL OF THE 2011 OMNIBUS INCENTIVE COMPENSATION PLAN

To continue providing equity-based and incentive compensation, we have adopted the 2011 Omnibus Incentive Compensation Plan (“2011 Plan”).  The 2011 Plan will provide for the award of compensation to both key employees and directors.  The effectiveness of the 2011 Plan is contingent upon shareholder approval as required by NYSE and applicable tax rules.  If this proposal is approved, the 2011 Plan will supersede the 2007 Omnibus Incentive Compensation Plan and the 2007 Plan will be cancelled.  Existing awards under the 2007 Plan will remain outstanding in accordance with their terms, but any amount payable under the 2007 Plan that exceeds the target award will be distributable under the 2011 Plan.  If this proposal is not approved, the 2007 Plan will remain in effect.

The following is a summary of the 2011 Plan, which is qualified in its entirety by the plan document attached to this proxy statement as Appendix B.

Purpose

The purpose of the 2011 Plan is to align the interests of the eligible individuals with the interests of the Company’s shareholders, provide incentives for eligible individuals to exert maximum efforts for the success of the Company and its subsidiaries, and motivate key personnel, by means of appropriate incentives, to achieve long-term goals.

Administration

The 2011 Plan is administered by the Compensation Committee of the Board.  Our Nominating and Corporate Governance Committee has authority to make recommendations to the Board regarding awards for non-employee directors of the Company.  The Compensation Committee cannot make awards to non-employee directors, but will administer those awards as provided below once they have been made by the full Board.

The Compensation Committee has authority to interpret the 2011 Plan and may amend the 2011 Plan as provided below.  With respect to participants other than non-employee directors, the Compensation Committee may:

•                  select the employees and consultants who are to receive awards under the 2011 Plan;

•                  determine the type and amount of awards to be granted to participants and their terms and conditions;

•                  determine the times at which awards will be granted; and

•                  condition any awards upon the achievement of performance goals or after the lapse of any period of deferral (as described more fully below).

The Compensation Committee may delegate all or a portion of its responsibility to a person selected by it (to the extent permissible by applicable law).

Participation

All consultants, directors and key salaried employees of the Company are eligible to participate in the 2011 Plan.  Approximately 11 non-employee directors and 65 key salaried employees will be eligible to participate in the 2011 Plan.

Unless otherwise determined by the Committee, certain awards (options, deferred stock, stock units, stock appreciation rights (SARs)) are exercisable only by the recipient, and no awards will be transferable other than by will or the laws of descent and distribution.  Restricted stock and deferred stock awards are transferable by the recipient once the period of restriction or deferral with respect to such stock lapses; prior to the lapse of the restrictions or the deferral period, the stock is not transferable.

Shares of Stock Available for Grant

If shareholder approval is obtained, a total of up to 4,800,000 shares of common stock will be available for issuance under the 2011 Plan.  Any stock option or stock appreciation right that is not forfeited or cancelled will reduce the number of shares available for issuance under the plan by one share for each share subject to the option or stock appreciation right.  Any awards under the 2011 Plan that are payable in common stock (other than stock options or stock appreciation rights) will reduce the total number of shares available for grant under the 2011 Plan by an amount equal to 2.35 times the number of shares subject to the award.  The shares may be treasury shares or authorized but unissued shares.  The maximum number of shares subject to options or SARs that may be granted to any one individual shall not exceed 500,000 shares during any calendar year, and the maximum payment that can be made to one individual in any one calendar year with respect to deferred stock, restricted stock, stock bonus, stock units and cash-based performance awards will be $7,500,000 as measured on the date of grant.  If any awards made under the previous 2007 Plan before approval of the 2011 Plan would entitle a 2007 Plan participant to an amount of Company stock in excess of the target threshold amount, the additional shares of Company stock (up to the maximum threshold amount), shall be distributable under and in accordance with the 2011 Plan. Contingent upon approval of this Proposal No. 6, no additional shares will be awarded under the 2007 Plan.

In the event of any stock split, reverse stock split, or stock dividend, any extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up or other similar change in corporate structure or capitalization or similar event, then the number and kinds of shares available for awards under the 2011 Plan, the per-participant share limit, the vesting schedule, the exercise price per share subject to each outstanding stock option, and the terms of each other outstanding award shall be adjusted, if necessary, by the Company.

Change in Control

Unless otherwise provided by the Compensation Committee, any award granted under the 2011 Plan that was not vested on the date of a change in control will become fully exercisable and vest immediately.  Any awards deferred will be paid prior to or as soon as practicable following a change in control, as determined by the Compensation Committee.  The Compensation Committee also may provide that awards are canceled for cash or participants are given an opportunity to exercise outstanding options during a window period before a change in control.  A “change in control” is defined generally as any such event that requires a report to the SEC, but includes any acquisition or other transaction that results in a change in ownership of more than 50% of the Company’s stock or a change in the majority of the Board over a two-year period that is not approved by at least two-thirds of the directors.

Effective Date and Termination; Amendments

Subject to approval by our shareholders, the 2011 Plan will be effective as of May 3, 2011.  The 2011 Plan will terminate on May 3, 2021, unless earlier terminated by the Board.  Termination will not affect awards outstanding at the time of plan termination.  The Compensation Committee may amend, suspend or terminate the 2011 Plan, provided shareholder approval of any amendment is obtained as required by applicable laws or regulations.  The Compensation Committee may amend any outstanding award without a participant’s consent, provided the amendment neither adversely impacts the participant (unless it is necessary to ensure deductibility of the payments under section 162(m) or 280G of the Internal Revenue Code) nor provide for a lower exercise price or base price with respect to options or SARs.

Types of Awards Under the 2011 Plan

Options

Options granted under the 2011 Plan may be either non-qualified stock options or incentive stock options qualifying under section 422 of the Code.  The price of any option granted may not be less than closing asked price of the stock on the date of grant.

The option price is payable in cash or, if the grant allows, shares of common stock held by the option holder and valued at their fair market value, which may include shares received upon exercise of a portion of a stock option through a cashless net exercise.  The Compensation Committee may impose additional restrictions on the exercise of any option.  The term of a non-qualified stock option may not exceed 10 years.

Stock Appreciation Rights

SARs may, but need not, relate to options.  The Compensation Committee determines the terms of each SAR at the time of grant.  Any freestanding SAR may not be granted for less than the fair market value of the underlying stock at the time of grant and cannot have a term longer than 10 years.  Distribution may be made in common stock, in cash or a combination of cash and stock, as determined by the Committee.

Stock Awards

The 2011 Plan provides for the granting of stock awards and performance awards.  It is expected that any executive performance award will be based on consolidated and/or business unit financial performance criteria as described below.  The Compensation Committee may also grant restricted stock awards tied to the completion of a specified period of service.

Stock Units

In a stock unit award, the Company will deliver, subject to certain conditions, cash equal to the fair market value of a share of common stock at the end of a vesting or deferral period, which may be determined based on the achievement of one or more performance goals.  The term of a stock unit may not exceed 10 years.  Unless otherwise determined by the Committee, settlement of a stock unit will occur upon termination of employment or service.  Unvested stock units will be forfeited upon termination of employment.

Cash-Based Performance Awards

The Compensation Committee may grant cash-based performance awards denominated in cash in such amounts and subject to such terms and conditions as the Compensation Committee may determine.

Deferral Election

With the Compensation Committee’s consent, and subject to the requirements of section 409A of the Code, a recipient may defer receipt of unrestricted common stock or a cash payment to a specified date.

Performance-Based Awards

To ensure that the grants to “covered employees,” as defined in section 162(m) of the Internal Revenue Code, of restricted stock, PVS units or cash-based performance awards will qualify as performance-based compensation that will not be subject to the $1 million limitation on the income tax deductibility of the compensation paid per executive officer which is imposed under section 162(m), the Compensation Committee has authority to structure such grants and awards so that the shares of common stock or cash award will vest only upon the achievement of certain pre-established corporate performance goals based on one or more of the following criteria as applied to the Company, any of its subsidiaries or any other business unit, as determined by the Committee: (1) the price of the common stock; (2) the market share of the Company; (3) sales; (4) earnings per share of common stock;  (5) return on shareholder equity; (6) costs; (7) cash flow; (8) operating cash flow; (9) total or net assets; (10) return on total or net assets; (11) return on invested capital; (12) liabilities or losses; (13) operating income; (14) net income; (15) revenue; (16) revenue growth; or (17) profit margin.  The performance goals may be based on an increase or decrease in any of the business criteria and may be based upon a subset or portion of any of the criteria.  Finally, the Performance Goals may be adjusted as determined by the Compensation Committee at the time the performance goals are established.

The Compensation Committee also must designate the length of the performance period during which the performance goals must be achieved and, within the earlier of the first 90 days of a performance period and the lapse of 25% of the period of service to which the performance goals relate, determine which employees will be participants for such period and the kinds and the levels of the performance goals.

Following the completion of a performance period, the Compensation Committee must certify in writing whether, and to what extent, the performance goals for the performance period have been achieved and, if so, shall calculate and certify in writing the amount of the restricted stock or deferred stock vested, or cash-based performance award earned, for the period.

U.S. Federal Tax Treatment of Options and Awards

Incentive Stock Options

In general, neither the grant nor the exercise of an incentive stock option results in taxable income to an option holder or a deduction to the Company.  If the option holder holds the stock received upon exercise for at least two years from date of grant and one year after the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain.  If the shares are disposed of during this period (a “disqualifying disposition”), then the option holder will include as compensation income for the year of the disposition, in the amount equal to the excess of the fair market value of the shares upon exercise over the option price, or if less, the excess of the amount realized upon disposition over the option price.  The Company will be entitled to a corresponding deduction at that time.  Any proceeds in excess of the fair market value of the shares on the date of exercise will be treated as short-term or long-term capital gain, depending upon whether the shares have been held for more than one year.  If the sales price is less than the exercise price of the option, this amount will be treated as a short-term or long-term capital loss, depending on whether the shares have been held for more than one year.  The Company will not be entitled to any deduction for amounts the recipient treats as capital gain or loss.

Non-Qualified Stock Options

A non-qualified stock option results in no taxable income to the option holder or deduction to the Company at the time it is granted.  An option holder will recognize ordinary income at the time a non-qualified stock option is exercised in an amount equal to the excess of the fair market value of the underlying common stock on the exercise date over the exercise price.  The Company will generally be entitled to a deduction for federal income tax purposes in the same amount as the amount included in ordinary income by the option holder.  Gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of a non-qualified stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares, and will generally be long-term capital gain depending on the holding period involved.  The tax basis of the shares acquired upon the exercise of any non-qualified stock option will be equal to the sum of its exercise price and the amount included in income with respect to such option.

Stock Appreciation Rights

A recipient realizes no taxable income when a SAR is granted.  Upon exercising a SAR, a recipient will realize ordinary income in an amount equal to the cash received.  Generally, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs.  However, upon exercise of a SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise.

Restricted Stock; Performance Shares

Generally, no income will be recognized at the time of grant of a stock award or performance award if such award is subject to a substantial risk of forfeiture.  The recipient will realize ordinary income equal to the fair market value of the shares at the time the restrictions lapse.  A recipient’s tax basis in shares of restricted stock will be equal to their fair market value when the forfeiture restrictions lapse, and the recipient’s holding period for the shares will begin at that time.  Upon sale of the shares, the recipient will realize short-term or long-term gain or loss, depending upon whether the shares have been held for more than one year at the time of sale.  Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the recipient’s hands.

Stock Bonuses

Stock Bonuses are shares of stock issued on an after-tax basis in lieu of a cash bonus without restrictions.  The fair market value of the stock is immediately includible in income, and we are entitled to an immediate deduction for the same amount.  The recipient’s basis in the stock is equal to the fair market value, and the recipient will have a capital gain or loss depending on increases or decreases in the stock price.

Deferred Stock

Deferred Stock awards are unsecured, unfunded promises to distribute stock at a designated time.  Stock bonuses will not be taxable until the stock is actually distributed to the recipients.  When the deferral period for the award ends and the recipient receives shares of common stock, the recipient will realize ordinary income equal to the fair market value of the shares at that time, as applicable.  A recipient’s tax basis in shares of common stock received at the end of a deferral period will be equal to the fair market value of such shares when received.  Upon sale of the shares, the recipient will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale.  Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the recipient’s hands.

Stock Units

Stock units are similar to deferred stock, but are payable in cash.  A recipient realizes no taxable income when a stock unit award is made.  When the deferral period for the award ends and the recipient receives cash, the recipient will realize ordinary income equal to amount of the cash.

Cash-Based Performance Awards

A recipient realizes no taxable income when a cash-based performance award is made.  When such award is paid to the recipient, then the participant will realize ordinary income in an amount equal to the payment and such payment will be deductible by the Company, subject to the limitations in section 162(m) of the Code for “covered employees.”  In general, there are restrictions on when a covered employee may be designated to receive a cash-based performance award and when the performance goals must be established.  A participant may only receive payment of a cash-based performance award to the extent that the performance goals were achieved, and the Compensation Committee must certify in writing whether, and to what extent, such performance goals were achieved.

Deferral Elections

Generally, awards deferred by recipients and any applicable non-qualified deferred compensation plan are not taxable until the awards are paid to the recipient.  At that time, the amounts will be includible in income and the Company will be entitled to a deduction.

New Plan Benefits

The benefits that will be awarded or paid under the 2011 Plan are not currently determinable.  Awards granted under the 2011 Plan to employees and consultants are within the discretion of the Compensation Committee and awards granted to non-employee directors are within the discretion of the Nominating and Corporate Governance Committee.  Neither committee has determined future award amounts or recipients.

The Board of Directors unanimously recommends a vote FOR the approval of our 2011 Omnibus Incentive Compensation Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about the grants of stock options, restricted stock or other rights under all of the Company’s equity compensation plans as of the close of business on December 31, 2010.  The table does not include information about tax-qualified plans such as the West 401(k) Plan or the Tech Group Puerto Rico Savings and Retirement Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by security holders (1)	3,306,707	(1)	$32.35	(2)	3,486,128	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	3,306,707	(1)	$32.35	(2)	3,486,128	(3)

(1)          Includes 1,255,348 outstanding stock options, 347,550 unvested restricted performance share units and 82,083 deferred stock-equivalent units granted to directors under the Non-Qualified Deferred Compensation Plan for Non-Employee Directors under the 2007 Omnibus Incentive Compensation Plan.  Includes 1,280,053 outstanding stock options under the 2004 Stock-Based Compensation Plan (which was terminated in 2007), 314,423 outstanding stock options under the 1998 Key Employee Incentive Compensation Plan and 27,250 outstanding options under the 1999 Non-Qualified Stock Option Plan for Non-Employee Directors (which were both terminated in 2004).  The average term of remaining options granted is 5.9 years.  No future grants or awards may be made under the terminated plans.  The total does not include stock-equivalent units granted or credited to directors under the Non-Qualified Deferred Compensation Plan for Non-Employee Directors to be settled only in cash.

(2)          Restricted performance share and deferred stock-equivalent units are excluded when determining the weighted-average exercise price of outstanding options

(3)          Represents 2,245,581 shares reserved under the Company’s Employee Stock Purchase Plan and 1,240,547 shares remaining available for issuance under the 2007 Omnibus Incentive Compensation Plan.  The estimated number of shares that could be issued for the current period from the Employee Stock Purchase Plan is 797,550.  This number of shares is calculated by multiplying the 650 share per offering period per participant limit by 1,227 the number of current participants in the plan.  Any remaining shares available under 2007 Plan will be cancelled upon approval of Proposal No. 6.

ADDITIONAL MEETING INFORMATION

Householding

We have adopted a procedure called “householding” for mailing the proxy statement and the annual report.  Householding means that shareholders who share the same last name and address will receive only one copy of the materials, unless we are notified that one or more of these shareholders wishes to continue receiving additional copies.  We will continue to mail a proxy card to each shareholder of record.  If you prefer to receive multiple copies of the proxy materials at the same address, please contact the Vice President, General Counsel and Secretary (in writing: West Pharmaceutical Services, Inc., 101 Gordon Drive, Lionville, PA 19341; or by telephone: (610) 594-3319).

Costs of Solicitation

We pay the cost of soliciting proxies.  Proxies will be solicited on behalf of the Board of Directors by mail, telephone, other electronic means or in person.  We have retained Georgeson Inc., 199 Water Street 26th Floor, New York, NY 10038, to help with the solicitation for a fee of $12,500 plus reasonable out-of-pocket costs and expenses.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses for forwarding solicitation materials to shareholders and obtaining their votes.

OTHER MATTERS

2012 Shareholder Proposals or Nominations

Under SEC rules, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for presentation at the 2012 Annual Meeting, the proposal must be received by us at our principal executive offices at 101 Gordon Drive, Lionville, Pennsylvania 19341 by November 25, 2011 and comply with the procedures of Rule 14a-8 under the Securities Exchange Act of 1934.  The proposal should be sent to the attention of the Secretary of the Company (in writing: West Pharmaceutical Services, Inc., 101 Gordon Drive, Lionville, PA 19341; or by telephone: (610) 594-3319).

Our Bylaws contain procedures that a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders.  Nominations for director nominees or an item of business to be conducted must be submitted in writing to the Secretary of the Company at our executive offices and should be mailed by certified mail, return receipt requested.  We must receive the notice of your intention to introduce a nomination or to propose an item of business at our 2012 Annual Meeting:

•                  Not less than 90 days prior to the anniversary date of this year’s Annual Meeting (May 3, 2011); or

•                  Seven days following the date on which notice of the date of the 2012 Annual Meeting is mailed or the public disclosure of the date of the 2012 Annual Meeting is made, whichever first occurs.

The nomination must contain the following information about the nominees as specified in our Bylaws. The notice must include information specified in our Bylaws, including information concerning the nominee or proposal, as the case may be, and information about the shareholder’s ownership of and agreements related to our shares.

Except as otherwise required by law, the Chairman of the meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with our Bylaws.  You may obtain a copy of our Bylaws by contacting our Corporate Secretary, 101 Gordon Drive, Lionville, Pennsylvania 19341.

Other Matters

As of the date this proxy statement was printed, the Board is not aware of any other matters that will be presented at the annual meeting other than those referred to in this proxy statement.  If any other matter does come before the Annual Meeting, the proxies named in this proxy statement intend to vote the proxies according to their best judgment.

Appendix A

CERTIFICATE OF AMENDMENT

of

AMENDED AND RESTATED ARTICLES OF INCORPORATION

of

WEST PHARMACEUTICAL SERVICES, INC.

The Amended and Restated Articles of Incorporation of the Corporation, filed with the Secretary of State of the Commonwealth of Pennsylvania on December 17, 2007, are hereby amended by deleting Paragraph (a) of Article 8 thereof in its entirety and by substituting in lieu thereof, the following:

(a)                                  Number, Election and Term.  Except as otherwise fixed by or pursuant to the provisions of Article 5 hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or in the event of and during a default period to elect directors under specified circumstances, the number of the directors of the Corporation shall be fixed from time to time pursuant to the Bylaws of the Corporation.  ~~The directors shall be classified with respect to the time for which they severally hold into three classes, as nearly their equal in number as possible, as shall be provided in the manner specified in the bylaws of the Corporation.~~  At the annual meeting of shareholders held in ~~1990~~2012, and at each succeeding annual meeting of the shareholders of the Corporation, the directors shall not be classified, and the directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or in the event and during a default period, shall be elected and shall hold office until the next annual meeting of shareholders and until their respective successors are elected and qualified, or until the earlier of his or her death, resignation, retirement, disqualification or removal from office.  ~~one class shall be originally elected for a term expiring at the annual meeting of shareholders to be held in 1991, another class shall be originally elected for a term expiring at the annual meeting of shareholders to be held in 1992, and another class shall be originally elected for a term expiring at the annual meeting of shareholders to be held in 1993, with the members of each class to hold office until their successors are elected and qualified.  At each succeeding annual meeting of the shareholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall,~~ Subject to paragraph (c) of this Article 8, all directors shall be elected by plurality vote of all votes cast at such meeting ~~to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election~~.

Appendix B

West Pharmaceutical Services, Inc.

2011 Omnibus Incentive Compensation Plan

1.             Purpose

The Plan has been established by the Sponsor (a) to attract and retain persons eligible to participate in the Plan; (b) motivate Participants, by means of appropriate incentives, to achieve long-range goals; and (c) link Participants’ interests with those of the Sponsor’s shareholders through compensation that is based on Common Stock or in cash, if performance-based, and thereby promote the continued growth and financial success of the Company.

2.             Definitions

For purposes of the Plan, the following terms shall have the meanings set forth below:

(a)           “Award” means an Option, SAR, Stock Bonus, Restricted Stock, Deferred Stock, Stock Unit, Cash-Based Performance, or other equity-based award granted under the terms of the Plan.

(b)           “Award Agreement” means an agreement, in such form and including such terms as the Committee in its sole discretion shall determine, evidencing an Award.

(c)           “Board” means the Board of Directors of the Sponsor.

(d)           “Calendar Year Subaccount” means a notional bookkeeping account to which all of a Participant’s deferred Awards is credited.

(e)           “Cash-Based Performance Award” means an Award made under Section 13, payable in cash only, which is based upon the attainment of Performance Goals, and which is granted in a manner that is deductible by the Company under section 162(m) of the Code (or any successor section thereto).

(f)            “Cause” means: (i) the Participant’s conviction of any crime (whether or not involving the Company) constituting a felony in the jurisdiction involved; (ii) conduct of the Participant related to the Participant’s employment or service for which either criminal or civil penalties against the Participant or the Company may be sought; (iii) material violation of the Company’s policies, including but not limited to those relating to sexual harassment, the disclosure or misuse of confidential information, or those set forth in Company manuals or statements of policy; (iv) serious neglect or misconduct in the performance of the Participant’s duties for the Company or willful or repeated failure or refusal to perform such duties.  If, subsequent to a Participant’s termination of employment or service (whether voluntary or involuntary) without Cause, it is discovered that the Participant’s employment or service could have been terminated for Cause, such Participant’s employment or service shall be deemed to have been terminated for Cause.  A Participant’s termination of employment or service for Cause shall be effective as of the date of the occurrence of the event giving rise to Cause, regardless of when the determination of Cause is made.

(g)           “Change in Control” means a change in control of a nature that would be required to be reported in response to Item 5.01 of a Current Report on Form 8-K as in effect on the date of this Plan pursuant to section 13 or 15(d) of the Exchange Act, provided, that, without limitation, a Change in Control shall be deemed to have occurred if:

(i)            any “Person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act), other than:

(1)           the Sponsor,

(2)           any Person who on the date hereof is a director or officer of the Sponsor, or

(3)           a trustee or fiduciary holding securities under an employee benefit plan of the Sponsor,

is or becomes the “beneficial owner,” (as defined in Rule 13-d3 under the Exchange Act), directly or indirectly, of securities of the Sponsor representing more than 50% of the combined voting power of the Sponsor’s then outstanding securities; or

(ii)           During any period of two consecutive years during the term of this Plan, individuals who at the beginning of such period constitute the Board of Directors of the Sponsor cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or

(iii)          Both (A) the shareholders of the Sponsor approve: (I) a plan of complete liquidation of the Sponsor; or (II) an agreement for the sale or disposition of all or substantially all of the Sponsor’s assets; or (III) a merger, consolidation, or reorganization of the Sponsor with or involving any other corporation, other than a merger, consolidation, or reorganization (collectively, a “Non-Control Transaction”), that would result in the voting securities of the Sponsor outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least 50% of the combined voting power of the voting securities of the Sponsor (or the surviving entity, or an entity which as a result of the Non-Control Transaction owns the Sponsor or all or substantially all of the Sponsor’s assets either directly or through one or more subsidiaries) outstanding immediately after the Non-Control Transaction, and (B) the applicable transaction described in clause (A) is consummated and closed upon or following the shareholder approval.

(h)           “Code” means the Internal Revenue Code of 1986, as amended.  A reference to any provision of the Code shall include reference to any successor provision of the Code.

(i)            “Committee” means the Compensation Committee of the Board; provided, however, that the Committee shall at all times have at least two members, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, “outside directors” within the meaning of section 162(m) of the Code, and independent within the meaning of any applicable securities exchange commission or stock exchange rule.

(j)            “Common Stock” means the common stock of the Sponsor, par value $0.25 per share.

(k)           “Company” means the Sponsor and any “subsidiary corporation” (as that term is defined in Code section 424(f)) with respect to the Sponsor.

(l)            “Covered Employee” means an Employee who is a “covered employee” within the meaning of section 162(m) of the Code, and the rules and regulations thereunder.

(m)          “Deferred Stock” means an Award made under Section 7 to receive Common Stock at the end of a specified Deferral Period.

(n)           “Deferral Period” means the period during which the receipt of a Deferred Stock Award under Section 7 will be deferred.

(o)           “Disability” means a disability described in section 422(c)(6) of the Code.

(p)           “Employee” means an officer or salaried employee of the Company providing key services to the Company, including a director who is such an employee.  Employee shall also include individuals of the Company who are not salaried employees, but who receive Awards under the Plan conditioned on their becoming an Employee.

(q)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)            “Fair Market Value” of Common Stock on any given date shall be determined according to the following rules:

(i)            If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the “Fair Market Value” shall be the reported closing asked price of the Common Stock on the date in question on the principal national securities exchange on which it is then listed or admitted to trading.  If no reported sale of Common Stock takes place on the date in question on the principal exchange, then the reported closing asked price of the Common Stock on such date on the principal exchange shall be determinative of “Fair Market Value.”

(ii)           If the Common Stock is not at the time listed or admitted to trading on a stock exchange, the “Fair Market Value” shall be the mean between the highest reported asked price and lowest reported bid price of the Common Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Common Stock in such market.

(iii)          If the Common Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the “Fair Market Value” shall be as determined in good faith by the Committee.

(s)           “Incentive Stock Option” means an Option that meets the requirements of an incentive stock option as defined in section 422 of the Code.

(t)            “Option” means the right granted under Section 6 to purchase Common Stock for a specified period of time at a stated price.  An Option may be an Incentive Stock Option or a Non-Qualified Stock Option.

(u)           “Negative Discretion” means the discretion authorized by the Plan to be applied by the Committee in determining the size of a Cash-Based Performance Award for a Performance Period if, in the Committee’s sole judgment, such application is appropriate.  Negative Discretion may only be used by the Committee to eliminate or reduce the size of a Cash-Based Performance Award.  In no event shall any discretionary authority granted to the Committee by the Plan, including, but not limited to Negative Discretion, be used to: (i) grant Cash-Based Performance Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (ii) increase an Cash-Based Performance Award above the maximum amount payable under the Plan.

(v)           “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

(w)          “Participant” means an Employee, director or consultant who is eligible to participate in the Plan in accordance with Section 3 and to whom an Award is granted under the Plan.

(x)            “Performance Goal” means a goal that must be met by the end of a period specified by the Committee (but that is substantially uncertain to be met before the grant of the Award) based on:  (i) the price of the Common Stock; (ii) the market share of the Company; (iii) sales; (iv) earnings per share of Common Stock;  (v) return on shareholder equity; (vi) costs; (vii) cash flow; (viii) total or net assets; (ix) return on total or net assets; (x) return on invested capital; (xi) liabilities or losses; (xii) operating income; (xiii) net income; (xiv) revenue; (xv) revenue growth; or (xvi) profit margin.  A Performance Goal may be based on the performance of the Sponsor or any subsidiary, affiliate or business unit of thereof, and it may be based upon a subset or portion of any of the foregoing categories.  A Performance Goal may be based on the increase or decrease in any of the performance criteria and may be adjusted as determined by the Committee, to the extent permitted by Code section 162(m), as applicable.

(y)           “Performance Period” means the period selected by the Committee during which the performance of the Company, or any business unit thereof, or any individual is measured for the purpose of determining the extent to which a Performance Goal has been achieved.

(z)            “Restricted Stock” means a share of Common Stock that is awarded under Section 8 and that is subject to the restrictions set forth in such Section.

(aa)         “Restriction Period” means the period during which Restricted Stock is subject to forfeiture, which, if the Committee so provides may not expire until Retirement.

(bb)         “Retirement” means: (i) with respect to a Participant who is an active participant in any qualified pension plan maintained by the Company, retirement with the Company under the provisions of such plan; and (ii) with respect to any other Participant, termination of employment or service (with respect to directors, but not consultants) with the Company under the procedures established by the Committee.

(cc)         “SAR” means a stock appreciation right awarded under Section 10 and subject to the terms and conditions contained therein.

(dd)         “Sponsor” means West Pharmaceutical Services, Inc., a Pennsylvania corporation, or any successor thereto.

(ee)         “Stock Unit” means the right granted under Section 11 to receive cash equal to the Fair Market Value of a share of Common Stock multiplied by the number of Stock Units awarded.  For purposes of this Plan, fractional Stock Units, measured to the nearest four decimal places, may be credited.

(ff)           “Stock Bonus” means an award of a bonus payable in shares of Common Stock under Section 9.

(gg)         “Ten Percent Shareholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Code section 424(d)), stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any subsidiary corporation under Code section 424(f).

3.             Eligibility

Any Employee, non-Employee director of the Company or key consultant to the Company who is designated by the Committee as eligible to participate in the Plan shall be eligible to receive an Award under the Plan, provided that an Incentive Stock Option may only be granted to an Employee of the Company.

4.             Administration and Implementation of the Plan

(a)           Subject to Section 4(b), the Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan and full authority to act in selecting the Participants to whom Awards will be granted, in determining the times at which Awards will be granted, in determining the type and amount of Awards to be granted to each such Participant, the terms and conditions of Awards granted under the Plan (including whether Awards may be exchanged for cash, made on a tandem basis, or deferrable or transferable by a Participant) and the terms of agreements which will be entered into with Participants; provided, however, that nothing herein shall permit a direct or indirect repricing of an Option or SAR, including, but not limited to, exchanging an Option or SAR with an exercise price or base price greater than Fair Market Value for cash.  The Committee shall have the power to establish different terms and conditions with respect to (i) the various types of Awards granted under the Plan, (ii) the granting of the same type of Award to different Participants (regardless of whether the Awards are granted at the same time or at different times), and (iii) the establishment of different Performance Goals for different Participants.

(b)           The Committee shall not have the power to make or grant Awards to non-Employee directors of the Company.  The Company’s Nominating and Corporate Governance Committee shall have the authority to make recommendations to the full Board regarding Awards that should be made to non-Employee directors of the Company.  The full Board shall have sole and absolute authority to make Awards to non-Employee directors hereunder, upon the Nominating and Corporate Governance Committee’s recommendation.  Awards made to non-Employee directors shall be subject to the other provisions of the Plan and shall be administered by the Committee, unless the full Board provides otherwise.

(c)           The Committee shall have the power to adopt regulations for carrying out the Plan (including regulations regarding the form and timing of elections and notices under the Plan) and to make changes in such regulations as it shall, from time to time, deem advisable.  Any interpretation by the Committee of the terms and provisions of the Plan (including determinations of the existence of Cause and Disability hereunder) and the administration thereof, and all action taken by the Committee shall be final, binding and conclusive for all purposes and upon all Participants.

(d)           The Committee may condition the grant of any Award or the lapses of any Deferral or Restriction Period (or any combination thereof) upon the Participant’s achievement of a Performance Goal that is established by the Committee before the grant of the Award.  The Committee shall have the discretion to determine the specific targets with respect to each of these categories of Performance Goals.  Before granting an Award or permitting the lapse of any Deferral or Restriction Period, the Committee shall certify that an individual has satisfied the applicable Performance Goal.

(e)           Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.  Any such allocation or delegation may be revoked by the Committee at any time.  The Board or Compensation Committee may designate one or more officers or Board members to serve as a “Plan Committee” and delegate to the Plan Committee authority to grant Awards to eligible individuals who are not subject to the requirements of Rule 16b-3 or section 162(m) of the Code.  The Plan Committee shall have the same authority with respect to selecting individuals to whom such Awards are granted and establishing the terms and conditions of such Awards as the Committee has under the terms of the Plan, except to the extent the Board or Compensation Committee limits such authority.

(f)            The Committee may employ attorneys, consultants, accountants and other service providers.  The Committee, the Board, the Company and the Company’s officers shall be entitled to rely upon the advice and opinions of any such person.  No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made with respect to the Plan and all members of the Committee and the Board shall be fully protected by the Sponsor in respect of any such action, determination or interpretation in the manner provided in the Sponsor’s bylaws.

5.             Shares Subject to the Plan

(a)           Subject to the following provisions of this Section, the maximum number of shares that may be delivered to Participants (or, if applicable, their heirs, legatees or permitted transferees) under the Plan shall not exceed 4,800,000 shares of Common Stock (“Total Shares Reserved”).  Notwithstanding the foregoing, any Award of the Plan that is payable in shares of Common Stock, other than Options or SARs (such Awards being “Full Value Awards”) shall reduce the Total Shares Reserved by an amount equal to 2.35 times the number of shares of Common Stock subject to such Full Value Award.

(b)           Any shares issued under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.  Shares that remain available for issuance in connection with awards granted under the Sponsor’s 2007 Omnibus Incentive Compensation Plan (the “Prior Plan”) at the date of adoption of this Plan shall remain available in accordance with the terms of that plan, provided, however that (i) in the event that any awards made under the Prior Plan are to paid out in excess of the target level of performance, any additional shares of Stock or cash to be paid pursuant to such Plan shall be issued under this Plan and shall reduce the Total Shares Reserved accordingly, and (ii) any shares reserved under the Prior Plan but not awarded thereunder prior to approval of this Plan by the Company’s shareholders pursuant to Section 21 shall be cancelled upon the approval of this Plan by the Company’s shareholders.

(c)           Any shares of Common Stock issued under the Plan that are forfeited because of the failure to meet an Award contingency or condition shall again be available for delivery pursuant to new Awards granted under the Plan.  To the extent any shares of Common Stock covered by an Award are not delivered to a Participant (or, if applicable, his heir, legatee or permitted transferee) because the Award is forfeited or canceled, such shares shall not reduce the Total Shares Reserved.

(d)           Any shares withheld as payment of applicable taxes or used to exercise or pay for an Award will reduce the Total Shares Reserved.

(e)           In the event that a SAR is settled by the Company for net shares of Stock, the Total Shares Reserved shall be reduced by the gross number of shares of Stock subject to the SAR.

(f)            Subject to the other provisions of this Section, the following additional maximums are imposed under the Plan.

(i)            During any one calendar year, the maximum number of shares of Common Stock that may be covered by Awards granted to any one individual under Sections 6 and 10 (relating to Options and SARs) shall be 500,000.

(ii)           During any one calendar year, the maximum payment that can be made for Awards granted to any one individual under Sections 7, 8, 9, 11 and 13 (relating to Deferred Stock, Restricted Stock, Stock Bonus, Stock Units and Cash-Based Performance Awards) shall be $7,500,000.  With respect to any awards denominated in stock, fair market value shall be as determined by reference to the Fair Market Value on the date of grant of the Award.

6.             Options

The Committee may grant Options under the Plan.  Options shall be evidenced by a written Award Agreement.  Such Award Agreements shall conform to the requirements of the Plan, and may contain such other provisions as the Committee shall deem advisable.  The grant of Options shall comply with and be subject to the following terms and conditions:

(a)           Identification of Options.  Each Option granted under the Plan shall be clearly identified in the applicable Award Agreement as either an Incentive Stock Option or as a Non-Qualified Stock Option.  In the absence of such identification, an Option shall be deemed to be a Non-Qualified Stock Option.

(b)           Number of Options.  Subject to Section 5(f), the Award Agreement for each Option award shall specify the number of shares of Common Stock that a Participant may receive with respect to the Participant’s Option.

(c)           Exercise Price.  The price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but shall be not less than the Fair Market Value of a share of Common Stock on the date of grant.  In the case of any Incentive Stock Option granted to a Ten Percent Shareholder, the option price per share shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date of grant.

(d)           Term and Exercise of Options.

(i)            An Award Agreement shall specify when an Option may be exercisable and the terms and conditions applicable thereto.  The term of an Option shall in no event be greater than 10 years.

(ii)           An Option may be exercised only for a whole number of shares of Common Stock.  The Committee shall establish the time and the manner in which an Option may be exercised.  The option price of the shares of Common Stock received upon the exercise of an Option shall be paid within three days of the date of exercise: (1) in cash or, (2) in cash received from a broker-dealer whom the Participant has authorized to sell all or a portion of the Common Stock covered by the Option, or (3) with the consent of the Committee, in whole or in part in shares of Common Stock held by the Participant and valued at their Fair Market Value on the date of exercise, which may include shares received upon exercise of all or a portion of an Option through a “net” or “pyramid” exercise.  With the consent of the Committee, payment upon the exercise of a Non-Qualified Option may be made in whole or in part by Restricted Stock held by the Participant (based on the Fair Market Value of the Restricted Stock on the date the Option is exercised, as determined by the Committee).  In such case the Common Stock to which the Option relates shall be subject to the same forfeiture restrictions originally imposed on the Restricted Stock exchanged therefor.

(e)           Limitations on Grants of Incentive Stock Options.

(i)            Each provision of the Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in section 422 of the Code, and any provisions of the Option Agreement thereof that cannot be so construed shall be disregarded.  Only an Employee may be granted an Incentive Stock Option.  In no event may a Participant be granted an Incentive Stock Option which does not comply with such grant and vesting limitations as may be prescribed by section 422(b) of the Code.  Without limiting the foregoing, the aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which an Incentive Stock Option may first become exercisable by a Participant in any one calendar year under the Plan shall not exceed $100,000.

(ii)           No Incentive Stock Option shall be transferable otherwise than by will or the laws of descent and distribution and, during the lifetime of the Participant, shall be exercisable only by the Participant.  Upon the death of a Participant, the person to whom the rights have passed by will or by the laws of descent and distribution may exercise an Incentive Stock Option only under this Section.

7.             Deferred Stock

The Committee may award Deferred Stock under the Plan, which shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve.  Deferred Stock Awards shall comply with and be subject to the following terms and conditions:

(a)           Crediting of Deferred Stock.  Upon determination of the number of shares of Deferred Stock to be awarded to a Participant, the Committee shall direct that the same be credited to the Participant’s account on the books of the Company but that issuance and delivery of the same shall be deferred until the date or dates provided in Section 7(b).

(b)           Deferral Period and Performance Goals.

(i)            The Committee may condition the grant of an Award of Deferred Stock or the expiration of the Deferral Period upon the Participant’s achievement of one or more Performance Goal(s) specified in the Award Agreement.  If the Participant fails to achieve the specified Performance Goal(s), the Committee shall not grant the Deferred Stock Award to the Participant, or the Participant shall forfeit the Award and no Common Stock shall be transferred to him pursuant to the Deferred Stock Award.

(ii)           The Award Agreement shall specify the duration of the Deferral Period taking into account termination of employment or service on account of death, Disability, Retirement or Cause.  The Deferral Period may consist of one or more installments.  At the end of the Deferral Period or any installment thereof the shares of Deferred Stock applicable to such installment credited to the account of a Participant shall be issued and delivered to the Participant (or, if applicable, his heir, legatee or permitted transferee) in accordance with the terms of the Award Agreement.  Notwithstanding the Deferral Period provided in an Award Agreement, the Committee may accelerate the delivery of all or any part of a Deferred Stock Award or waive the deferral limitations for all or any part of a Deferred Stock Award.

(c)           Voting Rights and Dividends.

(i)            Prior to issuance and delivery, the Participant shall have no rights as a shareholder with respect to any shares of Deferred Stock credited to the Participant’s account.

(ii)           The Committee may provide that amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock Award will be paid to the Participant currently, or deferred and deemed to be reinvested in additional Deferred Stock, or otherwise reinvested on such terms as are determined at the time of the Award and specified in the Award Agreement.  If the Committee does not expressly provide otherwise, then no dividends or dividend equivalents shall be paid on Deferred Stock Awards.

8.             Restricted Stock

The Committee may award shares of Restricted Stock.  Each grant of shares of Restricted Stock shall be evidenced by Award Agreements in such form and containing such terms and conditions and subject to such agreements or understandings as the Committee shall from time to time approve.  Each grant of shares of Restricted Stock shall comply with and be subject to the following terms and conditions:

(a)           Terms of Restricted Stock.  The Award Agreement for a grant of Restricted Stock shall conform to the requirements of the Plan, and shall specify (i) the number of shares of Common Stock subject to the Award, (ii) the Restriction Period applicable to the Award, (iii) the events that will give rise to a forfeiture of the Award, and (iv) the Performance Goals, if any, that must be achieved in order for the restriction to be removed from the Award.  The agreement may contain such other provisions not inconsistent with the terms of the Plan as the Committee shall deem advisable.

(b)           Issuance of Certificates.  The Committee shall direct that a certificate or certificates representing the number of shares of Common Stock be issued to the Participant with the Participant designated as the registered owner.  The certificate(s) representing such shares shall be legended as to restrictions on the sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and deposited by the Participant, together with a stock power endorsed in blank, with the Company.

(c)           Satisfaction of the Restriction Period.  At the end of the Restriction Period, the Committee shall determine, in light of the terms and conditions set forth in the Award Agreement, the number of shares of Restricted Stock with respect to which the restrictions imposed hereunder have lapsed.  The Restricted Stock with respect to which the restrictions shall lapse shall be converted to unrestricted Common Stock by the removal of the restrictive legends from the Restricted Stock.  Thereafter, Common Stock equal to the number of shares of the Restricted Stock with respect to which the restrictions hereunder shall lapse shall be delivered to the Participant (or, where appropriate, the Participant’s legal representative).

(d)           Voting Rights and Dividends.

(i)            Unless otherwise determined by the Committee, during the Restriction Period the Participant shall have the right to vote all shares of Restricted Stock.

(ii)           The Committee may provide that dividends will be authorized by the Sponsor to be paid to the Participant during the period the restriction is enforced, subject to the same restrictions as the underlying shares upon which the restriction is declared.  If the Committee does not expressly provide, a Participant shall receive no dividends or dividend equivalents during the Restriction Period.

9.             Stock Bonus

The Committee may grant Stock Bonuses in such amounts as it shall determine from time to time.  A Stock Bonus shall be paid at such time (including a future date selected by the Committee at the time of grant) and subject to such conditions as the Committee shall determine at the time of the grant of such Stock Bonus, including, if applicable, Section 15.  By way of example and not by way of limitation, the Committee may require, as a condition to the payment of a Stock Bonus, that the Participant or the Company achieve such Performance Goals as the Committee may specify at the time of the grant.  Prior to the date on which a Stock Bonus awarded hereunder is required to be paid, such Award shall constitute an unfunded, unsecured promise by the Company to distribute Common Stock in the future.

10.          Stock Appreciation Rights

The Committee may grant SARs under the Plan, which shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve.  SARs shall comply with and be subject to the following terms and conditions:

(a)           Benefits Upon Exercise.

(i)            A SAR shall entitle the recipient to receive a payment equal to the excess of the Fair Market Value of the shares of Common Stock covered by the SAR on the date of exercise over the base price of the SAR.  Such payment may be in cash, in shares of Common Stock, in shares of Deferred Stock, in shares of Restricted Stock or any combination, as the Committee shall determine.  A SAR may be granted in tandem with all or a portion of a related Option under the Plan (“Tandem SAR”), or may be granted separately (“Freestanding SAR”).  A Tandem SAR may be granted either at the time of the grant of the Option or at any time thereafter during the term of the Option and shall be exercisable only to the extent that the related Option is exercisable.

(ii)           Upon exercise of a Tandem SAR as to some or all of the shares of Common Stock covered by the grant, the related Option shall be canceled automatically to the extent of the number of shares of Common Stock covered by such exercise, and such shares shall no longer be available for purchase under the Option.  Conversely, if the related Option is exercised as to some or all of the shares of Common Stock covered by the grant, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares of Common Stock covered by the Option exercise.

(b)           Exercise Price.  The base price of a Tandem SAR shall be the option price under the related Option.  The base price of a Freestanding SAR shall be determined by the Committee at the time of the grant of such SAR but shall be not less than 100% of the Fair Market Value of the Common Stock on the date of grant of the Freestanding SAR.

(c)           Other Restrictions.  SARs shall generally be subject to the same terms, conditions and limitations applicable to Options granted under Section 6.

11.          Stock Units

(a)           Grant of Stock Units.  Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement:  (i) authorize the granting of Stock Units to Participants and (ii) determine or impose other conditions to the grant of Stock Units under the Plan as it may deem appropriate.

(b)           Term.  The Committee may provide in an Award Agreement that any particular Stock Unit shall expire at the end of a specified term.

(c)           Vesting.

(i)            Stock Units shall vest and first become exercisable according to the terms and conditions set forth in the Award Agreement, as determined by the Committee at the time of grant.  Stock Units may be payable upon termination of employment or service or upon other future event (including attainment of a Performance Goal).

(ii)           Unless otherwise provided in the Award Agreement or by the Committee (except due to a termination for Cause), if a Participant terminates employment or service with the Company, any and all of the Participant’s Stock Units which have not vested prior to or as of such termination shall thereupon, and with no further action, be forfeited and cease to be outstanding.

(iii)          If a Participant terminates employment or service with the Company for Cause, any and all of the Participant’s Stock Units which have not vested prior to or as of such termination shall thereupon, and with no further action, be forfeited and cease to be outstanding.

(d)           Settlement of Stock Units.

(i)            Each vested and outstanding Stock Unit shall be settled by the payment to the Participant of cash equal to the Fair Market Value of the Common Stock times the number of Stock Units to be settled.  The Fair Market Value shall be determined by reference to the date of termination or other future event as specified in the Award Agreement.

(ii)           Unless otherwise provided in an Award Agreement, each Stock Unit shall be settled with a single-sum payment by the Company.

(iii)          Unless otherwise provided in an Award Agreement and subject to Section 15, if applicable, the settlement date with respect to a Participant is the first day of the month to follow the Participant’s termination of employment or service.

(e)           Unfunded Nature of Stock Units.  Stock Units are solely a device for the measurement and determination of the amounts to be paid to a Participant under the Plan.  Each Participant’s right in the Stock Units is limited to the right to receive payment, if any, as may herein be provided.  The Stock Units do not constitute Common Stock and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.  The right of any Participant of Stock Units to receive payments by virtue of participation in the Plan shall be no greater than the right of any unsecured general creditor.

(f)            No Ownership Interest; Dividends.  Nothing contained in the Plan shall be construed to give any Participant any rights with respect to Shares or any ownership interest in the Company.  No provision of the Plan shall be interpreted to confer any voting, dividend or derivative or other similar rights with respect to any Stock Units, provided, however, that the Committee may provide that dividend equivalents may be payable to the Participant with respect to the period any restriction is enforced, subject to the same restrictions as the underlying Stock Units upon which the restriction is declared.  If the Committee does not expressly provide, a Participant shall receive no dividend equivalents during the Restriction Period.

12.          Other Equity-Based Awards

The Committee may grant other types of equity-based Awards in such amounts and subject to such terms and conditions, as the Committee shall in its sole discretion determine, subject to the provisions of the Plan.  Awards may entail the transfer of actual shares of Common Stock to Participants, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.

13.          Cash-Based Performance Awards

(a)           General.  The Committee may grant Cash-Based Performance Awards to Participants denominated in cash in such amounts and subject to such terms and conditions as the Committee may determine.  Each such Cash-Based Performance Award shall specify a payment amount or payment range as determined by the Committee.

(b)           Cash-Based Performance Awards Issued to Covered Employees.

(i)            For purposes of Cash-Based Performance Awards granted to Covered Employees, the provisions of this Section 13(b) shall apply in addition to and, where necessary, in lieu of the provisions of the other provisions of this Plan.  The purpose of this Section 13(b) is to provide the Committee the ability to qualify Cash-Based Performance Awards as “performance-based compensation” under section 162(m) of the Code.

(ii)           Only Covered Employees shall be subject to the restrictions contained in this Section 13(b).  The Committee will, in its sole discretion, designate within the earlier of the (1) first 90 days of a Performance Period and (2) the lapse of 25% of the period of service to which the Performance Goals relate, which Covered Employees will be Participants for such period.

(iii)          With regards to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period the kinds and the levels of the Performance Goals.  Within the earlier of (1) the first 90 days of a Performance Period and (2) the lapse of 25% of the period of service, and in any event while the outcome is substantially uncertain, the Committee shall, with regards to the Cash-Based Performance Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section and record the same in writing.

(iv)          Unless otherwise provided in the relevant Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for a Cash-Based Performance Award for such Performance Period.  The Committee may also condition payment of a Cash-Based Performance Award on continued employment through another date, such as the payment date, with respect to such Award.

(v)           A Participant shall be eligible to receive a Cash-Based Performance Award for a Performance Period only to the extent that the Performance Goals for such period are achieved.

(vi)          Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to also calculate and certify in writing the amount of the Cash-Based Performance Awards earned for the period.  The Committee shall then determine the actual size of each Participant’s Award for the Performance Period and, in so doing, may apply Negative Discretion, if and when it deems appropriate, to reduce or eliminate the amount of the Cash-Based Performance Award earned for the Performance Period through the use of Negative Discretion, if in its sole judgment, such reduction or elimination is appropriate.

(vii)         The Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by Section 13(b)(vi).

14.          Effect of Termination of Employment or Service on Equity Awards

(a)           Options and SARs.

(i)            Unless otherwise provided in an applicable Award Agreement or by the Committee and subject to Section 6(e), in the event that the employment or service of a Participant with the Company shall terminate for any reason other than Retirement, Cause, Disability or death (1) Options or SARs granted to such Participant, to the extent that they were exercisable on the Participant’s termination date, shall remain exercisable until the expiration of 90 days after such termination date, on which date they shall expire, and (2) Options or SARs granted to such Participant, to the extent that they were not exercisable on his termination date, shall expire at the close of business on such date; provided, however, that no Option or SAR shall be exercisable after the expiration of its term.

(ii)           Unless otherwise provided in an applicable Award Agreement or by the Committee and subject to Section 6(e), in the event that the employment or service of a Participant with the Company shall terminate on account of the death of the Participant, all Options or SARs granted to such Participant, to the extent that they were exercisable on the Participant’s termination date, shall remain exercisable until the expiration of one year after such date, on which date they shall expire.

(iii)          Unless otherwise provided in an applicable Award Agreement or by the Committee and subject to Section 6(e), in the event that the employment or service of a Participant with the Company shall terminate on account of the Disability or Retirement of the Participant, all Options or SARs granted to such Participant, to the extent that they were exercisable on the Participant’s termination date (or, in the case of Retirement such later date determined by the Committee), shall remain exercisable until the expiration of the term specified in their applicable Award Agreement, on which date they shall expire.

(iv)          In the event of the termination of a Participant’s employment or service for Cause, all outstanding Options or SARs granted to such Participant shall expire at the commencement of business on the Participant’s termination date (or deemed termination under Section 2(f)).

(b)           Restricted Stock and Deferred Stock.

(i)            In the event that the employment or service of a Participant with the Company shall terminate for any reason (other than a termination that is for Cause) prior to the expiration of the Restriction Period or Deferral Period with respect to such shares of Restricted Stock or Deferred Stock, unless otherwise provided in an Award Agreement or by the Committee in its sole discretion, such termination shall cause the immediate forfeiture of all shares of Restricted Stock, Deferred Stock or Stock Bonus that have not vested as of the Participant’s termination date.

(ii)           In the event a Participant’s employment or service is or is deemed to have been terminated for Cause, all shares of Restricted Stock still subject to a Restriction Period and all shares of Deferred Stock still subject to a Deferral Period as of his termination date immediately shall be forfeited.

15.          Deferral Election

(a)           Elections to Defer.  Notwithstanding any provision of the Plan to the contrary, Participants that the Committee has designated as eligible to defer their Awards may elect to defer to a specified date the receipt of unrestricted Common Stock or cash payment, as applicable, that the Participant would otherwise be entitled to receive pursuant to an Award by completing such form required by the Committee and returning it to the Committee on or before the December 31 preceding the calendar year during which such Award is granted to the Participant.

(b)           New Participant Elections to Defer.  Each individual who becomes a Participant that has been designated by the Committee as newly-eligible to defer his or her Award during a calendar year may elect to defer to a specified date the receipt of unrestricted Common Stock or cash payment, as applicable, that the Participant would otherwise be entitled to receive pursuant to an Award granted to the Participant after such date such individual became a Participant by completing such form required by the Committee and returning it to the Committee on or before the date that is 30 days after the date on which the individual became a Participant.

(c)           Elections Irrevocable.  An election to defer an Award shall become irrevocable on the first day of the calendar year to which such election applies or, solely in the case of a new Participant, 30 days after the date on which the individual became a Participant.

(d)           Individual Elections.  A Participant must complete a deferral election form in accordance with this Plan and any applicable deferred compensation plan maintained by the Company for each calendar year in which such Participant desires to defer Awards and a Participant’s elections with respect to Awards deferred in a particular calendar year shall expire as of the last day of such calendar year.

(e)           Establishment of Calendar Year Subaccounts.  The Company may establish on its books for each Participant and for each calendar year a Calendar Year Subaccount to which a Participant’s Awards deferred in a particular calendar year are credited.  A separate Calendar Year Subaccount shall be created within each Participant’s Account for each calendar year in which the Participant makes an Award deferral under the Plan.

(f)            Effect on Vesting.  Notwithstanding anything herein to the contrary, this Section 15 shall not affect the vesting or vested percentage of a Participant’s Award.  Any unvested Award will not be distributed pursuant to this Section 15 or otherwise.

(g)           Payment of Deferred Awards.  The Participant’s Awards credited to a particular Calendar Year Subaccount shall be distributed to him or her at the time specified in his or her deferral election form and the applicable deferred compensation plan.

16.          Adjustments upon Changes in Capitalization

In the event of (a) any stock split, reverse stock split, or stock dividend, (i) the number and kinds of shares available for Awards under the Plan and the per-Participant share limit, (ii) the number and kinds of shares, vesting schedule and exercise price per share subject to each outstanding Option, and (iii) the terms of each other outstanding Award shall be adjusted by the Company, or (b) any extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up or other similar change in corporate structure or capitalization or similar event, (i) the number and kinds of shares available for Awards under the Plan and the per-Participant share limit, (ii) the number and kinds of shares, vesting schedule and exercise price per share subject to each outstanding Option, and (iii) the terms of each other outstanding Award, shall be adjusted, if necessary, by the Committee, in its discretion.  The Fair Market Value of any fractional shares resulting from adjustments under this Section shall, where appropriate, be paid in cash to the Participant.  The determinations and adjustments made by the Committee under this Section shall be conclusive.

17.          Effect of a Change in Control

(a)           Unless otherwise provided by the Committee or in an Award Agreement, any Award granted hereunder that has not been vested or become exercisable hereunder, or been canceled or forfeited under any provision of the Plan, shall vest immediately and become fully exercisable, as applicable.

(b)           In addition, with respect to Options and SARs, upon a Change in Control, unless otherwise provided by the Committee or in an Award Agreement, the Committee, in its discretion, may take one or more of the following actions with respect to all Options and SARs that are outstanding and unexercised as of such Change in Control: (i) cancel all outstanding vested Options and/or SARs in exchange for a cash payment in an amount equal to the excess, if any, of the Fair Market Value of the Common Stock underlying the unexercised portion of the Option or SAR, as applicable, as of the date of the Change in Control over the applicable exercise price in the case of an Option, or SAR, (ii) terminate all Options and/or SARs immediately prior to the Change in Control, provided that the Sponsor provide the Participant an opportunity to exercise such Options and/or SARs, as applicable, within a specified period of at least five business days following the Participant’s receipt of a written notice of such Change in Control and of the Sponsor’s intention to terminate such Options and/or SARs, as applicable, prior to such Change in Control, or (iii) require the successor corporation, following a Change in Control if the Sponsor does not survive such Change in Control, to assume all outstanding Options and/or SARs and to substitute such Options and/or SARs, as applicable, with awards involving the common stock of such successor corporation on terms and conditions necessary to preserve the rights of such Participants with respect to such Awards.

(c)           Subject to section 409A of the Code, the terms of any applicable deferred compensation plan, unless otherwise provided in an Award Agreement, the Committee may, in its discretion, provide that any Deferred Stock, Stock Units, Restricted Stock or other Awards (including Awards deferred under Section 15) shall become immediately vested and shall be paid before or as soon as practicable following a Change in Control.  The Committee may also, in its discretion, require a successor corporation, following a Change in Control if the Sponsor does not survive such Change in Control, to assume such Awards or to substitute such Awards with a comparable Award of the surviving company on terms and conditions necessary to preserve the rights of such Participants with respect to such Awards.

18.          Tax Withholding

Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any Federal, state or local withholding tax requirements prior to the delivery of any certificate for such shares, or in the discretion of the Committee, the Company may withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements.  Whenever under the Plan payments are to be made in cash, such payments may be net of an amount sufficient to satisfy any Federal, state and local tax withholding requirements.

19.          Incentive Compensation Recovery (Clawback) Policy

Notwithstanding any other provision of this Plan to the contrary, unless otherwise provided in an Award Agreement, the Committee shall provide for the forfeiture of Awards and the benefits derived from such Award under the Company’s then-applicable Incentive Compensation Recovery (Clawback) Policy.  The current policy is attached to this Plan as Exhibit I, but the Committee may amend policy to comply with law and as it deems appropriate from time-to-time.

20.          Transferability

(a)           Except as specifically provided in this Section, no Awards may be transferred by the Participant otherwise than by will and by the laws of descent and distribution.  Upon the death of a Participant, outstanding Awards granted to such Participant may be received and, if applicable, exercised only by those person or persons who shall have acquired such right to exercise by will or the laws of descent and distribution.  Such Awards shall be subject to the restrictions, conditions and limitations that were applicable to such Award at the time of the Participant’s death and such other restrictions, conditions and limitations that the Committee shall determine in its sole discretion upon the death of the Participant.

(b)           The Committee, in its discretion, may allow for transferability of Awards (other than Incentive Stock Options) to children, grandchildren, spouse or common law spouse, siblings or parents of the Participant (“Immediate Family Members”) or to bona fide trusts, partnerships or other entities controlled by and of which the beneficiaries are Immediate Family Members of the Participant.  The Committee, also may, in its discretion, allow for an Award to be transferred to a tax exempt organization.

Any Awards that are transferred are conditioned on the Participant and any permitted transferee hereunder agreeing to abide by the Company’s then current transfer guidelines applicable to such types of Award.

21.          Effective Date, Termination and Amendment

(a)           Subject to the approval of the shareholders of the Sponsor at the Sponsor’s 2011 annual meeting of shareholders, the Plan shall be effective as of May 3, 2011 (the “Effective Date”).  The Plan shall remain in full force and effect until the earlier of 10 years from the date of shareholder approval, or the date it is terminated by the Board.  The Board shall have the power to amend, suspend or terminate the Plan at any time, provided that no such amendment shall be made without shareholder approval to the extent such approval is required under section 422 of the Code, section 162(m) of the Code, the rules of a stock exchange or any other applicable law.  Termination of the Plan under this Section shall not affect Awards outstanding under the Plan at the time of termination.

(b)           Subject to Section 21(c), the Committee shall have the power unilaterally and without approval of a Participant to amend an existing Award in order to carry out the purposes of the Plan so long as such an amendment does not take away any benefit granted to a Participant by the Award and as long as the amended Award comports with the terms of the Plan; provided, however, that the Committee may amend the Incentive Compensation Recovery (Clawback) Policy without prior approval.

(c)           Before a Change in Control occurs, if and to the extent that the Committee determines the Sponsor’s federal tax deduction in respect of an Award may be limited as a result of either sections 280G or 162(m) of the Code, the Committee may take any and all actions it deems necessary, in its sole and absolute discretion with respect to any Award (including the amendment, delay or cancellation of an Award to the detriment of a Participant) hereunder to eliminate or minimize the non-deductible portion of any Award.  Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority pursuant to Section 4, which discretion may be exercised without amendment to the Plan or an Award.

22.          Code Section 409A

To the extent determined necessary or advisable by the Committee in its sole discretion, Awards hereunder, and Award deferrals hereunder, shall be interpreted to the extent possible to comply with the provisions of section 409A of the Code (or avoid application of such Code section), to the extent applicable.  Participants shall be deemed to consent to any changes to Awards, or any Award deferral, that the Board determines are necessary or advisable to comply with the provisions of section 409A of the Code.  Adjustments made pursuant to Section 16 shall, to the extent determined necessary or advisable in the sole discretion of the Committee, be made in compliance with the requirements of section 409A of the Code or, if applicable, to avoid application of section 409A of the Code.

23.          Limitation of Implied Rights

(a)           Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company, in their sole discretion, may set aside in anticipation of a liability under the Plan.  A Participant shall have only a contractual right to the stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company.  Nothing contained in the Plan shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any person.

(b)           Nothing contained in the Plan or any Award shall confer upon any Participant any right with respect to the continuation of his employment or service by the Company or interfere in any way with the right of the Company, subject to the terms of any separate agreement to the contrary, at any time to terminate such employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award.

(c)           No person shall have any claim or right to receive an Award hereunder.  The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant an Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

(d)           No person shall have any rights as a shareholder with respect to any shares of Common Stock covered by or relating to any Award granted under this Plan until the date that the Participant becomes the registered owner of such shares.  Except as otherwise expressly provided in an Award Agreement, no adjustment to any Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

(e)           The amounts payable and stock distributable under this Plan shall not be considered for purposes of calculation of any severance pay or pay continuation following termination of employment, unless specifically provided for by the Committee or to extent required by applicable local law.

24.          Securities Law Matters

The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, of any interests in the Plan or any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws.  Notwithstanding anything herein to the contrary, the Sponsor shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock under the Plan unless and until the Sponsor is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded.  The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock under the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(a)           The exercise of any Option granted hereunder shall be effective only at such time as counsel to the Sponsor shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded.  The Committee may, in its sole discretion, and in accordance with procedures established by the Committee, defer the effectiveness of any exercise of an Option granted hereunder in order to allow the issuance of shares of Common Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws.

(b)           It is intended that the Plan be applied and administered in compliance with Rule 16b-3 of the Exchange Act, as amended from time to time.  If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule 16b-3, as determined by the Committee and such provision may be amended or Award modified as determined in the sole discretion of the Committee.

25.          Severability of Provisions

If any provision of this Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

26.          Applicable Law

Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the Commonwealth of Pennsylvania, without reference to the principles of conflicts of law.

EXHIBIT I

Incentive Compensation Recovery (Clawback) Policy

The Sponsor may seek to recover incentive compensation Awarded to any recipient in accordance with the terms of this policy.  Each Award of annual or long-term equity-based or performance-based compensation must specify that the Award is subject to this policy.

Restatement of Financial Results.  The Sponsor will cancel or will seek to recover all or a portion of an Award from any executive officer of the Sponsor if the Sponsor is required to significantly or materially restate its financial statements (other than to comply with changes to applicable accounting principles) with respect to any of the three fiscal years before the payment of the Award.  The Sponsor also will not pay or will seek to recover all or a portion of an Award from any Award recipient whose fraud or misconduct causes the restatement of the Sponsor’s financial statements with respect to any of the three fiscal years before the payment of the Award.

Calculation Errors.  Even if no financial results are restated, if an Award is paid or distributed, and it is subsequently determined that the Award should have been less than the amount calculated due to mathematical errors, fraud, misconduct or gross negligence, the Sponsor may seek repayment of the Award from any Award recipient during the three-year period following the payment of the Award.

Detrimental Conduct.  If an Award recipient directly or indirectly engages in conduct that competes with the Sponsor, or any conduct that is materially inimical, contrary, harmful to, or not in the best interests of the Sponsor or if the Award recipient fails to comply with any of the material terms and conditions of the Award (unless the failure is remedied within ten days after having been notified of such failure), then the Sponsor has the discretion to immediately cancel any and all outstanding Awards and require that the Award recipient repay all or any portion of an Award, including the gain realized on the exercise of a stock option, stock appreciation right or the disposition of any other equity-based Award.  To be subject to this policy, the detrimental conduct must have occurred while the Award recipient was rendering service to the Sponsor, or during the six-month period following the later of (1) the date the recipient ceases rendering service to the Sponsor or, (2) the date the Award is paid (or an option or stock appreciation right is exercised).

Exercise of Discretion.  With respect to executive officers and members of the Board of Directors, the Compensation Committee has the sole and absolute authority (unless the Board determines that the whole Board should have such authority) to determine whether to exercise its discretion to seek repayment or cancel an Award and what portion of an Award should be recovered or canceled.  With respect to all other Award recipients, the officers of the Sponsor have sole and absolute authority.  The Compensation Committee, Board or officers, as appropriate, will consider all relevant facts and circumstances in exercising their discretion.  These facts and circumstances include: (1) the materiality of any changes to calculations or financial results, (2) the potential windfall received by recipients, (3) the culpability and involvement of the Award recipients, (4) the controls in place to limit misconduct or incorrect reporting, (5) the period during which any misconduct occurred, (6) any other negative repercussions experienced by the Award recipient, (7) the period that has elapsed since the date of any misconduct and (8) the feasibility and costs of recovering the compensation.

Enforcement.  The Board intends that this policy will be applied to the fullest extent permitted by applicable law.  The Sponsor has the authority to seek recovery through any available means including litigation or the filing of liens, if necessary.  The Sponsor also has the authority, to the extent permitted by law, to deduct the amount to be repaid from any amounts otherwise owed to the recipient, including wages or other compensation, fringe benefits, or vacation paid.  Whether or not the Sponsor elects to make any deduction, if the Sponsor does not recover the full amount that it has determined should be recovered, the recipient must immediately repay the unpaid balance.  By agreeing to accept an Award, each Award recipient consents to the Sponsor’s right to make these deductions.